As Filed With the Securities and Exchange Commission on November 7, 2022

Registration Number 333-256785

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DATA443 RISK MITIGATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	7372	86-0914051
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4000 Park Drive, Suite 400

Research Triangle Park, NC 27709

(919) 526-1070

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Jason Remillard

President and Chief Executive Officer

4000 Park Drive, Suite 400

Research Triangle Park, NC 27709

(919) 443-0654

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

M. Ali Panjwani	Pamela G. Maher	Ralph V. De Martino
Pryor Cashman LLP	Chief Legal Officer	ArentFox Schiff LLP
7 Times Square	Data443 Risk Mitigation, Inc.	1717 K Street
New York, New York 10036	4000 Park Drive, Suite 400	Washington, DC 20006
(212) 326-0820	Research Triangle Park, NC 27709	202-724-6848
919-526-1070 x136

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]
Accelerated filer	[ ]
Non-accelerated filer	[X]
Smaller reporting company	[X]
Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 7, 2022

The information in this preliminary Prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

                         Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

DATA443 RISK MITIGATION, INC.

ALL THINGS DATA SECURITY™

This is a firm commitment for an underwritten public offering of units (the “Units”), based on an assumed initial offering price of $                  per Unit, of DATA443 RISK MITIGATION, INC., a Nevada corporation (alternatively, the “Company”; “we”; “us”; “our”). We anticipate a public offering price of $                  per Unit. Each Unit consists of one share of common stock, $0.001 par value per share, and one warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase one share of common stock at an exercise price of $                  per share, constituting 100% of the price of each Unit sold in this offering based on an assumed initial offering price of $                  per Unit. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock and the Warrants comprising the Units are immediately separable and will be issued separately in this offering. Each Warrant offered hereby is immediately exercisable on the date of issuance and will expire five years from the date of issuance. This offering also includes the shares of common stock issuable from time to time upon exercise of the Warrants.

We have also registered for public sale 931,000 shares of common stock held by 37 selling stockholders (the selling stockholders referred to herein as the “Selling Stockholders”). We will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders. The shares to be sold by the Selling Stockholders (the “Selling Stockholder Shares”) will not be purchased by the underwriters or otherwise included in the underwritten offering of our Units in this public offering. The Selling Stockholders may sell or otherwise dispose of their shares in a number of different ways and at varying prices, but will not sell any Selling Stockholder Shares until after the closing of this offering. See “Selling Stockholders—Plan of Distribution.” We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses, if any) relating to the registration of the Selling Stockholders’ shares of Common Stock with the U.S. Securities and Exchange Commission.

Our common stock is quoted on the OTC Link LLC quotation system operated by OTC Markets, Group, Inc., under the symbol “ATDS” on the OTC Pink tier. On November 4, 2022, the reported closing price of our Common Stock was $2.24 per share. We have applied to list our common stock and Warrants on The Nasdaq Capital Market under the symbols “ATDS” and “ATDSW”, respectively. No assurance can be given that our application will be approved or that the trading prices of our common stock on the OTC Pink tier will be indicative of the prices of our common stock if our common stock were traded on The Nasdaq Capital Market. The approval of our listing on The Nasdaq Capital Market is a condition of closing this offering.

The offering price of the Units has been determined between the underwriter and us, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price.

Investing in our common stock involves a high degree of risk. This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 8 of this Prospectus, and under similar headings in any amendments or supplements to this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Offering price	$	$
Underwriting discount and commissions (1)	$	$
Proceeds to us before offering expenses (2)	$	$

(1)	We have also agreed to issue warrants to purchase shares of our common stock to the underwriter and to reimburse the underwriter for certain expenses. See “Underwriting” for additional information regarding total underwriter compensation.

(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) over-allotment option (if any) we have granted to the underwriter as described below; and (ii) warrants being issued to the underwriter in this offering. We will receive no proceeds from the sale of any Selling Stockholder Shares.

We have granted a 45-day option to the underwriter, exercisable one or more times in whole or in part, to purchase up to an additional                   shares of common stock and/or                   additional Warrants at the public offering price of $                  per share, less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable will be $                 , and the total proceeds to us, before expenses, will be $                 .

The underwriter expects to deliver the securities against payment to the investors in this offering on or about                      , 2022.

Sole Book-Running Manager

DAWSON JAMES SECURITIES, INC.

The date of this Prospectus is                         , 2022

DATA443 RISK MITIGATION, INC.

ALL THINGS DATA SECURITY™

In this Prospectus, “we”; “us”; “our”; the “Company”; and “ATDS” refer to DATA443 RISK MITIGATION, INC., a Nevada corporation, and where appropriate, its subsidiaries, unless expressly indicated or the content requires otherwise.

ABOUT THIS PROSPECTUS

You should rely only on information contained in this Prospectus. We have not, and the underwriter has not, authorized anyone to provide you with additional information or information different from that contained in this Prospectus. Neither the delivery of this Prospectus nor the sale of our securities means that the information contained in this Prospectus is correct after the date of this Prospectus. This Prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

For investors outside the United States: Neither we nor the underwriter have taken any action that would permit this offering or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this Prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this Prospectus outside of the United States.

The information in this Prospectus is accurate only as of the date on the front cover of this Prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are responsible for the information contained in this Prospectus and in any free-writing prospectus we prepare or authorize. We have not, the Selling Stockholders have not, and the underwriters have not, authorized anyone to provide you with different information, and we take no, the Selling Stockholders take no, and the underwriters take no, responsibility for any other information others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, the Selling Stockholders are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this Prospectus.

This Prospectus includes market and industry data that has been obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in these industries. While our management believes the third-party sources referred to in this Prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this Prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third-party market forecasts in particular are estimates only and may be inaccurate, especially over long periods of time. In addition, the underwriter has not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this Prospectus to any publications, reports, surveys, or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey, or article. The information in any such publication, report, survey, or article is not incorporated by reference in this Prospectus.

1

PROSPECTUS SUMMARY

This summary highlights selected information about this offering included elsewhere in this Prospectus. This summary does not contain all the information that you should evaluate and consider before investing in our securities. You should carefully read, consider, and evaluate this entire Prospectus, especially the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements included herein, including the notes thereto, before making an investment decision.

Business Overview

We provide data security and privacy management solutions across the enterprise and in the cloud. Trusted by over 10,000 customers, we provide the visibility and control needed to protect data at scale, regardless of format, location, or consumer, and to facilitate compliance with fast-changing global data privacy requirements. Our customers include established leaders and up-and-coming businesses spanning the private and public/government sectors across diverse industries and fields, including financial services, healthcare, manufacturing, retail, technology, and telecommunications.

The mounting ransomware landscape as well as other threats to data have accelerated the rate at which businesses are adopting data security solutions and we believe that our portfolio of data security and privacy products provides an encompassing solution set such that we are well positioned to capitalize on that increased adoption rate and establish our products as new data privacy and security standards. Our offerings are anchored in reliable and comprehensive privacy management and equip organizations with a seamless approach to safeguard data, protect against attacks, and otherwise mitigate the most critical risks.

Sector-specific US laws, state-level legislation, and outside-the-United States (OUS) regulations are confounding enterprises of all sizes for whom safeguarding and stewarding data is key, but for whom becoming specialists in privacy and security is not an element of their strategic roadmap. For many of these enterprises, we can bridge the gap between their need to protect data and their need to use their resources to grow their core business by offering turnkey solutions and related counseling and technical support to offset risks from data breaches and security incidents of various types. We provide products and services for the marketplace that are designed to protect data that is stored in the cloud, on-premises, and in hybrid cloud/on-premises environments, and data that is transmitted throughout the enterprise, including but not limited to by remote employees. Our suite of security products focuses on protecting sensitive files and email, confidential customer, patient and employee data, financial records, strategic and product plans, intellectual property and other proprietary information, allowing our customers to create, share, and protect their sensitive data wherever it is stored and however it is used.

We deliver solutions and capabilities that businesses can use in conjunction with their use of established cloud vendors such as Microsoft® Azure, Google® Cloud Platform (GCP), and Amazon® Web Services (AWS), as well as with on-premises databases and database applications and with virtualization platforms, such as those hosted or configured using VMWare®, Citrix®, and Oracle® products.

2

We sell or plan to sell substantially all our products and services through a sales model that combines the leverage of a channel sales model or direct account management, thereby providing us with opportunities to grow our current customer base and deliver our value proposition for data privacy and security. We endeavor to use subscription models to license products and services, commonly for a paid-in-advance, multiyear term that is auto-renewing. We also make use of channel partners, distributors, and resellers which sell to end-users of the products and services. This approach allows us to maintain close relationships with our customers and benefit from the global reach of our partners. Additionally, we are enhancing our product offerings and go-to-market strategy by establishing technology alliances within the IT infrastructure and security vendor ecosystem. Our sales and marketing focus for new organic growth is on organizations with 500 or more users who are adopting cloud services and can make larger purchases with us over time and have a greater potential lifetime value.

We continue to onboard to cloud-native technology adoption portals such as the Microsoft® Azure Marketplace and the Amazon® AWS Marketplace. Vendors may offer incentives to us as a software and services provider to onboard and market via their marketplace portals.

We strive to create new and innovative products and to improve existing products, proactively identifying and solving the data security needs of our customers.

As cloud adoption continues to accelerate, data privacy requirements get more complex, and data security becomes more challenging, we believe that Data443 is well positioned to capture more market share, continue to lead in strategic data security technology development, and prepare organizations for the next epoch in IT data privacy services.

Our Products

Each of our major product lines provides features and functionality which we believe enable our customers to optimally secure their data. The products are modular, giving our customers the flexibility to select what they require for their business needs and the flexibility to expand their usage simply by adding a license. We currently offer the following products and services:

●	Data443® Ransomware Recovery Manager (also known as “SmartShield™”), a unique offering designed to recover a workstation immediately upon infection to the last known business-operable state, without requiring any end user or IT administrator intervention.
●	Data443® Data Identification Manager (also known as ClassiDocs® and FileFacets®), our data classification and governance technology, which supports GDPR, CCPA, and LGPD compliance in a Software-as-a-Service (SaaS) platform that performs sophisticated data discovery and content searching of structured and unstructured data within corporate networks, servers, content management systems, email, desktops, and laptops.
●	Data443® Data Archive Manager (also known as ArcMail®), a simple, secure, and cost-effective solution for enterprise data retention management and archiving.
●	Data443® Sensitive Content Manager (also known as ARALOC®), a secure, cloud-based platform for managing, protecting and distributing digital content to desktop and mobile devices, which protects an organization’s confidential content and intellectual property assets from accidental leakage or intentional misappropriation—without impeding all authorized users of the content and other stakeholders from collaborating.
●	Data443® Data Placement Manager (also known as DATAEXPRESS®), a data transport, transformation, and delivery product being used by leading financial organizations worldwide.
●	Data443® Access Control Manager (also known as “Resilient Access”), enables fine-grained access controls across a wide variety of platforms at scale for internal customer systems and commercial public cloud platforms like Salesforce®, Box.Net, Google® G Suite, Microsoft® OneDrive, and others.

3

●	Data443® Blockchain Protection Manager (also known as ClassiDocs® for Blockchain), provides an active implementation for the Ripple XRP that protects blockchain transactions from inadvertent disclosure and data leaks.
●	Data443® Global Privacy Manager, a privacy compliance and consumer loss mitigation platform which is integrated with the Data443® Data Identification Manager to do the delivery portions of GDPR and CCPA as well as process privacy-related requests under such laws, and therefore enables customers to manage the full range of privacy-law driven requirements, such as responding to permitted consumer demands for access or removal, as well as to remediate issues and monitor and report on status and compliance.
●	Data443® IntellyWP, products for enhancing the user experience for the world’s largest content management platform, WordPress.
●	Data443® Chat History Scanner, which scans chat messages for compliance, security, personally identifiable information (PII), personal information (PI), payment card information (PCI) as well as any custom keywords selected by the customer, and which can be used with third party platforms such as the Zoom Video Communications, Inc. video conferencing platform.
●	Data443® GDPR Framework, CCPA Framework, and LGPD Framework WordPress Plugins, which help organizations of all sizes comply with Europe, California and Brazil privacy rules and regulations and are currently used by over 30,000 active site owners. We offer the plugins with a freemium business model, i.e., basic features at no cost and additional or more advanced features at a premium.

Our Growth Strategy

Key elements of our growth strategy include:

Acquisitions. We intend to aggressively pursue acquisitions of other cybersecurity software and service providers focused on the data security sector. We target companies with a developed and/or steady client base, as well as companies with offerings that complement our existing suite of products.

Research & Development; Innovation. We intend to increase our spending on research and development to create new and innovative products and to improve existing products, proactively identifying and solving the data security needs of our clients.

Grow Our Customer Base. We believe the continued challenges businesses face in managing their enterprise data and the ever-evolving landscape of cybersecurity threats will keep the demand high for the type of products and services we offer. We intend to capitalize on this demand by continually developing and curating a collection of products and services that are attractive and relevant to both our established revenue base and to new customers.

Expand Our Sales Capacity. We believe that continuing to expand our sales force will be essential to achieving our expansion and growth. We intend to expand our sales capacity by adding sales and marketing employees, with heavy focus on customer success and leveraging our existing customer relationships.

Our Customers

Our current customer base is comprised primarily of two segments – commercial enterprises and open-source consumers. Our commercial enterprise customers are generally focused within the U.S., range from 500 employees to over 150,000 employees, and use our data security products. We have over 10,000 commercial enterprise customers. We have approximately 20 customers in the financial technology industry that contract with us directly for products with subscriptions with terms of more than three years. We have more than 2,500 customers comprising mid-market-sized organizations that also contract with us directly for products with subscriptions with terms of one to three years. Our open-source consumers are more widely distributed geographically, include organizations of all sizes in terms of both number of employees and revenues, and typically use our online GDPR/CCPA/GLPD Privacy plugins, our Privacy Badge solution, or our user experience enhancement products. We have over 200,000 open-source consumers with active installations of our plugins, and we have 9,000 open-source consumers that pay a premium for additional or advanced features. We expect that some of our open-source consumers will become commercial customers over time.

4

Corporate Information

Our principal offices are located at 4000 Park Drive, Research Triangle Park, North Carolina 27709, and our telephone number is (919) 526-1070.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An emerging growth company may take advantage of certain reduced disclosure and other requirements that are otherwise applicable to public companies that are not emerging growth companies. As a result, the information that we provide to stockholders may be different than the information you may receive from other public companies in which you hold equity. For example, as long as we are an emerging growth company:

●	we are not required to engage an auditor to report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	we are not required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and “say-on-golden parachutes”; and

●	we are not required to comply with certain disclosure requirements related to executive compensation, such as the requirement to disclose the correlation between executive compensation and performance and the requirement to present a comparison of our Chief Executive Officer’s compensation to our median employee compensation.

We may take advantage of these reduced disclosure and other requirements until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; the last day of the fiscal year in which we qualify as a “large accelerated filer”; the date on which we have, during the previous three-year period, issued more than $1.0 billion of non-convertible debt securities; and the last day of the fiscal year in which the fifth anniversary of this offering occurs.

As mentioned above, the JOBS Act permits us, as an emerging growth company, to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected not to opt out of the extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, as an emerging growth company, we can adopt the new or revised standard at the time private companies adopt the new or revised standard. As a result, our financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies that are not emerging growth companies, which may make comparison of our financials to those of such other public companies more difficult.

We are also a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company. The market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our stock held by non-affiliates (public float) is less than $250 million as of the last business day of the second fiscal quarter or (ii) our annual revenue is less than $100 Million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of the last business day of the second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. In the event that we are still considered a “smaller reporting company” at such time as we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase, but it will still be less than it would be if we were considered neither an “emerging growth company” nor a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

5

OFFERING SUMMARY

Issuer:	Data443 Risk Mitigation, Inc., a Nevada corporation

Securities offered by us:	Units (or Units if the over-allotment option is exercised in full), with each Unit consisting of one share of our common stock and one Warrant to purchase one share of our common stock. Each Warrant will have an exercise price of $ per share (100% of the assumed public offering price of one Unit), exercisable immediately and expiring five (5) years from the date of issuance. The Units will not be certificated or issued in stand-alone form. The shares of our common stock and the Warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

Number of shares of common stock offered by us:	shares

Number of Warrants offered by us:

Number of shares of common stock offered by the Selling Stockholders	Up to a maximum of 931,000 shares. See “Selling Stockholders” for a description of how we calculated the number of shares offered by the Selling Stockholders.

Public offering price:	$ per Unit(1).

Shares of common stock outstanding prior to the offering (1):	shares.

Shares of common stock outstanding after the offering(2):	shares ( shares if the over-allotment option is exercised in full) (assuming none of the Warrants issued in the offering are exercised).

Over-allotment option:	We have granted a 45-day option to the underwriter to purchase up to additional shares of common stock and/or Warrants at the public offering price per share of common stock and per Warrant, respectively, less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any. The underwriter may exercise this option in full or in part at any time and from time to time until 45 days after the date of this Prospectus.

Use of proceeds:	We estimate that we will receive net proceeds of approximately $ from our sale of Units, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to provide funding for the following purposes: general corporate purposes and operations; acquisitions; debt repayment; expanding our sales force and inbound and outbound marketing capabilities; technology and research and development; IT development operations and hosting facility expansion; and working capital. We will not receive any proceeds from the sale of the Selling Stockholder Shares by the Selling Stockholders, if any. See “Use of Proceeds”.

6

Description of the Warrants:	The exercise price of the Warrants is $ per share (100% of the assumed public offering price of one Unit). Each Warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock, as described herein. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each Warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. The terms of the Warrants will be governed by a Warrant Agreement, dated as of the closing date of this offering, between us and Madison Stock Transfer, Inc., as the warrant agent (the “Warrant Agent”). This Prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of Securities - Warrants” in this Prospectus.

Underwriter’s Warrants:	The Registration Statement of which this Prospectus is a part also registers for sale warrants (the “Underwriter’s Warrants”) to purchase shares of our common stock (based on an offering price of $ per Unit (which is the public offering price) to Dawson James Securities, Inc. (“Dawson” or the “underwriter”), as a portion of the underwriting compensation in connection with this offering. The Underwriter’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days following the closing date of this offering and ending on the fifth anniversary of the closing date of this offering at a per share exercise price of $ (125% of the assumed public offering price of the Units). Please see “Underwriting - Underwriter’s Warrants” for a description of the Underwriter’s Warrants.

Underwriter Compensation:	In connection with this offering, the underwriter will receive an underwriting discount equal to eight (8%) of the gross proceeds from the sale of Units in the offering. We will also reimburse the underwriter for certain expenses related to the offering (including up to $165,000 in legal expenses, approximately $ for other costs). See “Underwriting”.

Trading Symbol:	Our common stock is quoted on the OTC Pink tier (“OTC Pink”) operated by the OTC Markets Group, under the symbol “ATDS”. We have applied to have our common stock and the Warrants offered in the offering listed on The Nasdaq Capital Market under the symbols “ATDS” and “ATDSW”, respectively. The approval of the listing on The Nasdaq Capital Market is a condition of closing this offering.

Risk Factors:	Investing in our common stock involves a high degree of risk, and the purchasers of our common stock may lose all or part of their investment. Before deciding to invest in our securities, please carefully read the section entitled “Risk Factors” beginning on page 8 and the other information in this Prospectus.

Dividends:	We do not anticipate paying dividends on our common stock in the foreseeable future.

Lock-up Agreements:	We and our directors, officers and certain shareholders have agreed with the underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this Prospectus. See “Underwriting—Lock-Up Agreements”.

[1]

The number of shares of our common stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above, is based on 1,097,721 shares outstanding as of November 2, 2022.

[2]	The number of shares outstanding after this offering is based on shares outstanding as of , 2022, but does not include, as of that date: (i) shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price per share in the range of about $ 0.93 to $20.00 (ii) 149,892 shares of common stock issuable upon conversion of our outstanding Series A Preferred Stock; (iii) exercise of the Underwriter’s Warrants; and, (iv) exercise of the underwriter’s option to purchase additional shares and/or Warrants from us in this offering.

7

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully read, consider, and evaluate risks described below, as well as all the other information contained in this Prospectus, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes, before investing in our common stock. If any of the following risks actually occur, as well as other risks not currently known to us or that we currently consider immaterial, our business, operating results and financial condition could be materially adversely affected. As a result, the market or trading price of our common stock could decline, and you may lose all or part of your investment.

Risk Factor Summary

Our business is subject to numerous risks and uncertainties, including those described in “Risk Factors” in this Prospectus, any of which could materially and adversely impact our business and operations, adversely impact our growth prospects, cause us to incur additional costs or liabilities and/or cause the price of our common stock to decline. You should carefully consider these risks and uncertainties when investing in our common stock. Some of the principal risks and uncertainties include the following:

●	We will require additional funds in the future to achieve our current business strategy;

●	Technology is constantly changing and evolving and the continued viability of our products and services requires that we keep up with an ever-changing technological landscape;

●	We face intense competition in our market, especially from larger, well-established companies;

●	We are dependent on the continued services and performance of our founder and Chief Executive Officer;

●	We may be unable to attract new customers and/or expand sales to existing customers;

●	We may be unable to maintain successful relationships with our channel partners;

●	We may be subject to breaches in our security, cyberattacks or other cyber risks;

●	We may be unable to protect our proprietary technology and intellectual property rights;

●	We may be subject to real or perceived errors, failures, or bugs in our technology;

●	We are subject to federal, state and industry privacy and data security regulations;

●	Our business is susceptible to risks associated with international operations;

●	Our business is subject to the risks of pandemic, fire, power outages, floods, earthquakes, and other catastrophic events, and to interruption by manmade problems such as terrorism and war;

●	Our operations may continue to increase in complexity as we grow, which will add additional challenges to the management of our business in the future;

●	We may be unable to secure necessary financing on acceptable terms and in a timely manner;

●	There is no assurance that future financing from Mr. Remillard will be available or, if available, that it will be on terms that are satisfactory to us;

●	We may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or we may be unable to successfully integrate acquisitions;

●	The JOBS Act allows us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information we provide in reports filed with the SEC;

●	Failure to implement proper and effective internal controls or to remediate weakness in internal accounting controls could result in material misstatements in our financial statements.

●	We have secured debt, which could have adverse consequences to you;

●	We may not be able to attract the attention of research analysts at major brokerage firms;

8

●	In the event of a bankruptcy, liquidation or winding up of our assets, our common stock will rank junior to all of our liabilities to third party creditors, and to any class or series of our capital stock created after this offering that, by its terms, ranks senior to our common stock;

●	Future issuances of debt securities and preferred stock may adversely affect the return of your investment;

●	Our common stock is subject to the SEC’s penny stock rules;

●	Our common stock has historically experienced low trading volume on the OTC Pink, and therefore the price may not accurately reflect our value and there can be no assurance that an active market for our common stock will develop, either now or in the future;

●	We have had a history of losses and may incur future losses, which may prevent us from attaining profitability;

●	There is substantial doubt about our ability to continue as a going concern;

●	We currently have outstanding shares of preferred stock that have special rights that could limit our ability to undertake corporate transactions, inhibit potential changes of control and reduce the proceeds available to our common stockholders in the event of a change in control;

●	Our Chief Executive Officer has the ability to control all matters submitted to stockholders for approval;

●	We will continue to incur substantial costs as a result of operating as a public reporting company, and our management will be required to devote substantial time to compliance initiatives;

●	We may issue additional shares of our common stock, which may dilute current stockholders;

●	Our management will have broad discretion in the use of the net proceeds from this offering;

●	We may not be able to continue to comply with the continued listing standards of the Nasdaq Capital Market;

●	Adverse or uncertain macroeconomic or geopolitical conditions or reduced IT spending may adversely impact our business, revenues, and profitability; and

Prolonged economic uncertainties or downturns could materially adversely affect our business.

9

Risks Related to Our Business and Industry

We will require additional funds in the future to achieve our current business strategy and an inability to obtain funding could cause our business to fail.

We will need to raise additional funds through public or private debt or equity financings in order to fund our future operations and fulfill our future contractual obligations. These financings may not be available when needed. Even if these financings are available, they may be on terms that we deem unacceptable or that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing could have an adverse effect on our ability to implement our business plan and develop our products, and as a result, could diminish our sales or require us to suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in us may become worthless.

If we do raise additional capital but from other than conventional sources, we may need to scale back or otherwise adjust our growth strategy which may prevent us from fully implementing our business plan.

Technology is constantly changing and evolving and the continued viability of our products and services requires that we keep up with an ever-changing technological landscape.

Our industry is categorized by rapid technological progression, ever-increasing innovation, changes in customer requirements, and frequent new product introductions, and we may be subject to legal and regulatory compliance mandates as the relevant law develops in the fields in which are products are used. As a result, we must continually change and improve our products in response to such changes, and our products must also successfully interface with products from other vendors, which are also subject to constant change. While we believe we have the competency to aid our customers in all aspects of data privacy and security, we will need to constantly improve our current assets and offerings to keep up with technological advances that are expected to occur.

We cannot guarantee that we will be able to anticipate future market needs and opportunities or be able to develop new products and services or expand the functionality of our current products and services in a timely manner or at all. Even if we are able to anticipate, develop, and introduce new products and expand the functionality of our current products, there can be no assurance that enhancements or new products will achieve widespread market acceptance: If they do not, our business may be adversely affected and we may have to cease operations altogether.

We face intense competition in our market, especially from larger, well-established companies, and we may lack sufficient financial and other resources to maintain and improve our competitive position.

The market for data privacy and security and other data governance solutions is intensely competitive and is characterized by constant change and innovation. We face competition from both traditional, larger software vendors offering enterprise-wide software frameworks and services and smaller companies offering point solutions for specific identification and data governance issues. We also compete with IT equipment vendors and systems management solution providers whose products and services address data identification and classification and data governance requirements. Our principal competitors vary depending on the product. Many of our existing competitors have achieved, and some of our potential competitors could achieve, substantial competitive advantages due to:

●	greater name recognition and longer operating histories;
●	more comprehensive and varied products and services;

10

●	broader market focus;
●	greater resources to develop technologies or make acquisitions;
●	intellectual property portfolios that may limit our ability to market or sell products and services in the United States or markets outside the United States;
●	broader distribution capabilities and established relationships with distribution partners and customers;
●	greater customer support resources; and
●	substantially greater financial, technical, and other resources.

Our competitors may be able to compete and respond more effectively than we can to new or changing opportunities, technologies, standards, or customer requirements. Our competitors may also seek to extend or supplement their existing products and services to provide data security and data governance solutions that more closely compete with our products and services offerings. Potential customers may also prefer to purchase, or incrementally add solutions, from their existing suppliers rather than to onboard with us as a new or additional supplier regardless of whether our products offer better performance or more features.

In addition, with the recent increase in large merger and acquisition transactions in the technology industry, particularly transactions involving cloud-based technologies, there is a greater likelihood that we will compete with other large technology companies in the future.

Some of our competitors have made acquisitions or entered into strategic relationships to offer more comprehensive product offerings in combination than they were previously able to offer alone. Companies resulting from these possible consolidations and partnerships may be able to offer more attractive pricing, making them more compelling to customers and more difficult for us to compete with effectively. In addition, continued industry consolidation may adversely impact customer perceptions of the viability of small- and medium-sized technology companies and consequently their willingness to purchase from those companies. Conditions in our market could change rapidly and significantly as a result of technological advancements, partnering among our competitors, or continuing market consolidation. These competitive pressures in our market or our potential inability to compete effectively may result in price reductions, fewer orders, reduced revenue and gross margins, increased net losses, and loss of market share. Any failure to meet and address these factors could adversely affect our business, financial condition, and operating results.

We are dependent on the continued services and performance of our founder and Chief Executive Officer, Jason Remillard, the loss of whom could adversely affect our business.

Our future performance depends in large part on the continued services and continuing contributions of our founder, Chief Executive Officer and president, Jason Remillard, to successfully manage the Company, to execute on our business plan, and to identify and pursue new opportunities and deliver product innovations. The loss of Mr. Remillard’s services could significantly delay or prevent us from achieving our development and strategic objectives and adversely affect our business.

11

If we are unable to attract new customers and/or expand sales to existing customers, both domestically and internationally, our growth could be slower than we expect, and our business may be harmed.

Our future growth depends in part upon increasing our customer base. Our ability to achieve significant growth in revenues in the future will depend upon the effectiveness of our sales and marketing efforts, both domestically and internationally, and our ability to attract new customers. If we fail to attract new customers, our revenues may grow more slowly than expected, and our business may be harmed.

Our future growth also depends upon expanding sales of our products and services to existing customers and their organizations. If our customers do not purchase additional licenses or our other offerings related to complementary products and services , our revenues may grow more slowly than expected, may not grow at all, or may decline. There can be no assurance that our efforts will result in increased sales to existing customers and additional revenues. If our efforts are not successful, our business may suffer.

If we are unable to maintain successful relationships with our channel partners, our business could be adversely affected.

We intend to rely to some extent on channel partners, such as distribution partners and resellers, to sell licenses for our products and to sell our technical support and maintenance services. Our ability to achieve revenue growth in the future may depend in part on our success in maintaining successful relationships with our channel partners. Agreements with channel partners tend to be non-exclusive, meaning our channel partners may offer customers the products of several different companies. If our channel partners do not effectively market and sell our products and services, choose to use greater efforts to market and sell their own products or those of others, or fail to meet the needs of our customers, our ability to grow our business may be adversely affected. Furthermore, agreements with channel partners generally allow them to terminate their agreements for any reason upon 30 days’ notice. If we are unable to maintain our relationships with these channel partners, our business, results of operations, financial condition, or cash flows could be adversely affected.

Breaches in our security, cyberattacks, or other cyber risks could expose us to significant liability and cause our business and reputation to suffer.

Our operations may involve transmitting and processing the confidential, proprietary, and sensitive information of our customers. We have legal and contractual obligations to protect the confidentiality of and to appropriately use customer data. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks as a result of third-party action, employee error, or misconduct. Security risks, including, but not limited to, unauthorized use or disclosure of customer data, theft of proprietary information, loss or corruption of customer data, and computer hacking attacks or other cyberattacks, could expose us to substantial litigation expenses and damages, indemnity and other contractual obligations, government fines and penalties, mitigation expenses and other liabilities. We have been subject to attempted cyberattacks in the past and expect to be subject to such attacks in the future. We continuously work to improve our information technology systems, and to create security boundaries around our critical and sensitive assets. We perform activities to mitigate the risk of attacks and to increase our capabilities to responsibly handle any security violation or attack. However, because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until successfully launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures and our products could be harmed, we could lose potential sales and existing customers, our ability to operate our business could be impaired, and we may incur significant liabilities.

Failure to protect our proprietary technology and intellectual property rights could substantially harm our business.

The success of our business depends on our ability to obtain, protect, and enforce our trade secrets, patents, and other intellectual property rights such as copyrights and trademarks. We attempt to protect our intellectual property under trade secret, patent, copyright, and trademark laws, and through a combination of confidentiality procedures, contractual provisions and other methods, all of which offer only limited protection. The process of obtaining patent protection is expensive and time consuming, and we may choose not to seek patent protection for certain innovations and may choose not to pursue patent protection in certain jurisdictions in which we do or plan to do business. Not seeking patent protection may limit our options to exclude competitors from using those innovations altogether or in those jurisdictions.

12

Our policy is to require our employees to execute written agreements in which they assign to us their rights in potential inventions and other intellectual property created within the scope of their employment. We also require any consultants we engage to provide services that may result in intellectual property that would benefit us to contractually agree to assign their rights to their inventions or creations to us, in connection with the engagement. However, we cannot assure you that we have adequately protected our rights in every such agreement or that we have executed an agreement with every such party. Finally, in order to benefit from intellectual property protection, we must monitor, detect, and pursue infringement claims in certain circumstances in relevant jurisdictions, all of which is costly and time-consuming. As a result, we may not be able to adequately protect our intellectual property rights.

The data security, cybersecurity, data retention, and data governance industries are characterized by the existence of a large number of relevant patents and frequent claims and related litigation regarding patent and other intellectual property rights. From time to time, third parties have asserted and may assert their patent, copyright, trademark and other intellectual property rights against us, our channel partners, or our customers. Successful claims of infringement or misappropriation by a third party could prevent us from distributing certain products or performing certain services or could require us to pay substantial damages (including, for example, treble damages if we are found to have willfully infringed patents and increased statutory damages if we are found to have willfully infringed copyrights), royalties or other fees. Such claims also could require us to cease making, licensing or using solutions that are alleged to infringe or misappropriate the intellectual property of others or to expend additional development resources to attempt to redesign our products or services or otherwise to develop non-infringing technology. Even if third parties may offer a license to their technology, the terms of any offered license may not be acceptable, and the failure to obtain a license or the costs associated with any license could cause our business, results of operations or financial condition to be materially and adversely affected. In some cases, we indemnify our channel partners and customers against claims that our products infringe the intellectual property of third parties. Defending against claims of infringement or being deemed to be infringing the intellectual property rights of others could impair our ability to innovate, develop, distribute, and sell our current and planned products and services. If we are unable to protect our intellectual property rights and ensure that we are not violating the intellectual property rights of others, we may find ourselves at a competitive disadvantage to others who need not incur the additional expense, time, and effort required to create the innovative products that have enabled us to be successful to date.

Real or perceived errors, failures, or bugs in our technology could adversely affect our growth prospects.

Because we develop, use, and provide complex technology, undetected errors, failures, or bugs may occur. Our technology is often installed and used in a variety of computing environments with different operating system management software, equipment, and networking configurations, which may cause errors or failures of our technology or other aspects of the computing environment into which it is deployed. In addition, deployment of our technology into computing environments may expose undetected errors, compatibility issues, failures, or bugs in our technology. Despite testing by us, errors, failures, or bugs may not be found until our technology is released to our customers. Moreover, our customers could incorrectly implement or inadvertently misuse our technology, which could result in customer dissatisfaction and adversely impact the perceived utility of our products. Any of these real or perceived errors, compatibility issues, failures, or bugs could result in negative publicity, reputational harm, loss of or delay in market acceptance, loss of competitive position, or claims by customers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources in order to help correct the problem.

We are subject to federal, state and industry privacy and data security regulations, which could result in additional costs and liabilities to us or inhibit sales of our software.

The regulatory framework for privacy issues worldwide is rapidly evolving and is likely to remain fluid and unpredictable for the foreseeable future. Many federal, state, and foreign government bodies and agencies have adopted or are considering adopting privacy and data security laws and regulations. In addition, privacy advocates and industry groups may propose new and different self-regulatory standards. We also may determine that certain requirements or standards are best practices for us to implement. Because the interpretation and application of privacy and data protection laws can be uncertain, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with our existing data security practices. If so, in addition to the possibility of fines, lawsuits and other claims, we could be required to fundamentally change our business activities and practices or modify our technology, which could have an adverse effect on our business. Any inability to adequately address privacy concerns, even if unfounded, or comply with applicable privacy or data protection laws, regulations and policies, could result in additional cost and liability to us, damage our reputation, inhibit sales and adversely affect our business.

13

Because our long-term success depends, in part, on our ability to expand the sales and marketing of our technology and solutions to customers located outside of the United States, our business is susceptible to risks associated with international operations.

We intend to expand our international sales and marketing operations. Conducting international operations subjects us to risks that we may not face in the United States or may prove more challenging to address. These risks include:

●	pandemics, political instability, war, armed conflict, or terrorist activities;
●	challenges developing, marketing, selling, and implementing our technology and solutions caused by language, cultural and ethical differences, and the competitive environment;
●	heightened risks of unethical, unfair, or corrupt business practices, actual or claimed, in certain geographies and of improper or fraudulent sales arrangements that may impact financial results and necessitate restatements of or result in irregularities in financial statements;
●	competition from bigger and stronger companies in the new markets;
●	laws imposing heightened restrictions on data use and increased penalties for failure to comply with applicable laws, particularly in countries within the European Union (EU);
●	currency fluctuations;
●	management communication and integration problems resulting from cultural differences and geographic dispersion;
●	potentially adverse tax consequences, including multiple and possibly overlapping tax structures, the complexities of foreign value-added tax (VAT) systems, restrictions on the repatriation of earnings and changes in tax rates; and
●	lack of familiarity with local laws, customs and practices, and laws and business practices favoring local competitors or commercial parties.

The occurrence of any one of these risks could harm our international business and, consequently, our operating results. Additionally, operating in international markets requires significant management attention and financial resources. We cannot be certain that the investment and additional resources required to operate in other countries will produce desired levels of revenue or net income.

Changes in financial accounting standards may cause adverse and unexpected revenue fluctuations and impact our results of operations.

A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business. Additionally, the adoption of new or revised accounting principles may require that we make significant changes to our systems process and controls, which could be time consuming and costly.

14

Our business is subject to the risks of pandemic, fire, power outages, floods, earthquakes, and other catastrophic events, and to interruption by manmade problems such as terrorism and war.

A pandemic, significant natural disaster, such as a fire, flood or an earthquake, or a significant power outage could have a material adverse impact on our business, results of operations and financial condition. In the event our customers’ information technology systems or our channel partners’ selling or distribution abilities are hindered by any of these events, we may miss financial targets, such as revenues and sales targets, for a particular quarter. Furthermore, if a natural disaster occurs in a region from which we derive a significant portion of our revenue, customers in that region may delay or forego purchases of our products, which may materially and adversely impact our results of operations for a particular period. In addition, acts of terrorism or war could cause disruptions in our business or the business of channel partners, customers, or the economy as a whole. All of the aforementioned risks may be exacerbated if the disaster recovery plans for us and our channel partners prove to be inadequate. To the extent that any of the above results in delays or cancellations of customer orders, or delays in producing, deploying or shipping our products or delivering our services, our business, financial condition and results of operations would be adversely affected.

We anticipate that our operations will continue to increase in complexity as we grow, which will add additional challenges to the management of our business in the future.

We expect that our business will grow as we execute on our business plan, and that as we grow our operations will increase in complexity. To effectively manage this growth, we have made and continue to make substantial investments to improve our operational, financial and management controls as well as our reporting systems and procedures. Further, as our customer base grows, we will need to expand our professional services and other personnel. We also will need to effectively manage our direct and indirect sales processes as the number and type of our sales personnel and channel partners grows and becomes more complex, and as we expand into foreign markets. If we are unable to effectively manage the increasing complexity of our business and operations, the quality of our technology and customer service could suffer, and we may not be able to adequately address competitive challenges. These factors could all negatively impact our business, operations, operating results, and financial condition.

We require additional financing to sustain our operations and execute our business plan. If we fail to secure the required additional financing on acceptable terms and in a timely manner, our ability to implement our business plan will be compromised and we may be unable to sustain our operations.

We have limited capital resources and operations. To date, our operations have been funded largely from the proceeds of debt and equity financings. We will require substantial additional capital in the near future to operate our business. We may be unable to obtain additional financing on terms acceptable to us, or at all. Even if we obtain financing for our near-term operations, we expect that we will require additional capital thereafter. Our capital needs will depend on numerous factors including but not limited to (i) the scale of our marketing and sales activities , (ii) other expenditures of resources to maintain or increase revenue and (iii) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership held by our existing shareholders will be reduced and our shareholders may experience significant dilution. In addition, new securities may contain rights, preferences, or privileges that are senior to those of our common stock. If we raise additional capital by incurring debt, this will result in increased interest expense. If we raise additional funds through the issuance of securities, market fluctuations in the price of our shares of common stock could limit our ability to obtain equity financing. We cannot give any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. If we are unable to raise capital when needed, our business, financial condition, and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

We have relied on funding from Jason Remillard for working capital to fund operations in the past, and there is no assurance that future financing from Mr. Remillard will be available or, if available, that it will be on terms that are satisfactory to us.

For the past several years, we have depended on our Chief Executive Officer, Jason Remillard, for working capital to fund our operations and to execute our business plan. In addition, we have in the past been and in the future be dependent upon Mr. Remillard to provide continued funding and capital resources. However, no assurance can be given that future financing from Mr. Remillard will be available or, if available, that it will be on terms that are satisfactory to us. In the absence of financing from other sources, the inability to obtain additional financing from Mr. Remillard could result in the scaling back or discontinuance of our operations or our inability to successfully implement our plan of operations.

15

We have made and expect to continue to make acquisitions as a primary component of our growth strategy. We may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or we may be unable to successfully integrate acquisitions, which could disrupt our operations and adversely impact our business and operating results.

A primary component of our growth strategy is to acquire complementary businesses. We intend to continue to pursue acquisitions of complementary technologies, products, and businesses as a primary component of our growth strategy to enhance the features and functionality of our offerings, to expand our customer base and access to new markets, and to increase benefits of scale. Acquisitions involve certain known and unknown risks that could cause our actual growth or operating results to differ from our expectations. For example:

●	we may not be able to identify suitable acquisition candidates or to consummate acquisitions on acceptable terms;

●	we may pursue international acquisitions, which inherently pose more risks than domestic acquisitions;

●	we compete with others to acquire complementary products, technologies, and businesses, which may result in decreased availability of, or increased price for, suitable acquisition candidates;

●	we may not be able to obtain the necessary financing on favorable terms or at all, to finance our potential acquisitions;

●	we may ultimately fail to consummate an acquisition even if we announce that we plan to acquire a technology, product, or business; and

●	acquired technologies, products, or businesses may not perform as we expect and we may fail to realize anticipated revenue and profits.

In addition, our acquisition strategy may divert management’s attention away from our existing business, resulting in the loss of key customers or employees, and expose us to unanticipated problems or legal liabilities, including responsibility as a successor for undisclosed or contingent liabilities of acquired businesses or assets.

If we fail to conduct due diligence on our potential targets effectively, we may, for example, not identify problems at target companies or fail to recognize incompatibilities or other obstacles to successful integration. Our inability to successfully integrate future acquisitions could impede us from realizing all of the benefits of those acquisitions and could severely weaken our business operations. The integration process may disrupt our business and, if new technologies, products, or businesses are not implemented effectively, may preclude the realization of the full benefits expected by us and could harm our results of operations. In addition, the overall integration of new technologies, products, or businesses may result in unanticipated problems, expenses, liabilities, and competitive responses.

16

In addition, even if the operations of an acquisition are integrated successfully, we may not realize the full benefits of the acquisition, including the synergies, cost savings, or growth opportunities that we expect. The benefits we do realize may not be achieved within the anticipated time frame.

The JOBS Act allows us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information we provide in reports filed with the SEC.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies.” We meet the definition of an emerging growth company and so long as we qualify as an emerging growth company, we are, among other things:

●	not required to comply with the auditor attestation requirements of the Sarbanes-Oxley Act, which include having an independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

●	subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exempt from the requirement to hold a nonbinding advisory vote on executive compensation and stockholder approval of any “golden parachute” payments not previously approved;

●	permitted to present only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure in this Prospectus; and

●	not required to comply with any rules that may be adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report on our financial statements.

We may choose to take advantage of some or all of these reduced burdens while we qualify as an emerging growth company. We have taken advantage of all of these reduced burdens in this Prospectus, and currently intend to do so in future filings. As a result, the information we provide stockholders may be different than information you might receive from other public companies in which you hold equity. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until those standards apply to private companies. We have elected to avail ourselves of this exemption. We will remain an emerging growth company until the earliest to occur of the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; the last day of the fiscal year in which we qualify as a “large accelerated filer”, the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities; and the last day of the fiscal year in which the fifth anniversary of this offering occurs.

We are also currently a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company. We may continue to be a smaller reporting company after this offering if either (i) the market value of our stock held by non-affiliates is less than $250 million as of the last business day of the second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of the last business day of the second fiscal quarter. In the event that we are still considered a smaller reporting company, at the time we cease being an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that area available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Decreased disclosures in our SEC filings due to our status as an emerging growth company or smaller reporting company may make it harder for investors to analyze our results of operations and financial prospects.

17

Failure to remediate weakness in internal accounting controls could result in material misstatements in our financial statements and may result in a lack of certain protections typically afforded to investors.

As a reporting company we are required, pursuant to the Sarbanes-Oxley Act, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. Our assessment must include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, and when we cease to be an emerging growth company, we will need to provide a statement that our independent registered public accounting firm has issued an opinion on the effectiveness of our internal control over financial reporting.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our consolidated financial statements will not be prevented or detected on a timely basis. Our management has identified a material weakness in our internal control over financial reporting related to lack of segregation of duties resulting from our limited personnel and has concluded that, due to such weakness, our disclosure controls and procedures were not effective as of December 31, 2021. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees, and we do not expect to be able to remediate this weakness until after the offering. If not remediated, or if we identify further weaknesses in our internal controls, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our common stock.

We do not have a majority of independent directors on our board of directors, and we have not voluntarily implemented various corporate governance measures, in the absence of which stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address the board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Although we plan to adopt these corporate governance measures upon our listing on The Nasdaq Capital Market, we have not yet adopted any of these other corporate governance measures and since our securities are not yet listed on a national securities exchange, we are not required to do so.

Our Board of Directors is comprised of one individual, who is also our executive officer. As a result, we do not have independent directors on our Board of Directors. Upon our listing on The Nasdaq Capital Market, we plan to establish audit and compensation committees comprised only of independent directors. However, until that date, our current sole director has the ability, among other things, to determine his own level of compensation and to unilaterally make certain other governance decisions. and the prior absence of such standards of corporate governance may leave our stockholders without protections against interested-director transactions, conflicts of interest, and similar matters.

We have secured debt, which could have adverse consequences to you.

The terms of the secured debt we have incurred could result in adverse consequences, including but not limited to the following:

●	limiting our ability to obtain additional financing for working capital, capital expenditures, acquisitions, and other general corporate requirements;

●	limiting our flexibility in planning for or reacting to changes in our business and the industry in which we operate; and

●	placing us at a competitive disadvantage compared to competitors that may have proportionately less debt and greater financial resources.

18

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell material assets or operations, obtain additional capital, or restructure our debt. In the event that we are required to dispose of material assets or operations to service our debt and to meet our other obligations, the value realized on such assets or operations will depend on market conditions and the availability of buyers. Accordingly, any such sale may not, among other things, be for a sufficient dollar amount. Certain of our obligations are secured by a security interest in all of our assets. The foregoing encumbrances may limit our ability to dispose of material assets or operations. We also may not be able to restructure our indebtedness on favorable economic terms, if at all.

Risks Related to this Offering and Ownership of Our Securities

Because we became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we did not become a reporting company by conducting an underwritten initial public offering, or IPO, of our common stock on a national securities exchange, and because prior to this offering, our stock traded on OTC Pink rather than being listed on a national securities exchange, research analysts of brokerage firms may not provide coverage of our Company. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we had become a public reporting company by means of an IPO because they may be less familiar with our Company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development.

Our common stock will rank junior to all our liabilities to third party creditors, and to any class or series of our capital stock created after this offering specifically ranking by its terms senior to the common stock, in the event of a bankruptcy, liquidation or winding up of our assets.

In the event of bankruptcy, liquidation or winding up, our assets will be available to pay obligations on our common stock only after all our liabilities have been paid. Our common stock will effectively rank junior to all existing and future liabilities held by third party creditors. The terms of our common stock do not restrict our ability to raise additional capital in the future through the issuance of debt or senior series of preferred stock. Our common stock will also rank junior to our existing Series A and any Series B Preferred Stock we may issue, as well as any class or series of our capital stock created after this offering specifically ranking by its terms senior to the common stock. In the event of bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our liabilities, to pay amounts due on any or all of our common stock then outstanding.

Future issuances of debt securities, which would rank senior to our common stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our common stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our common stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our common stock. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of common stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of any such future offerings or borrowings. Holders of our common stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our common stock.

Our common stock is subject to the SEC’s penny stock rules, which may make it difficult for broker-dealers to complete customer transactions and could adversely affect trading activity in our securities.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may be less than $5.00 per share for some period of time and therefore would be a penny stock according to SEC rules, unless we are listed on a national securities exchange. We can offer no assurance that if we successfully list on The Nasdaq Capital Markets, we will be able to continue to satisfy the conditions necessary to stay listed on The Nasdaq Capital Market. Under the SEC penny stock rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

●	make a special written suitability determination for the purchaser;
●	receive the purchaser’s prior written agreement to the transaction;
●	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in penny stocks and which describe the market for these penny stocks as well as a purchaser’s legal remedies; and
●	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a penny stock can be completed.

19

If required to comply with these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected.

Our common stock has historically experienced low trading volume on the OTC Pink, and therefore the price may not accurately reflect our value. There can be no assurance that an active market for our common stock will develop, either now or in the future.

Our shares of common stock have been thinly traded on the OTC Pink. Only a small percentage of our common stock is available to be traded and is held by a small number of holders and the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps that may include any or all of investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require that we compensate consultants with cash and/or stock.

In addition, the trading volume of stocks quoted on the OTC Pink is often low and is often characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. Because our common stock was quoted on the OTC Pink prior to this offering, trading has been only possible through broker-dealers, and the trading volume of our common stock has been low. Because we were quoted on the OTC Pink prior to this offering and were not a privately-held company, our common stock may continue to experience low trading volume after this offering, and you may experience difficulty liquidating your investment in our common stock or liquidating it at a price that reflects the value of our business. As a result, holders of our securities may not find purchasers for our securities should they desire to sell them. Accordingly, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time. Our listing on The Nasdaq Capital Market is a condition of this offering, but we cannot assure you that there will be a market for our common stock in the future.

We have had a history of losses and may incur future losses, which may prevent us from attaining profitability.

We have had a history of operating losses since our inception and, as of June 30, 2022, we had an accumulated deficit of $45,978,192. We may incur operating losses in the future, and these losses could be substantial and impact our ability to attain profitability. If we cannot increase revenue growth, we will not achieve or sustain profitability or positive operating cash flows. Even if we achieve profitability and positive operating cash flows, we may not be able to sustain or increase profitability or positive operating cash flows on a quarterly or annual basis.

There is substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has included an explanatory paragraph in their report in our audited financial statements for the fiscal year ended December 31, 2021 to the effect that our losses from operations and our negative cash flows from operations raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern within one year after the date that the financial statements are issued. We may be required to cease operations which could result in our stockholders losing all or almost all of their investment. As of June 30, 2022, we had no cash and a bank overdraft of $3,781 and our principal sources of liquidity were trade accounts receivable of $231,507 and prepaid, advance payment for acquisition of $2,726,188 and other current assets of $27,950, as compared to cash of $1,204,933, trade accounts receivable of $21,569 and prepaid and other current assets of $70,802 as of December 31, 2021.

The market price of our common stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our stock price may experience substantial volatility as a result of a number of factors, including:

●	sales or potential sales of substantial amounts of our common stock;
●	the success of competitive products or technologies;
●	announcements about us or about our competitors, including new product introductions and commercial results;
●	the recruitment or departure of key personnel;
●	litigation and other developments;

20

●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;
●	variations in our financial results or those of companies that are perceived to be similar to us; and
●	general economic, industry and market conditions.

Many of these factors are beyond our control. The stock markets in general, and the market for companies whose shares are quoted on the OTC Pink in particular have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors could reduce the market price of our common stock, regardless of our actual operating performance.

We currently have outstanding shares of preferred stock that have special rights that could limit our ability to undertake corporate transactions, inhibit potential changes of control and reduce the proceeds available to our common stockholders in the event of a change in control.

We currently have common stock and preferred stock outstanding. Our preferred stockholders have special rights that holders of our common stock do not have. Currently, we have two types of preferred stock: Series A Preferred Stock and Series B Preferred Stock. An example of special rights that holders of our Series A Preferred Stock have is the ability to vote on all matters submitted to holders of common stock with 15,000 votes for each share of Series A Preferred Stock. Examples of the special rights that holders of our Series B Preferred Stock have are that each share of Series B Preferred Stock has (i) a stated value of $10.00 per share; (ii) is convertible into common stock at a price per share equal to 61% of the lowest price for the Company’s common stock during the 20 day of trading preceding the date of the conversion; (iii) earns dividends at the rate of 9% per annum; but (iv) has no voting rights. Our Series A Preferred Stock and Series B Preferred Stock ranks senior to holders of our common stock as to dividend rights and liquidation preference. We currently have shares of Series A Preferred Stock outstanding.

As a result of the rights our preferred stockholders have, we may not be able to undertake certain corporate transactions, including equity or debt transactions necessary to raise sufficient capital to run our business, change of control transactions or other transactions that may be beneficial to our businesses. The holdings of the preferred stockholders may discourage, delay, or prevent a merger, acquisition, or other change in control of us that stockholders may consider favorable, including transactions in which our common stockholders might otherwise receive a premium for their shares. The market price of our common stock could be adversely affected by the rights of our preferred stockholders.

We have never paid and do not currently intend to pay cash dividends.

We have never paid cash dividends on any of our common stock and we currently intend to retain future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be our common stockholders’ sole source of gain for the foreseeable future. Under the terms of our existing Articles of Incorporation, we cannot declare, pay, or set aside any dividends on shares of any class or series of our capital stock, other than dividends on shares of common stock payable in shares of common stock, unless we pay dividends to the holders of our preferred stock. Additionally, without special stockholder and Board of Directors approvals, we cannot currently pay or declare dividends and will be limited in our ability to do so until such time, if ever, that we are listed on a stock exchange.

Our Chief Executive Officer has the ability to control all matters submitted to stockholders for approval, which limits stockholders’ ability to influence corporate affairs.

Our Chief Executive Officer, Jason Remillard, holds 149,892 shares of our Series A Preferred Stock (each share votes as the equivalent of 15,000 shares of common stock on all matters submitted for a vote by the common stockholders), and as such, Mr. Remillard would be able to control all matters submitted to our stockholders for approval, as well as our management and affairs. For example, Mr. Remillard would control the election of directors and approval of any merger, consolidation, or sale of all or substantially all of our assets.

This concentration of voting power could delay or prevent a change of control of our Company on terms that other stockholders may desire, which could deprive our stockholders from receiving a premium for their common stock. Concentrated ownership and control by Mr. Remillard could adversely affect the price of our common stock. Any material sales of common stock by Mr. Remillard, for example, could adversely affect the price of our common stock.

The interests of Mr. Remillard and his affiliates may differ from the interests of other stockholders with respect to the issuance of shares, business transactions with and/or sales to other companies, selection of officers and directors, and other business decisions. The non-controlling stockholders are severely limited in their ability to override the decisions of Mr. Remillard.

21

Provisions in our articles of incorporation and bylaws and under Nevada law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our articles of incorporation and bylaws, respectively, may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which our common stockholders might otherwise receive a premium price for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, because our Board of Directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors.

We will continue to incur substantial costs as a result of operating as a public reporting company, and our management will be required to devote substantial time to compliance initiatives.

As a public reporting company listed on The Nasdaq Capital Market, we will incur significant legal, accounting, and other expenses that we did not incur as a private company or while our common stock was quoted on the OTC Pink. In addition, the Sarbanes-Oxley Act and rules subsequently implemented by the SEC have imposed various requirements on public companies, including to establish and maintain effective disclosure and financial controls and corporate governance practices. Complying with these laws and regulations will require the time and attention of our Board of Directors and management and will increase our expenses. We estimate that we will incur approximately $350,000 to $600,000 in 2022 to comply with public company compliance requirements with many of those costs recurring annually thereafter.

Among other things, we will be required to:

●	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;
●	maintain adequate insurance coverage to attract and retain directors and officers;
●	provide adequate compensation to attract qualified directors;
●	maintain policies relating to disclosure controls and procedures;
●	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;
●	institute a more comprehensive compliance function, including corporate governance; and
●	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders are significant and much greater for a publicly-held company listed on The Nasdaq Capital Market than for a privately-held company or for a Company whose common stock is quoted on the OTC Pink, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses, and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company listed on The Nasdaq Capital Market may make it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage.

22

We currently have outstanding, and we may in the future issue, instruments which are convertible into shares of common stock, which will result in additional dilution to you.

We currently have outstanding instruments which are convertible into shares of common stock, and we may need to issue similar instruments in the future. If these convertible instruments are converted into shares of common stock, or if we issue other convertible or exchangeable securities, you could experience additional dilution. Furthermore, we cannot assure you that we will be able to issue shares or other securities in any other offering at a price per share that is equal to or greater than the price per share you pay or the then-current market price.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our current stockholders.

Our articles of incorporation authorize the issuance of 125,000,000 shares of common stock, of which 1,097,721 shares were issued and outstanding as of November 2, 2022. The future issuance of shares of our common stock may result in substantial dilution in the percentage of our common stock held by our then-existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

An investment in our common stock is speculative and there can be no assurance of any return on any such investment.

An investment in our common stock is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in us, including the risk of losing their entire investment.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and on a timely basis could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation, and access to capital. We have not performed an in-depth analysis to determine if historical undiscovered failures of internal controls exist, and we may in the future discover areas of our internal control that need improvement.

We must ensure that we have adequate internal financial and accounting controls and procedures in place to produce accurate financial statements on a timely basis. We have tested our internal controls and identified a weakness and may find additional areas for improvement in the future. Remediating this weakness will require us to hire and train additional personnel. Implementing any future changes to our internal controls may require compliance training of our directors, officers, and employees, entail substantial costs to modify our accounting systems and take a significant period of time to complete. Such changes may not, however, be effective in establishing the adequacy of our internal control over financial reporting, and our failure to produce accurate financial statements on a timely basis could increase our operating costs and could materially impair our ability to operate our business. In addition, investor perception that our internal control over financial reporting is inadequate or that we are unable to produce accurate financial statements may materially adversely affect our stock price.

23

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, or upon the expiration of any statutory holding period under Rule 144 or upon the exercise of outstanding options or Warrants, such sale could create a circumstance commonly referred to as an “overhang”. In anticipation of an overhang, the market price of our common stock could decline. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional funds through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our management will have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds”, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in investment-grade, interest-bearing securities. These investments may not yield a favorable return to holders of our common stock.

The warrants offered hereby are speculative in nature.

The Warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the common stock and pay an exercise price of $                  per share (100% of the public offering price of a Unit), prior to five years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. In addition, there is no established trading market for the Warrants and, although we have applied to list the Warrants on The Nasdaq Capital Market, there can be no assurance that an active trading market will develop. The approval of such listing on The Nasdaq Capital Market is a condition of closing this offering. Without an active trading market, the liquidity of the Warrants will be limited.

Holders of the Warrants will have no rights as a common stockholder until they acquire our common stock.

Until holders of the Warrants acquire shares of our common stock upon exercise of the Warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

24

Provisions of the Warrants could discourage an acquisition of us by a third party.

Certain provisions of the Warrants offered by this Prospectus could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. These and other provisions of the Warrants offered by this Prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

There is no guarantee that we will be able to continue to comply with the continued listing standards of the Nasdaq Capital Market , and a failure to do so could result in a delisting of our common stock.

There can be no assurance that the market price of our common stock will remain at the level required for compliance with The Nasdaq Capital Market continued listing requirement of a minimum bid price above one dollar. There are a number of factors, including negative financial or operational results, that could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain The Nasdaq Capital Market’s minimum bid price requirement.

The Nasdaq Capital Market requires that the trading price of its listed stocks remain above one dollar in order for the stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, it is subject to delisting from The Nasdaq Capital Market. In addition, to maintain a listing on The Nasdaq Capital Market we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain shareholder approval requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our common stock and could impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price, or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

Our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that our share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors.

25

Even once listed on The Nasdaq Capital Market, the share price of our common stock may continue to experience volatility.

The OTC Pink, where our common stock is currently quoted, provides significantly less liquidity than The Nasdaq Capital Market. As such, investors and potential investors may find it difficult to obtain accurate stock price quotations, and holders of our common stock may be unable to resell their securities at or near their original offering price or at any price. Our public offering price per Unit may vary from the market price of our common stock after the offering. If an active market for our stock develops and continues, our stock price may nevertheless be volatile. If our stock experiences volatility, investors may not be able to sell their common stock at or above the public offering price per Unit. Sales of substantial amounts of our common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock and our stock price may decline substantially in a short period of time. As a result, our shareholders could suffer losses or be unable to liquidate their holdings. No assurance can be given that the price of our common stock will become less volatile than it is now once listed on The Nasdaq Capital Market.

Adverse or uncertain macroeconomic or geopolitical conditions or reduced IT spending may adversely impact our business, revenues, and profitability.

Our business, operations and performance are dependent in part on worldwide economic conditions and events that may be outside of our control, such as political and social unrest, terrorist attacks, hostilities, malicious human acts, climate change, natural disasters (including extreme weather), pandemics or other major public health concerns and other similar events, and the impact these conditions and events have on the overall demand for enterprise computing infrastructure solutions and on the economic health and general willingness of our current and prospective end customers to purchase our solutions and to continue spending on IT in general. The global macroeconomic environment has been, and may continue to be, inconsistent, challenging and unpredictable due to international trade disputes, tariffs, including those recently imposed by the U.S. government on Chinese imports to the U.S., restrictions on sales and technology transfers, uncertainties related to changes in public policies such as domestic and international regulations, taxes, or international trade agreements, elections, geopolitical turmoil and civil unrests, instability in the global credit markets, uncertainties regarding the effects of the United Kingdom’s separation from the European Union, commonly known as “Brexit”, actual or potential government shutdowns, and other disruptions to global and regional economies and markets. Specifically, COVID-19 (collectively with any future mutations or related strains thereof, “COVID-19”) has caused and may continue to cause travel bans or disruptions, supply chain delays and disruptions, and additional macroeconomic uncertainty. The impact of COVID-19 is fluid and uncertain, but it has caused and may continue to cause various negative effects, including an inability to meet with actual or potential customers, our customers deciding to delay or abandon their planned purchases, us deciding to delay, cancel, or withdraw from user and industry conferences and other marketing events, and delays or disruptions in our or our partners’ supply chains, including delays or disruptions in procuring and shipping the hardware appliances on which our software solutions run. As a result, we may experience extended sales cycles, our ability to close transactions with new and existing customers and partners may be negatively impacted, potentially significantly, our ability to recognize revenue from software transactions we do close may be negatively impacted, potentially significantly, our demand generation activities, and the efficiency and effect of those activities, may be negatively affected, our ability to provide 24x7 worldwide support to our customers may be effected, and it may continue to be more difficult for us to forecast our operating results. These macroeconomic challenges and uncertainties, including COVID-19, have, and may continue to, put pressure on global economic conditions and overall IT spending and may cause our customers to modify spending priorities or delay or abandon purchasing decisions, thereby lengthening sales cycles and potentially lowering prices for our solutions and product and services offerings, and may make it difficult for us to forecast our sales and operating results and to make decisions about future investments, any of which could materially harm our business, operating results and financial condition.

26

Public health threats or outbreaks of communicable diseases could have a material adverse effect on our operations and overall financial performance.

We may face risks related to public health threats or outbreaks of communicable diseases. A global health crisis, such as COVID-19, could adversely affect the United States and global economies and limit the ability of enterprises to conduct business for an indefinite period of time. COVID-19 has negatively impacted the global economy, disrupted financial markets, and international trade, resulted in increased unemployment levels and significantly impacted global supply chains, all of which have the potential to impact our business.

In addition, government authorities have implemented various mitigation measures, including travel restrictions, limitations on business operations, stay-at-home orders, and social distancing protocols. The economic impact of the aforementioned actions may impair our ability to sustain sufficient financial liquidity and impact our financial results. Specifically, the continued existence and/or spread of COVID-19 and efforts to contain the virus could: (i) result in an increase in costs related to delayed payments from customers and uncollectable accounts, (ii) cause a reduction in revenue related to late fees and other charges related to governmental regulations, (iii) cause delays and disruptions in the supply chain related to obtaining necessary materials for our network infrastructure or customer equipment, (iv) cause workforce disruptions, including the availability of qualified personnel; and (v) cause other unpredictable events.

As we cannot predict the duration or scope of the global health crisis, the anticipated negative financial impact to our operating results cannot be reasonably estimated but could be material and last for an extended period of time.

Prolonged economic uncertainties or downturns could materially adversely affect our business.

Our business depends on our current and prospective customers’ ability and willingness to invest money in IT services, and more importantly cybersecurity projects, which in turn is dependent upon their overall economic health. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from COVID-19 and numerous other factors beyond our control, could cause a decrease in business investments, including corporate spending on enterprise software in general, and could negatively affect the rate of growth of our business. Uncertainty in the global economy makes it difficult for our customers and us to forecast and plan future business activities accurately. This could cause our customers to reevaluate decisions to purchase our product or to delay their purchasing decisions, which could lengthen our sales cycles.

A significant number of our customers have been and continue to be impacted by the economic turmoil caused by the COVID-19 pandemic. Our customers may reduce their spending on IT; delay or cancel IT projects; focus on in-house development efforts; or seek to lower their costs by renegotiating maintenance and support agreements. To the extent purchases of licenses for our software and services are perceived by customers and potential customers to be discretionary, our revenues may be disproportionately affected by delays or reductions in general IT spending. If the economic conditions of the general economy or industries in which we operate worsen from present levels, our business, results of operations and financial condition could be adversely affected.

In addition, should we have a significant number of our employees contract the COVID-19 virus it could have a negative impact on our ability to serve customers in a timely fashion.

27

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” All statements other than statements of historical facts contained in this Prospectus may be forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “continues,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “would” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this Prospectus, and include statements regarding our intentions, beliefs, or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, future acquisitions, and the industry in which we operate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described in the “Risk Factors” section of this Prospectus, which include, but are not limited to, the following:

●	we will need additional capital to fund our operations;

●	there is substantial doubt about our ability to continue as a going concern;

●	we will face intense competition in our market, and we may lack sufficient financial and other resources to maintain and improve our competitive position;

●	we are dependent on the continued services and performance of our founder and Chief Executive Officer, Jason Remillard;

●	our common stock is currently quoted on the OTC Pink and is thinly traded, reducing your ability to liquidate your investment in us;

●	we have had a history of losses and may incur future losses, which may prevent us from attaining profitability;

●	the market price of our common stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance;

●	we have shares of preferred stock that have special rights that could limit our ability to undertake corporate transactions, inhibit potential changes of control, and reduce the proceeds available to our common stockholders in the event of a change in control;

●	we have never paid and do not intend to pay cash dividends;

●	our Chief Executive Officer has the ability to control all matters submitted to stockholders for approval, which limits our stockholders’ ability to influence corporate affairs; and

●	the other factors described in “Risk Factors.”

Those factors should not be construed as exhaustive and should be read with the other cautionary statements in this Prospectus.

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this Prospectus. The matters summarized under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this Prospectus could cause our actual results to differ significantly from those contained in our forward-looking statements. In addition, even if our results of operations, financial condition and liquidity, and industry developments are consistent with the forward-looking statements contained in this Prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

In light of these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this Prospectus speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments, except as required by applicable law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

28

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $                  from the sale of the                   Units offered in this offering, after deducting estimated underwriting discounts and estimated offering expenses payable by us. If the underwriter’s over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $                 . We will not receive any of the proceeds from the sale of our Common Stock by the Selling Stockholders. We intend to use the net proceeds from this offering, and any proceeds from the exercise of the Warrants, for the following purposes:

Use of Net Proceeds*:
General corporate purposes and operations, including engineering, tooling investments, information technology
Acquisitions
Debt repayment
Expansion of sales force, inbound and outbound marketing
Technology and research development
IT development operations and hosting facility expansion
Total Uses	$

* Assuming the over-allotment is not exercised.

We intend to use the net proceeds of this offering to for general corporate purposes, working capital, potential acquisitions and to repay approximately $                  of short-term debt obligations.

Our management will have broad discretion over the use of the net proceeds from this offering. Our expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our expenditures will depend upon numerous factors, and the actual allocation of proceeds realized from this offering will depend upon our operating revenues and cash position and our working capital requirements and may change. As of the date of this Prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. While we have no current agreements or commitments for any specific acquisitions at this time, we may use a portion of the net proceeds for these purposes.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and United States government securities. We anticipate that the proceeds from this offering will enable us to further grow the business and increase cash flows from operations.

DETERMINATION OF OFFERING PRICE

The offering price of the Units has been negotiated between the underwriter and us considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business. Each Unit consists of one share of our common stock and a Warrant to purchase one share of our common stock at an exercise price equal to $                 , which is 100% of the assumed public offering price of the Units.

DILUTION

If you invest in our Units in this offering, your interest will be diluted to the extent of the difference between the assumed public offering price per share of common stock that is part of the Unit and the as-adjusted net tangible book value per share of common stock immediately after this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Our net tangible book value as of June 30, 2022 was $                 , or $                  per share of common stock.

29

As-adjusted net tangible book value is our net tangible book value after taking into account the effect of the sale of Units in this offering at the assumed public offering price of $                  per Unit and after deducting the underwriting discounts and commissions and other estimated offering expenses payable by us. Our as adjusted net tangible book value as of June 30, 2022 would have been approximately $                 , or $                  per share. This amount represents an immediate increase in as-adjusted net tangible book value of approximately $                  per share to our existing stockholders, and an immediate dilution of $                  per share to new investors participating in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this per share dilution:

Assumed public offering price per share (attributing no value to the warrants)	$
Net tangible book value per share as of June 30, 2022	$
Increase in as-adjusted net tangible book value per share after this offering	$
As adjusted net tangible book value per share after giving effect to this offering	$
Dilution in as-adjusted net tangible book value per share to new investors	$

A $1.00 increase (decrease) in the assumed public offering price of $1.00 per Unit would increase (decrease) the as-adjusted net tangible book value per share by $                 , and the dilution per share to new investors in this offering by $                 , assuming the number of Units offered by us, as set forth on the cover page of this Prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The information above assumes that the underwriter does not exercise its over-allotment option. If the underwriter exercises its over-allotment option in full, the as-adjusted net tangible book value will increase to $                  per share, representing an immediate increase to existing stockholders of $                  per share and an immediate dilution of $                  per share to new investors.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding Warrants having a per share exercise price less than the per share offering price to the public in this offering.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table are based on 1,097,721 shares outstanding as of November 2, 2022. The discussion and table do not include, as of that date:

●	shares of common stock issuable upon conversion of our outstanding Series A Convertible Preferred Stock;

●	exercise of the Warrants;

●	exercise of the Underwriter’s Warrants; and

●	exercise of the underwriter’s option to purchase additional shares and/or the Underwriter’s Warrants from us in this offering.

30

PRICE RANGE OF THE REGISTRANT’S COMMON STOCK

Our common stock is currently quoted on the OTC Pink under the trading symbol “ATDS”.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Fiscal Year 2022	High Bid	Low Bid
First Quarter	$18.40	$1.41
Second Quarter	$7.50	$1.55
Third Quarter	$6.99	$1.61

Fiscal Year 2021	High Bid	Low Bid
First Quarter	$592.00	$96.00
Second Quarter	$206.40	$73.60
Third Quarter	$80.40	$25.00
Fourth Quarter	$28.00	$6.40

Fiscal Year 2020	High Bid	Low Bid
First Quarter	$12,640.00	$480.00
Second Quarter	$2,160.00	$152.00
Third Quarter	$3,888.00	$120.00
Fourth Quarter	$192.00	$77.60

As of November 4, 2022, the last reported sales price reported on the OTC Pink for our common stock was $2.24 per share. As of November 2, 2022, we had approximately 563 holders of record of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers or registered clearing agencies. The transfer agent of our common stock is Madison Stock Transfer Inc., located at 2500 Coney Island Ave, Sub Level, Brooklyn, New York 11223.

DIVIDEND POLICY

Holders of our common stock are entitled to receive dividends as may be declared from time to time by our Board of Directors. We have not paid any cash dividends since inception on our common stock and do not anticipate paying any in the foreseeable future. Our current policy is to retain earnings, if any, for use in our operations.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2022:

●	on an actual basis;

●

on an as adjusted basis to reflect the issuance and sale by us of                   Units (which number includes the exercise in full of the over-allotment option) in this offering at the public offering price of $                  per Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale.

31

You should consider this table in conjunction with “Use of Proceeds” above as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to those financial statements for the six months ended June 30, 2022 and the year ended December 31, 2021 included elsewhere in this Prospectus.

September 30, 2022
	Actual	Pro Forma As Adjusted

Cash	$	$
Total Current Liabilities
Total Liabilities
Stockholders’ Equity:
Series A convertible preferred stock, par value $0.001, 150,000 shares designated, 149,892 shares issued and outstanding
Common stock, par value $0.001, 125,000,000 shares authorized, 954,561 shares issued and outstanding Pro forma as adjusted; 1,907,173 shares issued and outstanding
Additional paid in capital
Accumulated Deficit
Total Stockholders’ Equity (Deficit)
Total capitalization	$	$

(1) The as-adjusted information discussed above is illustrative only and will be further adjusted based on the actual public offering price and other terms of this offering determined at pricing.

A $1.00 increase (decrease) in the assumed public offering price of $                  per Unit would increase (decrease) cash and cash equivalents, working capital, total assets, and total stockholders’ (deficit) equity by $                 , assuming that the number of Units offered by us, as set forth on the cover page of this Prospectus, remains the same, after deducting the estimated underwriting discounts and commissions.

The above discussion and table are based on 1,097,721 shares outstanding as of November 2, 2022 do not include, as of that date:

●	shares of common stock issuable upon conversion of our outstanding Series A Convertible Preferred Stock and, if any, Series B Convertible Preferred Stock; and

●	exercise of the Underwriter’s Warrants.

As of November 2, 2022 we are authorized to issue 125,000,000 shares of common stock, par value $0.001 per share, of which 1,097,721 shares of common stock were issued and outstanding. We are also authorized to issue 337,500 shares of preferred stock, par value $0.001 per share, of which (a) 150,000 shares are designated Series A Preferred Stock, of which 149,892 shares were issued and outstanding; and (b) 80,000 shares are designated Series B Preferred Stock, none of which were issued and outstanding.

32

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the six months ended June 30, 2022 and the years ended December 31, 2021 and 2020, should be read in conjunction with our consolidated financial statements, and the notes to those financial statements that are included elsewhere in this Prospectus.

The discussion in this section contains forward-looking statements. These statements relate to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “would” or “will” or the negative of these terms or other comparable terminology, but their absence does not mean that a statement is not forward-looking. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which could cause our actual results to differ from those projected in any forward-looking statements we make. Several risks and uncertainties we face are discussed in more detail under “Risk Factors” beginning on page 8 of this Prospectus, and in the discussion and analysis below. You should, however, understand that it is not possible to predict or identify all risks and uncertainties and you should not consider the risks and uncertainties identified by us to be a complete set of all potential risks or uncertainties that could materially affect us. You should not place undue reliance on the forward-looking statements we make herein because some or all of them may turn out to be wrong. We undertake no obligation to update any of the forward-looking statements contained herein to reflect future events and developments, except as required by law. The following discussion should be read in conjunction with the consolidated financial statements and the notes to those statements included elsewhere in this Prospectus.

Overview

We provide data security and privacy management solutions across the enterprise and in the cloud. Trusted by over 10,000 customers, we provide the visibility and control needed to protect data at scale, regardless of format, location, or consumer, and to facilitate compliance with fast-changing global data privacy requirements. Our customers include established leaders and up-and-coming businesses spanning the private and public/government sectors across diverse industries and fields, including financial services, healthcare, manufacturing, retail, technology, and telecommunications.

The mounting ransomware landscape as well as other threats to data have accelerated the rate at which businesses are adopting data security solutions and we believe that our portfolio of data security and privacy products provides an encompassing solution set such that we are well positioned to capitalize on that increased adoption rate and establish our products as new data privacy and security standards. Our offerings are anchored in reliable and comprehensive privacy management and equip organizations with a seamless approach to safeguard data, protect against attacks, and otherwise mitigate the most critical risks.

Sector-specific US laws, state-level legislation, and outside-the-United States (OUS) regulations are confounding enterprises of all sizes for whom safeguarding and stewarding data is key, but for whom becoming specialists in privacy and security is not an element of their strategic roadmap. For many of these enterprises, we can bridge the gap between their need to protect data and their need to use their resources to grow their core business by offering turnkey solutions and related counseling and technical support to offset risks from data breaches and security incidents of various types. We provide products and services for the marketplace that are designed to protect data that is stored in the cloud, on-premises, and in hybrid cloud/on-premises environments, and data that is transmitted throughout the enterprise, including but not limited to by remote employees. Our suite of security products focuses on protecting sensitive files and email, confidential customer, patient and employee data, financial records, strategic and product plans, intellectual property and other proprietary information, allowing our customers to create, share, and protect their sensitive data wherever it is stored and however it is used.

We deliver solutions and capabilities that businesses can use in conjunction with their use of established cloud vendors such as Microsoft® Azure, Google® Cloud Platform (GCP), and Amazon® Web Services (AWS), as well as with on-premises databases and database applications and with virtualization platforms, such as those hosted or configured using VMWare®, Citrix®, and Oracle® products.

We sell or plan to sell substantially all of our products and services through a sales model that combines the leverage of a channel sales model or direct account management, thereby providing us with opportunities to grow our current customer base and deliver our value proposition for data privacy and security. We endeavor to use subscription models to license products and services, commonly for a paid-in-advance, multiyear term that is auto-renewing. We also make use of channel partners, distributors, and resellers which sell to end-users of the products and services. This approach allows us to maintain close relationships with our customers and benefit from the global reach of our partners. Additionally, we are enhancing our product offerings and go-to-market strategy by establishing technology alliances within the IT infrastructure and security vendor ecosystem. Our sales and marketing focus for new organic growth is on organizations with 500 or more users who are adopting cloud services and can make larger purchases with us over time and have a greater potential lifetime value.

33

We continue to onboard to cloud-native technology adoption portals such as the Microsoft® Azure Marketplace and the Amazon® AWS Marketplace. Vendors may offer incentives to us as a software and services provider to onboard and market via their marketplace portals.

We strive to create new and innovative products and to improve existing products, proactively identifying and solving the data security needs of our customers.

As cloud adoption continues to accelerate, data privacy requirements get more complex, and data security becomes more challenging, we believe that Data443 is well positioned to capture more market share, continue to lead in strategic data security technology development, and prepare organizations for the next epoch in IT data privacy services.

Our Products

Each of our major product lines provides features and functionality which we believe enable our customers to optimally secure their data. The products are modular, giving our customers the flexibility to select what they require for their business needs and the flexibility to expand their usage simply by adding a license. We currently offer the following products and services:

●	Data443® Ransomware Recovery Manager (also known as “SmartShield™”), a unique offering designed to recover a workstation immediately upon infection to the last known business-operable state, without requiring any end user or IT administrator intervention.

●	Data443® Data Identification Manager (also known as ClassiDocs® and FileFacets®), our data classification and governance technology, which supports GDPR, CCPA, and LGPD compliance in a Software-as-a-Service (SaaS) platform that performs sophisticated data discovery and content searching of structured and unstructured data within corporate networks, servers, content management systems, email, desktops, and laptops.

●	Data443® Data Archive Manager (also known as ArcMail®), a simple, secure, and cost-effective solution for enterprise data retention management and archiving.

●	Data443® Sensitive Content Manager (also known as ARALOC®), a secure, cloud-based platform for managing, protecting and distributing digital content to desktop and mobile devices, which protects an organization’s confidential content and intellectual property assets from accidental leakage or intentional misappropriation—without impeding all authorized users of the content and other stakeholders from collaborating.

●	Data443® Data Placement Manager (also known as DATAEXPRESS®), a data transport, transformation, and delivery product being used by leading financial organizations worldwide.

●	Data443® Access Control Manager (also known as “Resilient Access”), enables fine-grained access controls across a wide variety of platforms at scale for internal customer systems and commercial public cloud platforms like Salesforce®, Box.Net, Google® G Suite, Microsoft® OneDrive, and others.

●	Data443® Blockchain Protection Manager (also known as as ClassiDocs® for Blockchain), provides an active implementation for the Ripple XRP that protects blockchain transactions from inadvertent disclosure and data leaks.

●	Data443® Global Privacy Manager, a privacy compliance and consumer loss mitigation platform which is integrated with the Data443® Data Identification Manager to do the delivery portions of GDPR and CCPA as well as process privacy-related requests under such laws, and therefore enables customers to manage the full range of privacy-law driven requirements, such as responding to permitted consumer demands for access or removal, as well as to remediate issues and monitor and report on status and compliance.

●	Data443® IntellyWP, products for enhancing the user experience for the world’s largest content management platform, WordPress.

●	Data443® Chat History Scanner, which scans chat messages for compliance, security, personally identifiable information (PII), personal information (PI), payment card information (PCI) as well as any custom keywords selected by the customer, and which can be used with third party platforms such as the Zoom Video Communications, Inc. video conferencing platform.

●	Data443® GDPR Framework, CCPA Framework, and LGPD Framework WordPress Plugins, which help organizations of all sizes comply with Europe, California and Brazil privacy rules and regulations and are currently used by over 30,000 active site owners. We offer the plugins with a freemium business model, i.e., basic features at no cost and additional or more advanced features at a premium.

34

CARES Act

The Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) was enacted March 27, 2020. There are several different provisions within the CARES Act that impact income taxes for corporations. While we continue to evaluate the tax implications, we believe these provisions will not have a material impact to the financial statements.

We received a $150,000 loan from the U.S. Small Business Administration (the “SBA”) under the SBA’s Economic Injury Disaster Loan program on or around May 27, 2020 (the “EID Loan”). The EID Loan has a thirty year term and bears interest at a rate of 3.75% per annum. Monthly principal and interest payments are deferred for twelve months after the date of disbursement. The EID Loan may be prepaid at any time prior to maturity with no prepayment penalties, and is otherwise repaid at the rate of $731 per month. The proceeds from the EID Loan must be used for working capital. The Loan Authorization and Agreement and the Note executed by us in connection with the EID Loan contains events of default and other provisions customary for a loan of this type.

We received a second EID loan from the SBA under the SBA’s Economic Injury Disaster Loan program in the amount of $350,000 on or around June 27, 2021 (the “Second EID Loan”). The Second EID Loan has a thirty-year term and bears interest at a rate of 3.75% per annum. Monthly principal and interest payments were deferred for twelve months after the date of disbursement. The Second EID Loan may be prepaid at any time prior to maturity with no prepayment penalties and is otherwise repaid at the rate of $731 per month. The proceeds from the Second EID Loan must be used for working capital. The loan authorization and agreement and the note executed by us in connection with the Second EID Loan contains events of default and other provisions customary for a loan of this type.

Outlook

Our continued objective is to further integrate our growing suite of data security, ransomware protection and privacy offerings and to deliver the offerings to our growing base of enterprise clients both directly and via our partner channel. Data privacy concerns continue to grow in lockstep with security breaches and ongoing expansion of data storage and consumption, and the spread of telework, telehealth and remote learning requirements.

We have used, and expect to continue to use, acquisitions to contribute to our long-term growth objectives. We hope to continue to acquire complementary business assets and add to our customer base in the process. Some of the key elements to our growth strategy include, without limitation:

	●	improve and extend our technological capabilities, domestically and internationally.
	●	further integrate our product and services offerings to provide an unmatched data privacy platform.
	●	focus on underserved markets and medium-sized businesses.
	●	deliver capabilities via unconventional channels, including open-source and “freemium” trial subscription models.
	●	leverage our existing relationships for professional references, association and internal private industry level promotional events and other high-value product positional activities.
-	●	be prepared to capture and execute on opportunities in the acquisition marketplace.
	●	continued focus on net bookings with minimum long-term contract value.
	●	improve SaaS Services with a high ‘attach’ rate for additional capabilities.
	●	increase year-over-year conversions from perpetual one-time contract sales to multiyear recurring subscription revenue agreements.

While we report primarily income based on recognized and deferred revenue, another measurement internally for the business is booked revenues. Management uses this measure to track numerous indicators such as: contract value growth; initial contract value per customer; and certain other metrics the values of which change quarter-over-quarter. These results may also be subject to, and impacted by, sales compensation plans, internal performance objectives, and other activities. We continue to increase revenue from our existing operations. We generally recognize revenue from customers ratably over the terms of their subscription, which is generally one year at a time. As a result, a substantial portion of the revenue we report in each period is attributable to the recognition of deferred revenue relating to agreements that we executed during previous periods. Consequently, any increase or decline in new sales or renewals in any one period will not be immediately reflected in our revenue for that period. Any such change, however, would affect our revenue in future periods. Accordingly, the effect of downturns or upturns in new sales and potential changes in our rate of renewals may not be fully reflected in our results of operations until future periods.

35

Results of Operations for the Three and Six Months Ended June 30, 2022 Compared to the Three and Six Months Ended June 30, 2021

Our operations for the three months ended June 30, 2022 and 2021 are outlined below:

	Three Months Ended
	June 30,
	2022	2021	Change	%
Revenue	$750,989	$762,352	$(11,363)	(1)%
Cost of revenue	78,593	96,830	(18,237)	(19)%
Gross Profit	672,396	665,522	6,874	1%
Gross Profit Percentage	90%	87%

Operating expense	2,175,855	1,360,616	815,239	60%
Other income (expense)	(942,753)	(850,260)	(92,493)	11%
Net loss	$(2,446,212)	$(1,545,354)	$(900,858)	58%

Revenue

The decrease in revenue in part is due to our ongoing shift for some products from year-over-year one-time sales perpetual licenses with annual maintenance contracts (also referred to as perpetual license “renewals” to time-based subscriptions with multiyear upfront payments; this shift resulted in fewer customers paying for subscriptions licenses or renewals in the quarter. We also believe customers and prospective customers were reluctant to consider deals regarding new business opportunities due to concerns based on uncertainty in the economy and other global events. However, we continue to see organic growth in increased consumption of our services that contain storage or volume components, matching our expectations and as is reflected in our continuing ARR growth.

Cost of revenue

Cost of revenue consists of direct expenses, such as sales commission, shipping, and supplies. The increase in cost of revenue was primarily due to an increase in one-time costs, including advertising in national publications and customer outreach.

Operating Expenses

For the three months ended June 30, 2022 and 2021 our operating expenses were as follows:

	Three Months Ended
	June 30,
	2022	2021	Change	%

General and administrative	$2,116,220	$1,311,396	$804,824	61%
Sales and marketing	59,635	49,220	10,415	21%
Total operating expenses	$2,175,855	$1,360,616	$815,239	60%

General and Administrative Expenses

The general and administrative expenses primarily consisted of management costs, costs to integrate assets we acquired and to expand sales, product enhancements, audit and review fees, filing fees, professional fees, and other expenses related to SEC reporting, including the re-classification of sales-related management expenses, in connection with the projected growth of our business. Additionally, we continue to incur specific one-time costs in relation to our planned listing on the Nasdaq Capital Market, additional financing activities and related functions. The increase in general and administrative expense was primarily due to an increase in professional service fees.

Sales and Marketing Expenses

The sales and marketing expenses primarily consisted of continuing to shift our sales operation toward an inbound model, continued high focus on renewals and customer success operations and previously reported expenses, primarily management costs, reclassified to general and administrative expenses. The increase in sales and marketing expense was primarily due to an increase in trade show events, related travel and marketing expenses.

Other income (expense)

Other expenses for the three months ended June 30, 2022 consisted of interest expense. Other expenses for the June 30, 2021 consisted of interest expense and loss on change in fair value of derivative. The increase in other expenses was primarily due to an increase in interest expense.

Net Loss

The net loss for the three months ended June 30, 2022 was mainly derived from an operating loss of $1,503,459, and interest expense of $942,753. The net loss for the three months ended June 30, 2021 was mainly derived from an operating loss of $695,094, interest expense of $671,862 and loss on change in fair value of derivative liability of $178,398.

36

Our operations for the six months ended June 30, 2022 and 2021 are outlined below:

	Six Months Ended
	June 30,
	2022	2021	Change	%
Revenue	$1,363,505	$1,600,220	$(236,715)	(15)%
Cost of revenue	278,272	263,824	14,448	5%
Gross Profit	1,085,233	1,336,396	(251,163)	(19)%
Gross Profit Percentage	80%	84%

Operating expense	3,269,812	2,889,605	380,207	13%
Other income (expense)	(2,094,952)	(2,168,443)	73,491	(3)%
Net loss	$(4,279,531)	$(3,721,652)	$(557,879)	15%

Revenue

The decrease in revenue for the six months ended June 30, 2022 was primarily due to increased pull through of deals in Q4 of 2021 – both by the Company and our customers who took advantage of prepaid multi-year discounts and also took advantage of multi-year commitments to our SaaS products and other software product offerings. As discussed elsewhere herein, this impacted Q1 2022 revenue attainments. Significant disruption and distraction in customer operations primarily due to increased pandemic activity in January 2022 and the Russian invasion of Ukraine in February 2022 also contributed to customers deferring decisions to renew existing relationships or to sign up for new product offerings. A return to pre-first quarter activity levels has resumed midway through the first quarter of 2022 which is demonstrated in our Q2 of 2022 results.

Cost of Revenue

Cost of revenue consists of direct expenses, such as sales commission, shipping, and supplies. The increase in cost of revenue was primarily due to an increase in one-time costs, including sales commissions for some larger deal closings and customer outreach.

Operating Expenses

For the six months ended June 30, 2022 and 2021 our operating expenses were as follows:

	Six Months Ended
	June 30,
	2022	2021	Change	%

General and administrative	$3,089,782	$2,744,961	$344,821	13%
Sales and marketing	180,030	144,644	35,386	24%
Total operating expenses	$3,269,812	$2,889,605	$380,207	13%

General and Administrative Expenses

The general and administrative expenses primarily consisted of management costs, costs to integrate assets we acquired and to expand sales, product enhancements, audit and review fees, filing fees, professional fees, and other expenses related to SEC reporting, including the re-classification of sales-related management expenses, in connection with the projected growth of our business. Additionally, we continue to incur specific one-time costs in relation to our planned uplist to the Nasdaq Capital Markets, additional financing activities and related functions. The increase in general and administrative expense was primarily due to a increases in professional services fees related to uplist activities, increased overhead costs associated with our continued public OTC Pink Market listing, and acquisition-related costs.

Sales and Marketing Expenses

The sales and marketing expenses primarily consisted of continuing to shift our sales operation toward an inbound model, continued high focus on renewals and customer success operations and previously reported expenses, primarily management costs, reclassified to general and administrative expenses. The increase in sales and marketing expense was primarily due to an increase in technology-related expenses.

37

Other income (expense)

Other expenses for the six months ended June 30, 2022 consisted of interest expense and loss on change in fair value of derivative. Other expenses for the six months ended June 30, 2021 consisted of interest expense, loss on change in fair value of derivative, and loss on settlement on debt. The decrease in other expenses was primarily due to change in fair value of derivative liabilities and loss on settlement of debt.

Net Loss

The net loss for the six months ended June 30, 2022 was mainly derived from an operating loss of $2,184,579, and interest expense of $2,037,069. The net loss for the six months ended June 30, 2021 was mainly derived from an operating loss of $1,553,209, interest expense of $1,577,288, loss on settlement of debt of $227,501 and loss on change in fair value of derivative liability of $363,654.

Accumulated Losses

We had a net operating loss carry forward of approximately $6 million from prior operations in 2017, before our current president and Chief Executive Officer acquired a controlling interest in the Company. Subsequent to this and through June 30, 2022, we have relied on convertible notes and other debt instruments that contain unfavorable discounts, origination fees, and have embedded conversion features that are subject to derivative treatment for accounting purposes. Due primarily to this treatment of convertible notes, debt and related derivative accounting, since 2017, we have accumulated deficits of approximately $14.1 million due to derivative valuations and $9.6 million expensed for interest and amortization of debt discounts for financing and other origination fees.

Liquidity and Capital Resources

The following table provides selected financial data about our company as of June 30, 2022 and December 31, 2021, respectively.

Working Capital

The following table provides selected financial data about our company as of June 30, 2022 and December 31, 2021, respectively.

	June 30,	December 31,
	2022	2021	Change	%
Current assets	$2,985,645	$1,297,304	$1,688,341	130%
Current liabilities	$6,420,970	$4,502,937	$1,918,033	43%
Working capital deficiency	$(3,435,325)	$(3,205,633)	$(229,692)	7%

We require cash to fund our operating expenses and working capital requirements, including outlays for capital expenditures. As of June 30, 2022, we had no cash and a bank overdraft of $3,781 and our principal sources of liquidity were trade accounts receivable of $231,507 and prepaid, advance payment for acquisition of $2,726,188 and other current assets of $27,950, as compared to cash of $1,204,933, trade accounts receivable of $21,569 and prepaid and other current assets of $70,802 as of December 31, 2021.

During the last two years, and through the date of this Report, we have faced an increasingly challenging liquidity situation that has limited our ability to execute our operating plan. We have also been required to maintain our corporate existence, satisfy the requirements of being a public company, and have chosen to become a mandatory filer with the SEC. We will need to obtain capital to continue operations. There is no assurance that we will be able to secure such funding on acceptable terms. During the six months ended June 30, 2022, we reported a loss from operations of $2,184,579.

38

As of June 30, 2022, we had assets of cash in the amount of $0 and other current assets in the amount of $2,985,645. As of June 30, 2022, we had current liabilities of $6,420,970. Our accumulated deficit as of June 30, 2022 was $45,978,192.

As of December 31, 2021, we had assets of cash in the amount of $1,204,933 and other current assets in the amount of $92,371. As of December 31, 2021, we had current liabilities of $4,502,937. Our accumulated deficit as of December 31, 2021 was $42,033,887.

The revenues generated from our current operations will not be sufficient to fund our planned growth. We will require additional capital to continue to operate our business, and to further expand our business. Sources of additional capital through various financing transactions or arrangements with third parties may include equity or debt financing, bank loans or revolving credit facilities. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. Unless we can attract additional investment, our operating as a going concern is in doubt.

We are now obligated to file annual, quarterly and current reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Sarbanes-Oxley Act and the rules subsequently implemented by the SEC and the PCAOB have imposed various requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities of ours more time-consuming and costly. In order to meet the needs to comply with the requirements of the Exchange Act, we will need investment of capital.

Management has determined that additional capital will be required in the form of equity or debt securities. There is no assurance that management will be able to raise capital on terms acceptable to us, or at all.

If we are unable to obtain sufficient amounts of additional capital, we may have to cease filing the required reports and cease operations completely. If we obtain additional funds by selling any of our equity securities or by issuing common stock to pay current or future obligations, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or the equity securities may have rights preferences or privileges senior to the common stock.

Cash Flow

	Six Months Ended
	June 30,
	2022	2021	Change
Cash used in operating activities	$(115,911)	$(823,075)	$707,164
Cash used in investing activities	$(346,960)	$(79,020)	$(267,940)
Cash provided by financing activities	$(742,062)	$850,519	$(1,592,581)
Cash on hand	$-	$7,207	$(7,207)

Operating Activities

During the six months ended June 30, 2022, we used $115,911 by operating activities, compared to $823,075 during the six months ended June 30, 2021. The elimination of cash on hand was primarily due to an increase in net loss.

Investing Activities

During the six months ended June 30, 2022, we used funds in investing activities of $346,960 to acquire property and equipment and advance payment for acquisition. During the six months ended June 30, 2021, we used funds in investing activities of $79,020 to acquire property and equipment.

39

Financing Activities

During the six months ended June 30, 2022, we raised $75,000 through the issuance of Series B Preferred Stock; $1,207,800 from issuance of convertible debt; proceeds from related party of $116,238, bank overdraft of $3,781 and $1,186,453 from issuance of notes payable; offset in part through redemption of Series B Preferred Stock of $487,730; repayment of convertible note payable of $758,346; repayment of $1,957,492 on notes payable; repayment to related party of $86,571 and, $41,195 of capital lease payments. For June 30, 2022 we had net cash outflows for financing activities of $742,062. By comparison, during the six months ended June 30, 2021, we had net financing inflows of $850,519, having raised $846,801 through the issuance of common stock; $250,000 through the issuance of Series B Preferred Stock; $100,000 from issuance of convertible debt; $2,574,647 from issuance of notes payable; and, $271,464 from loan from a related party, offset in part through repayment of $2,734,275 on notes payable; repayment to related party of $414,187 and, $43,931 of capital lease payments.

We are dependent upon the receipt of capital investment or other financing to fund our ongoing operations and to execute our business plan. In addition, we are dependent upon our controlling stockholder to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations.

Results of Operations for the Years Ended December 31, 2021 and December 31, 2020

Our operations for the year ended December 31, 2021 and 2020 are outlined below:

	Years Ended
	December 31,
	2021	2020	Change	%
Revenue	$3,609,494	$2,474,627	$1,134,867	46%
Cost of revenue	546,888	303,515	243,373	80%
Gross Profit	3,062,606	2,171,112	891,494	41%
Gross Profit Percentage	85%	88%	(3)%	(3)%

Operating expense	5,699,845	6,071,597	(371,752)	(6)%
Other expense	(3,837,915)	(10,006,700)	6,168,785	(62)%
Net loss	$(6,475,154)	$(13,907,185)	$7,432,031	(53)%

Revenue

The increase in revenue was primarily due to continued growth in our financial services customer base, increases in our multiyear renewals and new contracts that are subscription-based. Our enhanced file transfer capabilities (via our Data443® Placement Manager product) continue to grow and our customers’ reliance on them are becoming more focused and centralized. This reliance powers business transformation activities, including functions we’ve announced such as over ‘6 nines’ of uptime for over a decade for one customer. Additionally, our data-archiving business that was heavily on-premises based and perpetual software in the past (Data443® Data Archive Manager), is now quickly migrating to our cloud-based facilities that we have invested in over the past few years. Our hosting model contributes higher margins, recurring annual recurring revenue (ARR) and a better experience for our customers. Additionally, it greatly accelerates the adoption of other products that Data443 already offers and plans to offer in the future.

Cost of revenue

Cost of revenue consists of direct expense, such as sales commission, shipping, and supplies. We continue to manage a requisite ratio of expenses to revenues model. The increase in cost of revenue was primarily due to an increase in revenue, with pointed and focused investments in marketing spend and customer outreach.

40

For the years ended December 31, 2021 and 2020 our operating expenses are as follows:

	Years Ended
	December 31,
	2021	2020	Change	%
Operating expenses
General and administrative	$5,433,113	$5,830,703	$(397,590)	(7)%
Sales and marketing	266,732	240,894	25,838	11%
Total operating expenses	$5,699,845	$6,071,597	$(371,752)	(6)%

General and Administrative Expenses

The general and administrative expenses primarily consisted of management costs, costs to integrate assets we acquired and to expand sales of those assets, product enhancements, audit and review fees, filing fees, professional fees, and other expenses related to SEC reporting, including the reclassification of sales-related management expenses in connection with the projected growth of our business. The decrease in general and administrative expense was primarily due to a decrease in amortization and stock-based compensation offset by an increase in insurance and conference expenses.

Sales and Marketing Expenses

The sales and marketing expenses primarily consisted of developing a sales operation, with some previously reported expenses, primarily management costs, reclassified to general and administrative expenses. The increase in sales and marketing expenses was primarily due to an increase in advertising and marketing.

Other income (expense)

Other expense for the year ended December 31, 2021 consisted of non-dilutional significant short-term interest expense, loss on change in fair value of derivative, and gain on settlement of debt. Other expense for the year ended December 31, 2020 consisted of interest expense, loss on impairment of intangible assets, loss on change in fair value of derivative, and loss on settlement on debt. The decrease in other expense was primarily due to change in fair value of derivative liabilities.

Net Loss

The net loss for the year ended December 31, 2021 was mainly derived from an operating loss of $2,637,239, and interest expense of $3,334,413 and loss on change in fair value of derivative liability of $614,658. The net loss for the year ended December 31, 2020 was mainly derived from an operating loss of $3,900,485, and loss on change in fair value of derivative liability of $7,406,416.

Cash Flow for the Year Ended December 31, 2021 Compared to the Year Ended December 31, 2020

Liquidity and Capital Resources

The following table provides selected financial data about our company as of December 31, 2021 and 2020, respectively.

Working Capital

The following table provides selected financial data about our company as of December 31, 2021 and 2020, respectively.

	December 31,	December 31,
	2021	2020	Change	%
Current assets	$1,297,304	$195,286	$1,102,018	564%
Current liabilities	$4,502,937	$5,615,034	$(1,112,097)	(20)%
Working capital deficiency	$(3,205,633)	$(5,419,748)	$2,214,115	(41)%

41

We require cash to fund our operating expenses and working capital requirements, including outlays for capital expenditures. As of December 31, 2021, our principal sources of liquidity were cash of $1,204,933, trade accounts receivable of $21,569 and prepaid and other current assets of $70,802, as compared to cash of $58,783 and trade accounts receivable of $136,503 as of December 31, 2020.

During the last two years, and through the date of this Prospectus, we have faced a challenging liquidity situation that has intermittently limited our ability to execute our operating plan. We have also been required to maintain our corporate existence, satisfy the requirements of being a public company, and have chosen to become a mandatory filer with the SEC. We will need to obtain capital to continue operations. There is no assurance that we will be able to secure such funding on acceptable (or any) terms. During the year ended December 31, 2021 and 2020, we reported a loss from operations of $2,637,239 and $3,900,485, respectively, and had negative cash flows used in operating activities of $855,540 and $758,479, respectively, for the same periods.

As of December 31, 2021, we had assets of cash in the amount of $1,204,933 and other current assets in the amount of $92,371. As of December 31, 2021, we had current liabilities of $4,502,937. Our accumulated deficit as of December 31, 2021 was $42,033,887.

As of December 31, 2020, we had assets of cash in the amount of $58,783 and other current assets in the amount of $136,503. As of December 31, 2020, we had current liabilities of $5,615,034. Our accumulated deficit as of December 31, 2020 was $35,518,584.

The revenues, if any, generated from our continued business operations will not be sufficient to fund our operations or planned growth. We will require additional capital to continue to operate our business, and to further expand our business. Sources of additional capital through various financing transactions or arrangements with third parties may include equity or debt financing, bank loans or revolving credit facilities. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. Unless we can attract additional investment, our future operation as a going concern is in doubt.

We are obligated to file annual, quarterly and current reports with the SEC pursuant to the Exchange Act. In addition, the Sarbanes-Oxley Act and the rules subsequently implemented by the SEC and the PCAOB impose various requirements on public companies, including requiring changes in corporate governance practices. These rules and regulations have increased and are expected to continue to increase our legal and financial compliance costs and to make some of our activities more time-consuming and costly. In order to continue to comply with the requirements of the Exchange Act, we will need investment of capital.

Management has determined that additional capital will be required in the form of equity or debt securities. There is no assurance that management will be able to raise capital on terms acceptable to us or at all.

If we are unable to obtain sufficient amounts of additional capital, we may have to cease filing the required reports and cease operations completely. If we obtain additional funds by selling any of our equity securities or by issuing common stock to pay current or future obligations, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or the equity securities may have rights preferences or privileges senior to the common stock.

Cash Flow

	Years Ended
	December 31,
	2021	2020	Change
Cash used in operating activities	$(855,540)	$(758,479)	$(97,061)
Cash used in investing activities	$(138,331)	$(461,400)	$323,069
Cash provided by financing activities	$2,140,021	$1,259,989	$880,032
Cash on hand	$1,204,933	$58,783	$1,146,150

42

Operating Activities

During the year ended December 31, 2021, we used $855,540 in operating activities, compared to $758,479 during the year ended December 31, 2020. Cash used in operation activities was primarily due to a decrease in operating liabilities.

Investing Activities

During the year ended December 31, 2021, we used funds in investing activities of $138,331 to acquire property and equipment. During the year ended December 31, 2020, we used funds in investing activities of $315,000 to acquire intellectual property and $146,400 to acquire property and equipment.

Financing Activities

During the year ended December 31, 2021, we raised $846,801 through the issuance of common stock; $525,000 through the issuance of Series B Preferred Stock; $1,482,000 from issuance of convertible debt; $4,377,226 from issuance of notes payable; and, $366,943 from loan from related party, offset in part through redemption of Series B Preferred Stock of $63,999; repayment of convertible note payable of $45,000; repayment of $4,577,578 on notes payable; repayment to related party of $680,807 and, $90,565 of capital lease payments. By comparison, during the year ended December 31, 2020, we raised $50,000 through the issuance of Series B Preferred Stock; $1,502,250 from issuance of convertible debt; $2,147,996 from issuance of notes payable; and, $299,173 from loan from related party, offset in part through repayment of $1,689,846 on notes payable; repayment to related party of $976,257 and, $73,327 of capital lease payments.

We are dependent upon the receipt of capital investment or other financing to fund our ongoing operations and to execute our business plan. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations.

Going Concern

The consolidated financial statements accompanying this Prospectus have been prepared on a going concern basis, which implies that our company will continue to realize its assets and discharge its liabilities and commitments in the normal course of business. Our Company has generated limited revenues since inception and has never paid any dividends and is unlikely to pay dividends in the immediate or foreseeable future. The continuation of our company as a going concern is dependent upon the ability of our company to obtain necessary financing to achieve our operating objectives, and the attainment of profitable operations. As of March 31, 2022, our Company has an accumulated deficit and working capital deficiency. We do not have sufficient working capital to enable us to carry out our plan of operation for the next twelve months.

Due to the uncertainty of our ability to meet our current operating expenses and the capital expenses noted above in their report on the consolidated financial statements for the year ended December 31, 2021, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

The continuation of our business is dependent upon us raising additional financial support. The issuance of additional equity or debt securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There can be no assurance that we will be able to raise any additional capital.

Management’s Plans

Our plan is to continue to grow our business through strategic acquisitions, related product development and then expand selling across our sales channels. We continue to focus heavily on our renewals business that we inherited or expect to inherit from our acquisitions. During the next twelve months, we anticipate incurring costs related to (i) filing of Exchange Act reports and (ii) operating our businesses. We will require additional operating capital to maintain and continue operations. We will need to raise additional capital through debt or equity financing, and there is no assurance we will be able to raise the necessary capital. We expect our cost basis for fundraising will be significantly less if we are able to be listed on a major stock exchange (e.g., The Nasdaq Capital Market). We also expect our equity to have more value to support our acquisitions and by virtue of this, to be less costly for us.

43

Off-Balance Sheet Arrangements

There are currently no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act, and are therefore not required to provide this information.

Critical Accounting Policies and Significant Judgments and Estimates

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of our financial statements and reported amounts of income and expense during the reporting periods presented.

Our critical estimates include revenue recognition and intangible assets. Although we believe that these estimates are reasonable, actual results could differ from those estimates given a change in conditions or assumptions that have been consistently applied. We also have other policies that we consider key accounting policies, such as our policy for revenue recognition, however, the application of these policies does not require us to make significant estimates or judgments that are difficult or subjective.

The critical accounting policies used by management and the methodology for its estimates and assumptions are as follows:

Convertible Financial Instruments

We bifurcate conversion options from their host instruments and accounts for them as free-standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable GAAP.

When we have determined that the embedded conversion options should not be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the instrument.

Stock-Based Compensation

We measure the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date. For non-employees, as per ASU No. 2018-7, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, re-measurement is not required. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by us in the same expense classifications in the consolidated statements of operations, as if such amounts were paid in cash. Also, refer to Note 2 – Summary of Significant Accounting Policies, in the consolidated financial statements that are included in this Prospectus.

44

BUSINESS

We are a corporation organized under the laws of the State of Nevada and have a wholly-owned subsidiary corporation with the same name organized under the laws of the State of North Carolina. We were incorporated as Landstar, Inc. on May 4, 1998. Landstar NC was incorporated in 2017, and the name was changed to Data443 Risk Mitigation, Inc. in December 2017. Between July and December 2017, Jason Remillard acquired all of our outstanding Series A Convertible Preferred Shares (the “Series A Shares”) On October 15, 2019, we changed our name with the Secretary of State of Nevada from Landstar, Inc. to Data443 Risk Mitigation, Inc.

Business Overview

We provide data security and privacy management solutions across the enterprise and in the cloud. Trusted by over 10,000 customers, we provide the visibility and control needed to protect data at scale, regardless of format, location, or consumer, and to facilitate compliance with fast-changing global data privacy requirements. Our customers include established leaders and up-and-coming businesses spanning the private and public/government sectors across diverse industries and fields, including financial services, healthcare, manufacturing, retail, technology, and telecommunications.

The mounting ransomware landscape as well as other threats to data have accelerated the rate at which businesses are adopting data security solutions and we believe that our portfolio of data security and privacy products provides an encompassing solution set such that we are well positioned to capitalize on that increased adoption rate and establish our products as new data privacy and security standards. Our offerings are anchored in reliable and comprehensive privacy management and equip organizations with a seamless approach to safeguard data, protect against attacks, and otherwise mitigate the most critical risks.

Sector-specific US laws, state-level legislation, and outside-the-United States (OUS) regulations are confounding enterprises of all sizes for whom safeguarding and stewarding data is key, but for whom becoming specialists in privacy and security is not an element of their strategic roadmap. For many of these enterprises, we can bridge the gap between their need to protect data and their need to use their resources to grow their core business by offering turnkey solutions and related counseling and technical support to offset risks from data breaches and security incidents of various types. We provide products and services for the marketplace that are designed to protect data that is stored in the cloud, on-premises, and in hybrid cloud/on-premises environments, and data that is transmitted throughout the enterprise, including but not limited to by remote employees. Our suite of security products focuses on protecting sensitive files and email, confidential customer, patient and employee data, financial records, strategic and product plans, intellectual property and other proprietary information, allowing our customers to create, share, and protect their sensitive data wherever it is stored and however it is used.

We deliver solutions and capabilities that businesses can use in conjunction with their use of established cloud vendors such as Microsoft® Azure, Google® Cloud Platform (GCP), and Amazon® Web Services (AWS), as well as with on-premises databases and database applications and with virtualization platforms, such as those hosted or configured using VMWare®, Citrix®, and Oracle® products.

We sell or plan to sell substantially all our products and services through a sales model that combines the leverage of a channel sales model or direct account management, thereby providing us with opportunities to grow our current customer base and deliver our value proposition for data privacy and security. We endeavor to use subscription models to license products and services, commonly for a paid-in-advance, multiyear term that is auto-renewing. We also make use of channel partners, distributors, and resellers which sell to end-users of the products and services. This approach allows us to maintain close relationships with our customers and benefit from the global reach of our partners. Additionally, we are enhancing our product offerings and go-to-market strategy by establishing technology alliances within the IT infrastructure and security vendor ecosystem. Our sales and marketing focus for new organic growth is on organizations with 500 or more users who are adopting cloud services and can make larger purchases with us over time and have a greater potential lifetime value.

45

We continue to onboard to cloud-native technology adoption portals such as the Microsoft® Azure Marketplace and the Amazon® AWS Marketplace. Vendors may offer incentives to us as a software and services provider to onboard and market via their marketplace portals.

We strive to create new and innovative products and to improve existing products, proactively identifying and solving the data security needs of our customers.

As cloud adoption continues to accelerate, data privacy requirements get more complex, and data security becomes more challenging, we believe that Data443 is well positioned to capture more market share, continue to lead in strategic data security technology development, and prepare organizations for the next epoch in IT data privacy services.

Size of Our Market Opportunity

By 2024, according to a study from Gartner, Inc., it is expected that 30% of enterprises will have adopted data security platforms, up from less than 5% in 2019. Gartner, Inc. also stated in another report titled “Predicts 2022: Consolidated Security Platforms Are The Future” that customers are working on vendor consolidation strategies aggressively in addition to expecting a portfolio or stack approach to their purchasing requirements.

We expect that current market conditions, recent data thefts, ransomware shutdowns and continued variability in the worldwide worker and retail marketplace will continue to position our product line front and center for many strategic IT and critical board-level opportunities with customers.

The competitive marketplace continues to consolidate via buyouts, take-private transactions and large ‘unicorn’ competitors being acquired prior to their initial public offerings. We believe that these changes in ownership, closure of product lines and general turmoil in certain product segments represent opportunities for us.

We believe that the functionalities offered by our programs and services position us to benefit from this growing market. Furthermore, as we continue to grow our business, we believe that we may have opportunities to expand into collateral growing markets, such IT operations management, storage management and data integration.

Our Products

Each of our major product lines provide features and functionality which we believe enable our clients to optimally secure their data. The products are modular, giving our clients the flexibility to select what they require for their business needs and the flexibility to expand their usage simply by adding a license. The products and related services we offer include:

●	Data443® Ransomware Recovery Manager (also known as “SmartShield™”), a unique offering designed to recover a workstation immediately upon infection to the last known business-operable state, without any end user or IT administrator intervention required.

●	Data443® Data Identification Manager (also known as ClassiDocs® and FileFacets®), our data classification and governance technology, which supports CCPA (California), LGPD (Brazil) and GDPR (Europe) compliance in a Software-as-a-Service (SaaS) platform that performs sophisticated data discovery and content search of structured and unstructured data within corporate networks, servers, content management systems, email, desktops and laptops.

●	Data443® Data Archive Manager (also known as ArcMail®), a simple, secure and cost-effective solution for enterprise data retention management and archiving.

●	Data443® Sensitive Content Manager (also known as ARALOC®), a secure, cloud-based platform for managing, protecting, and distributing of digital content to desktop and mobile devices, which protects an organization’s confidential content and intellectual property assets from accidental leakage or intentional misappropriation - without impeding collaboration between authorized users of the content or other stakeholders.

46

●	Data443® Data Placement Manager (also known as DATAEXPRESS®), a data transport, transformation and delivery product being used by leading financial organizations worldwide;

●	Data443® Access Control Manager (also known as “Resilient Access”), enables fine-grained access controls across a wide variety of platforms at scale for internal customer systems and commercial public cloud platforms like Salesforce, Box.Net, Google G Suite, Microsoft OneDrive and others.

●	Data443® Blockchain Protection Manager (also known as ClassiDocs® for Blockchain), provides an active implementation for the Ripple XRP that protects blockchain transactions from inadvertent disclosure and data leaks.

●	Data443® Global Privacy Manager, the privacy compliance and consumer loss mitigation platform which is integrated with the Data443® Data Identification Manager to do the delivery portions of GDPR and CCPA as well as process privacy-related consumer requests under such laws, and therefore enables customers to manage the full range of privacy-law driven requirements, such as responding to permitted consumer demands for access or removal, as well as to remediate issues, and monitor and report on status and compliance.

●	Data443® IntellyWP, user experience enhancement products for the world’s largest content management platform, WordPress.

●	Data443® Chat History Scanner, which scans chat messages for compliance, security, personally identifiable information (PII), personal information (PI), payment card information (PCI) as well as any custom keywords selected by the customer, and which can be sued with third-party platforms such as the Zoom Video Communications, Inc. video conferencing platform.

●	Data443® - GDPR Framework, CCPA Framework, and LGPD Framework WordPress Plugins, which helps organizations of all sizes to comply with California, Brazil and Europe privacy rules and regulations and are currently used by over 30,000 active site owners. We offer the plugins with a freemium business model, i.e., basic features at no cost and additional or more advanced features at a premium.

47

Our Growth Strategy

Key elements of our growth strategy include:

Acquisitions. We intend to aggressively pursue acquisitions of other cybersecurity software and service providers focused on the data security sector. We target companies with a developed and/or steady client base, as well as companies with offerings that complement our existing suite of products.

Research & Development; Innovation. We intend to increase our spending on research and development to create new and innovative products and to improve existing products, proactively identifying and solving the data security needs of our clients.

Grow Our Customer Base. We believe the continued challenges businesses face in managing their enterprise data and the ever-evolving landscape of cybersecurity threats will keep the demand high for the type of products and services we offer. We intend to capitalize on this demand by continually developing and curating a collection of products and services that are attractive and relevant to both our established revenue base and to new customers.

Expand Our Sales Capacity. We believe that continuing to expand our sales force will be essential to achieving our expansion and growth. We intend to expand our sales capacity by adding sales and marketing employees, with heavy focus on customer success and leveraging our existing customer relationships.

Our Customers

Our current customer base is comprised primarily of two segments – commercial enterprises and open-source consumers. Our commercial enterprise customers are generally focused within the U.S., range from 500 employees to over 150,000 employees, and use our data security products. We have over 10,000 commercial enterprise customers. We have approximately 20 customers in the financial technology industry that contract with us directly for products with subscriptions with terms of more than three years. We have more than 2,500 customers comprising mid-market-sized organizations that also contract with us directly for products with subscriptions with terms of one to three years. Our open-source consumers are more widely distributed geographically, include organizations of all sizes in terms of both number of employees and revenues, and typically use our online GDPR/CCPA/GLPD Privacy plugins, our Privacy Badge solution, or our user experience enhancement products. We have over 200,000 open-source consumers with active installations of our plugins, and we have 9,000 open-source consumers that pay a premium for additional or advanced features. We expect that some of our open-source consumers will become commercial customers over time.

Services

Maintenance and Support

Some of our customers purchase an initial ‘perpetual license’ to one or more of our software products and subsequent maintenance and support contracts on an annual basis. We are striving to move customers to a business model in which they purchase a license to use the software as a time-based subscription, with maintenance and technical support included as part of the subscription. We have and plan to maintain a customer support organization that provides all levels of technical support to our customers.

Professional Services

While users can easily download, install and deploy our software on their own, certain enterprises use our professional service team to provide fee-based services, which include training our customers in the use of our products, providing advice on deployment planning, network design, product configuration and implementation, automating and customizing reports, and tuning policies and configuration of our products for the particular characteristics of the customer’s environment. In some cases, we bundle the professional services with the sale of the product(s).

48

Sales and Marketing

Sales

We intend to sell the majority of our products and services directly to end users of our products and services. In specialized cases where local markets dictate, we intend to effect sales through a network of channel partners, which in turn, will sell the products they purchase from us to the end users. We expect to continue to develop, refine and leverage different models for different regions, product lines and marketplaces as the market changes.

Marketing

Our marketing strategy focuses on building our brand and product awareness, increasing customer adoption and demand, communicating advantages and business benefits, and generating leads for our channel partners and sales force. We market our products as a solution for securing and managing file systems and enterprise data and protecting against cyberattacks. Our internal marketing focus is on branding, content generation, and product marketing. Our marketing efforts also include public relations in multiple regions, analyst relations, customer marketing, and extensive content development available through our website and our social media outlets.

Research and Development

We continue to invest and develop our capabilities in research and development. In addition to core software code, we have continued to enhance our capabilities in user experience and design, which we believe benefits our product lines and further supports customer adoption. We continue to increase the frequency, quality, and feature set of our products for our customers and to adopt advanced development, quality assurance and deployment methodologies.

Intellectual Property

Our commercial success depends in part on our ability to obtain and maintain intellectual property protection for our products and services and our brands, to prevent others from infringing, misappropriating, or otherwise violating our intellectual property rights, to defend and enforce our intellectual property rights, and to operate without infringing, misappropriating, or otherwise violating valid and enforceable intellectual property rights of others. We actively seek to protect intellectual property that we believe is important to our business, which includes maintaining issued patents that we believe cover our products and services or features of the same, and pursuing new patents through patent applications filed with the United States Patent and Trademark Office (the “USPTO”) for processes or other inventions that are commercially or strategically important to developing and maximizing our value. We seek to protect the confidentiality of trade secrets that may be important to our existing businesses or to developing and exploiting new opportunities. We take steps to build and maintain the integrity of our brands, for example, with trademarks and service marks. We rely on a strategy that combines the use of patents, trade secrets, and trademarks, know-how, and license agreements, as well as other intellectual property laws, employment agreements imposing confidentiality and invention assignment obligations, and other contractual protections to establish and protect our intellectual property rights.

Patents

We own three patents that claim inventions related to the technology associated with its Data443® Asset Control Manager product, namely, US Patent Nos. 8,347,313, 8,752,069, and 8,443,997 and which have anticipated expiration dates in 2025, 2024, and 2031, respectively. We also acquired an exclusive, royalty-free license to certain patent assets as a result of its January 19, 2022 purchase of the assets of Centurion Holdings I, LLC. US Patent No. 9,390, 275 has claims directed to protecting a hard drive and controlling hard drive data change and is anticipated to expire in January 2035. US Patent Application Nos. 16/923,747 and 16/923,785 were filed July 8, 2020 and both are pending with the USPTO. The ‘747 and ‘785 applications have been published as US 2021-0011807 and 2021-0012002, respectively and seek protection for claims directed to methods and systems for recognizing unintended file system changes. For new innovations, we intend to seek patent protection either to exclude others from practicing its inventions or to leverage the patent rights for licensing/cross-licensing, whichever may be most appropriate, to further the interests of the business.

Trade Secrets

We also rely on trade secrets relating to our product and technology, and we maintain the confidentiality of such proprietary information to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection. We seek to protect our trade secrets and know-how by entering into confidentiality and invention assignment agreements with employees, contractors, consultants, suppliers, customers, and other third parties, who have access to such information. These agreements generally provide that all confidential information concerning our business or financial affairs developed or made known to the individual during the course of the individual’s relationship with us are to be kept confidential and not disclosed to third parties except in specific circumstances.

Trademarks

Our trademark portfolio is designed to protect the brands of our products and services and any future products and services. As of March 31, 2022, we own and presently intend to maintain 12 United States trademark registrations for word marks and logos including for “DATA443”, and “ALL THINGS DATA SECURITY”, “CLASSIDOCS”, “DATAEXPRESS”, “ARALOC”, “FILEFACETS”, “ENTERPRISE ID”, and “ARCMAIL”.

We also make use of, manage, and otherwise enforce the use of several graphical implementations of our service marks in various capacities, including on our website, and with direct marketing and our product lines. These are also managed as part of our normal IP management processes.

For more information regarding the risks related to our intellectual property, please see “Risk Factors-Failure to protect our proprietary technology and intellectual property rights could substantially harm our business.”

49

Competition

The industry in which we compete is highly competitive. Many companies offer similar products and services for data security. We hope to maintain a competitive advantage by offering quality at a competitive price, continuing to acquire unique and capable technologies and by utilizing the experience, knowledge, and expertise of our management team.

Employees

As of November 4, 2022, we had 24 full-time employees and one non-employee independent contractor engaged part time. We have not experienced any work stoppages, and we consider our relations with our employees to be good. We believe that we will be successful in attracting experienced and capable personnel. Our employees are not represented by any labor union.

Government regulation

We are subject to the laws and regulations of the jurisdictions in which we operate, which may include business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Available Information

We expect to continue to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, proxy statements and other information with the SEC. Any materials we filed with the SEC may be read on the website maintained by the SEC that contains annual, quarterly and current reports, proxy statements and other information that issuers file electronically with the SEC. The internet address of the SEC’s website is http://www.sec.gov. We also make our reports, amendments thereto, and other information available, free of charge, on our website at www.data443.com. Our telephone number is 919-526-1070.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature it believes are normal and incidental to its business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of its management, are likely to have a material adverse effect on its business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Properties

Our corporate offices are located at 4000 Park Drive, Suite 400, Research Triangle Park, NC 27709. The space is a shared office space, which at the current time is suitable for the conduct of our business.

Going Concern

We are dependent upon the receipt of capital investment and other financing to fund our ongoing operations and to execute our business plan. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations. We may be required to obtain alternative or additional financing, from financial institutions or otherwise, in order to maintain and expand our existing operations. The failure by us to obtain such financing would have a material adverse effect upon our business, financial condition and results of operations.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our independent registered public accounting firm has included an explanatory paragraph in their report in our audited financial statements for the fiscal year ended December 31, 2021 to the effect that our limited operations and lack of profitability raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern within one year after the date that the financial statements are issued. We may be required to cease operations which could result in our stockholders losing all or almost all of their investment.

50

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers, including their age, positions, and biographical information as of November 4, 2022, are set forth below.

Name	Position	Age
Jason Remillard	President, Chief Executive Officer, and Director	49

Greg McCraw	Vice President, Chief Financial Officer	59

Pamela Maher	Vice President, Chief Legal Officer, Corporate Secretary	62

Omkhar Arasaratnam	Independent Director Nominee*	43

Michael Favish	Independent Director Nominee*	74

Lewis Jaffe	Independent Director Nominee*	64

* Appointment will be effective as of the first day our common stock and Warrants are traded on The Nasdaq Capital Market.

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the board. All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors.

Set forth below is a brief description of the background and business experience of our current executive officers and directors for the past five years.

Jason Remillard

Jason Remillard is our Founder, President, Chief Executive Officer, and Chairman of the Board of Directors, positions he has held since November 2017.

Mr. Remillard started his career in the early 1990s with an internet service provider. Mr. Remillard has led software organizations of all sizes throughout his career. In addition to product management, development, and marketing, he has delivered strategic consulting for leading organizations worldwide and in both cybersecurity and IT operations capabilities. He has had a long and distinguished career in the business of enterprise information technology, providing services world-wide. He has been on all three of the recognized aspects of information technology: (i) as a vendor; (ii) as an implementer; and (iii) as the customer. Mr. Remillard has developed, delivered, and sold pervasive solutions and products for companies culminating in four successful market exits.

Immediately prior to forming Data443, Mr. Remillard focused on building an award-winning data privacy and compliance product – ClassiDocs®. During this period, he focused on enterprise customer relationships, strategic industry partnerships and setting the foundation for a new and unique entry into the global and growing data privacy and compliance marketplace. He served as Vice President of Security Architecture and Engineering for Deutsche Bank based in New York City and managed a large and complex portfolio of technology and staff globally, including risk management, data security and enterprise compliance programs. Mr. Remillard also led a large global diversified security products portfolio for Dell Software (formerly Quest Software), with over 4,000 active customers, development & marketing teams, and international distribution channels. Mr. Remillard was a management consultant for IBM Corporation, and developed, marketed, and successfully managed five other startups in the cybersecurity space. With almost 30 years of enterprise IT, business development and product sales experience, Mr. Remillard continues to execute on his vision of simplifying important security capabilities to protect important assets.

51

Mr. Remillard holds an MBA from the Richard Ivey School of Business (London, ON Canada). He is also a Certified Information Systems Security Professional (CISSP). Mr. Remillard is a former Vice President of CISO Global Security Architecture and Engineering at Deutsche Bank; Senior Product Manager for Dell/Quest Software; Management Consultant for IBM; and, Strategic Consultant for RBC Bank, TD Bank. Based upon his experience, and expertise, in the data security space, we believe that Mr. Remillard is qualified to serve as our Chief Executive Officer and on our Board of Directors.

Greg McCraw

Greg McCraw joined as our Vice President and Chief Financial Officer in September 2022. Mr. McCraw has over 25 years of experience helping businesses strengthen accounting and finance operations, addressing compliance challenges in highly regulated environments, and implementing accounting best practices. Mr. McCraw previously was Vice President of Finance for Light Wave Dental (d/b/a Gladwell Orthodontics) in Wake Forest, NC since January 2021, overseeing seven direct reports and controlling a budget of $17 million. From April 2011 until January 2021, Mr. McCraw was the Managing Director of FMAC Group, LLC of Wake Forest, a boutique accounting and finance consulting firm, advising Fortune clients in pharmaceutical, financial services, and private equity sectors on executing on regulatory and compliance solutions. Mr. McCraw is a certified public accountant and holds a bachelor of arts degree in accounting from North Carolina State University. Based on his extensive experience in finance, we believe Mr. McCraw is qualified to serve as our Chief Financial Officer.

Pamela Maher

Pamela Maher joined as our Chief Legal Officer in April 2022 and was appointed as Vice President and Corporate Secretary in June 2022. Ms. Maher has been practicing law for almost 30 years. She was a law firm partner at Brown Raysman Millstein Felder & Steiner from 2000 to 2006 and from 2007 to 2022 held several legal roles with NeuroPace, Inc., the manufacturer of a medical device that creates, receives, stores and transmits sensitive patient data, which completed its initial public offering in 2021. She received her law degree from Loyola Law School in Los Angeles and she is a member of both the California State Bar and the bar of the U.S. Patent Office. She received her undergraduate degree in biomedical engineering from Boston University. We believe Ms. Maher’s credentials and experience make her well-suited to head our legal, corporate governance, compliance, and strategic intellectual property functions. Based on her experience and expertise in the data security space, we believe that Ms. Maher is qualified to serve as our Chief Legal Officer and Corporate Secretary.

Set forth below is a brief description of the background and business experience of the individuals who have agreed to join as our independent directors upon the first day our common stock and Warrants are traded on The Nasdaq Capital Market:

Omkhar Arasaratnam

Omkhar Arasaratnam is a member of our advisory board and is an experienced cybersecurity and technical risk management executive with over 20 years of technology experience. He has had a long history of leading global, multibillion-dollar projects, and has aided businesses in achieving their objectives while effectively managing risk and regulatory requirements. As an accomplished author with several granted patents, Mr. Arasaratnam has led contributions to several international standards. Currently, Mr. Arasaratnam is the director of engineering for regulated cloud solutions at Google. Mr. Arasaratnam was previously at JP Morgan Chase, Credit Suisse, Deutsche Bank, and TD Bank. He is also presently an active senior Fellow at NYU Center for Cybersecurity, and a member of the NYU Cyber Fellow Advisory Council. He has been an advisor to YL Ventures, an investor and advisor for the Cyber Mentor Fund. We believe that Mr. Arasaratnam’s experience in the cybersecurity and privacy industries, as well as his extensive understanding of our business, operations, and strategy qualifies him to serve on our Board of Directors.

Lewis Jaffe

Lewis (Lew) Jaffe is a Clinical Professor and an Entrepreneur-in-Residence at Loyola Marymount University in the Fred Kiesner Center for Entrepreneurship Management, where he teaches both undergraduates and MBA candidates. Mr. Jaffe serves on the board of directors of Reed Inc. (NASDAQ: REED); Fit Life Brands (OTCQX: FTLF); and is the lead independent director for York Telecom, a privately-held company. Formerly, he was the lead independent director of Benihana Inc. prior to it being taken private. Mr. Jaffe’s career includes serving as CEO and Founder/Cofounder of numerous companies including, MoviMe Network; CEO of Oxford Media Inc. (publicly traded at the time of Mr. Jaffe’s involvement); and President and COO of Verso Technologies (publicly traded at the time of Mr. Jaffe’s involvement) where he integrated numerous acquisitions that were made prior to his tenure while creating product bundles with in-house technology. As the CEO of PictureTel Corporation (publicly traded at the time of Mr. Jaffe’s involvement), a $750 million revenue video conferencing company which he sold in 2001, he developed video compression and communications technologies. Mr. Jaffe has been a guest on a number of business shows for CNBC, MSNBC, and ABC, and has been quoted in a variety of business and trade publications, including Forbes Magazine, The Wall Street Journal, the New York Times, Business Week, and The Boston Globe. We believe Mr. Jaffe’s extensive experience as a financial expert in myriad aspects of business and markets, as well as his understanding of our business, operations, and strategy, qualifies him to serve on our Board of Directors.

52

Michael Favish

Michael Favish has more than 30 years of experience in founding, developing, and managing private and public companies. He is an acknowledged and respected leader, entrepreneur, and innovator with hands-on experience in strategic marketing, brand building, sales, and product development. Mr. Favish also founded Fotoball USA, a pioneer in retail licensed products and marketing, in 1984. In 1994, Mr. Favish transformed Fotoball into a publicly-held company listed on The Nasdaq Stock Exchange with 200 employees. After growing revenues from $7 million in 1994 to $50 million in 2003, Fotoball was acquired in January 2004 by an industry-leading NYSE company. Mr. Favish also founded Guardion Health Sciences (GHS) in 2009 with a strong belief that the healthcare industry has not focused enough on a proactive model of wellness for an expanding and increasingly affluent market. Mr. Favish is a strong advocate of bringing research-validated technologies and solutions to the medical and patient markets’ attention. Mr. Favish led GHSI through an IPO in April 2019 and raise $20 million for GHSI from inception. Upon stepping down as Founder and CEO in June 2020, the company had $12 million in cash with no debt. In late 2020 Mr. Favish co-founded and became CEO of Cyrano Medical Health with a mission to provide a real alternative to the current methods used to collect samples for testing for pathogens residing in the nasopharyngeal channel. Throughout his career, Mr. Favish has been a guest speaker at several leading universities and an advisor to companies in both the United States and Asia, advising them on branding, product development, and marketing strategies. We believe that Mr. Jaffe’s experience qualifies him to serve on our Board of Directors.

Involvement in Certain Legal Proceedings

To our knowledge, (i) no director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years; (ii) no director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years; (iii) no director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years; and (iv) no director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

Family Relationships

There are no family relationships between any of our officers, directors, or persons nominated to become directors.

Board Committees

We intend to list our common stock on The Nasdaq Capital Market. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within a specified period of the completion of this offering. In addition, rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committee be independent. Under rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. We intend to satisfy the audit committee independence requirements of Rule 10A-3 as of the closing of this offering.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Mr. Favish, Mr. Jaffe and Mr. Arasaratnam are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and current and prior relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Upon completion of this offering, our Board of Directors plans to establish three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of the committees will operate pursuant to its charter then in effect. The committee charters will be reviewed annually by the Nominating and Corporate Governance Committee and if appropriate, and in consultation with the chairs of the other committees, the Nominating and Corporate Governance Committee may propose revisions to the charters. The responsibilities of each committee are described in more detail below.

53

Audit Committee

The Audit Committee, among other things, will be responsible for:

●	appointing; approving the compensation of; overseeing the work of; and assessing the independence, qualifications, and performance of the independent auditor;

●	reviewing the internal audit function, including its independence, plans, and budget;

●	approving, in advance, audit and any permissible non-audit services performed by our independent auditor;

●	reviewing our internal controls with the independent auditor, the internal auditor, and management;

●	reviewing the adequacy of our accounting and financial controls as reported by the independent auditor, the internal auditor, and management;

●	overseeing our financial compliance system; and

●	overseeing our major risk exposures regarding our accounting and financial reporting policies, the activities of our internal audit function, and information technology.

Our Board of Directors has affirmatively determined that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and listing rules for The Nasdaq Capital Market. Effective upon the first day our common stock and Warrants are traded on Nasdaq, the Board of Directors will adopt a written charter setting forth the authority and responsibilities of the Audit Committee. The Board of Directors has affirmatively determined that each member of the Audit Committee is financially literate, and that Mr. Jaffe meets the qualifications of an Audit Committee financial expert.

The Audit Committee will consist of Mr. Jaffe, Mr. Arasaratnam and Mr. Favish. Mr. Jaffe will chair the Audit Committee. We believe that on the first day our common stock and Warrants are traded on The Nasdaq Capital Market the functioning of the Audit Committee will comply with the applicable requirements of the rules and regulations of the listing rules of The Nasdaq Capital Market and the SEC.

54

Compensation Committee

The Compensation Committee will be responsible for:

●	reviewing and making recommendations to our Board of Directors with respect to the compensation of our officers and directors, including our Chief Executive Officer;

●	overseeing and administering our executive compensation plans, including equity-based awards;

●	negotiating and overseeing employment agreements with officers and directors; and

●	overseeing how our compensation policies and practices may affect our risk management practices and/or risk-taking incentives.

Effective upon the first day our common stock and Warrants are traded on The Nasdaq Capital Market, the Board of Directors will adopt a written charter setting forth the authority and responsibilities of the Compensation Committee. The Compensation Committee will consist of Mr. Favish, Mr. Jaffe and Mr. Arasaratnam. Mr. Favish will serve as chairman of the Compensation Committee. The Board of Directors has affirmatively determined that each member of the Compensation Committee meets the independence criteria applicable to compensation committee members under SEC rules and Nasdaq listing rules. We believe that, after the consummation of the offering, the composition of the Compensation Committee will meet the requirements for independence under, and the functioning of such Compensation Committee will comply with, any applicable requirements of the rules and regulations of listing rules for The Nasdaq Capital Market and the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, among other things, will be responsible for:

●	reviewing and assessing the development of the executive officers and considering and making recommendations to the Board of Directors regarding promotion and succession issues;

●	evaluating and reporting to the Board of Directors on the performance and effectiveness of the directors, committees and the Board of Directors as a whole;

●	working with the Board of Directors to determine the appropriate and desirable mix of characteristics, skills, expertise and experience, including diversity considerations, for the full Board of Directors and each committee;

●	annually presenting a list of individuals recommended to be nominated for election to the Board of Directors;

●	reviewing, evaluating, and recommending changes to our corporate governance principles and committee charters;

●	recommending to the Board of Directors individuals to be elected to fill vacancies and newly created directorships;

●	overseeing our compliance program, including the Code of Business Conduct and Ethics; and

●	overseeing and evaluating how our corporate governance and legal and regulatory compliance policies and practices, including leadership, structure, and succession planning, may affect our major risk exposures.

Effective upon the first day our common stock and Warrants are traded on The Nasdaq Capital Market, the Board of Directors will adopt a written charter setting forth the authority and responsibilities of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consist of Mr. Arasaratnam and Mr. Jaffe. Mr. Arasartnam will serve as chairperson. The Board of Directors has affirmatively determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the independent director guidelines of the listing rules for The Nasdaq Capital Market and the SEC.

55

Compensation Committee Interlocks and Insider Participation

Jason Remillard, our President and Chief Executive Officer, has previously served as the sole member of our Board of Directors. In that role Mr. Remillard performed an equivalent function to the compensation committee. Moving forward, none of the members of our compensation committee will be an officer or employee of ours.

Code of Business Conduct and Ethics

We will adopt a Code of Business Conduct and Ethics applicable to its employees, directors and officers, in accordance with applicable United States federal securities laws and the corporate governance rules of The Nasdaq Capital Market. The Code of Business Conduct and Ethics will be publicly available on our website. Any substantive amendments or waivers of the Code of Business Conduct and Ethics may be made only by our Board of Directors and will be promptly disclosed as required by applicable United States securities laws and the corporate governance rules of The Nasdaq Capital Market.

Director Terms; Qualifications

Members of our Board of Directors serve until the next annual meeting of stockholders, or until their successors have been duly elected. When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focuses primarily on the industry and transactional experience, and other background, in addition to any unique skills or attributes associated with a director.

Directors and Officers Liability Insurance

We have obtained directors’ and officers’ liability insurance insuring its directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses, which it may incur in indemnifying its officers and directors. In addition, officers and directors also have indemnification rights under applicable laws, and our articles of incorporation and bylaws.

56

Corporate Governance Guidelines

Prior to the completion of this offering, our Board of Directors will adopt corporate governance guidelines in accordance with rules of The Nasdaq Capital Market.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth certain compensation awarded to, earned by, or paid to the following “named executive officers,” which is defined as follows:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2021 and 2020; and

(b)	each of our two other most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2021 and 2020.

We did not have any individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer as of the fiscal year ended December 31, 2021.

			Stock	Option	All Other
	Fiscal	Salary	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)

Jason Remillard	2021	201,441	-	6,834	-	201,441
President, Chief Executive Officer and Director(1)	2020	163,282	216,000	-	-	379,283

Nanuk Warman	2021	10,000	-	-	-	10,000
Chief Financial Officer(2)

(1) Mr. Remillard served as our Chief Financial Officer from January 24, 2020 until December 3, 2021.

(2) Mr. Warman served as our Chief Financial Officer from December 3, 2021 to September 8, 2022.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2021, we had one Named Executive Officer, Jason Remillard, and we granted him incentive stock options to purchase a total of 12 shares of common stock, none of which were exercised as of December 31, 2021. The option exercise price for all of Mr. Remillard’s outstanding incentive stock options is $475.20. The market value of such incentive stock options based on the market price of our common stock as of November                  , 2022 was $                 . As of December 31, 2021, Mr. Remillard also owned six shares of common stock that were granted to him as restricted stock awards.

Employment Agreements

Jason M. Remillard Employment Agreement

Effective March 1, 2019, we entered into an employment agreement with Mr. Remillard (the “Remillard Employment Agreement”) providing for at-will employment, each party having the right to terminate the employment relationship at any time for any reason or no reason.

The Remillard Employment Agreement provides that Mr. Remillard will be employed by us as President and Chief Executive Officer. Under the Remillard Employment Agreement, Mr. Remillard receives a base salary of $180,000 annually. Mr. Remillard is also entitled to receive restricted stock awards (“RSAs”) every three months until such time as Mr. Remillard is no longer employed by us. Each RSA consists of a number of shares of our common stock equal to the value of $45,000. The RSAs vest in full six months from date of grant.

Each quarter, Mr. Remillard is also entitled to receive incentive stock options to purchase our common stock up to a value of $35,000, in accordance with the vesting schedule determined by the administrator of the 2019 Omnibus Stock Incentive Plan.

Under the Remillard Employment Agreement, Mr. Remillard is entitled to participate in all employee benefit programs that we establish and make available to its employees from time to time, including our health and dental plans.

57

Greg McCraw Employment Agreement

Effective September 6, 2022, we entered into an employment agreement with Mr. McCraw (the “McCraw Employment Agreement”) providing for at-will employment, each party having the right to terminate the employment relationship at any time for any reason or no reason.

The McCraw Employment Agreement provides that Mr. McCraw will be employed by us as Chief Financial Officer and he was appointed Vice President and Chief Financial Officer on September 8, 2022. Under the McCraw Employment Agreement, Mr. McCraw receives a base salary of $180,000 annually. Mr. McCraw is also entitled to restricted stock awards (“RSAs”) every three months until such time as Mr. McCraw is no longer employed by us. Each RSA consists of a number of shares of our common stock equal to the value of $45,000. The RSAs vest in full six months from date of grant.

Each quarter, Mr. McCraw is also entitled to receive incentive stock options to purchase our common stock up to a value of $35,000, in accordance with the vesting schedule determined by the administrator of the 2019 Omnibus Stock Incentive Plan.

Under the McCraw Employment Agreement, Mr. McCraw is entitled to participate in all employee benefit programs that we establish and make available to its employees from time to time, including our health and dental plans.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our board of directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance-based stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board of Directors in its sole determination believes such grants would be in our best interests.

Incentive Bonus

Our Board of Directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in our best interests, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock-based Compensation

In order to attract, retain and motivate executive talent necessary to support our long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors. We do not have any immediate plans to grant any additional awards.

Our 2019 Omnibus Stock Incentive Plan was adopted by our Board of Directors on May 16, 2019 and by a majority of our voting securities on June 24, 2019 (“2019 Plan”). The 2019 Plan permits the granting of incentive stock options to eligible employees and other incentive equity grants to directors or consultants such as restricted stock units, restrictive stock awards, stock appreciation rights, or other right or benefit under the 2019 Plan. We grant options to purchase shares of our common stock under the 2019 Plan at no less than the fair value of the underlying common stock as of the date of grant. Options granted under the Plan have a maximum term of ten years.

58

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Transactions

Jason Remillard is our president and chief executive officer and sole director. Through his ownership of Series A Shares, Mr. Remillard has voting control over all matters to be submitted to a vote of our stockholders.

During the year ended December 31, 2021, we borrowed $231,150 from our chief executive officer, our Chief Executive Officer paid operating expenses of $135,793 on our behalf and we repaid $399,169 to our Chief Executive Officer. During the year ended December 31, 2020, our Chief Executive Officer paid operating expenses of $299,173 on our behalf and we repaid $303,079 to our Chief Executive Officer.

During the year ended December 31, 2020, our Chief Executive Officer repaid $135,000 to purchase convertible note of $81,000 and a prepayment penalty of $54,000. As a result, we recorded $54,000 as loss on settlement of debt.

During the year ended December 31, 2020 we issued to our Chief Executive Officer a total of 148,666 shares of Series A Shares.

As of December 31, 2021 and 2020, we owed $247,366 and $561,230, respectively, to related parties which arose from the transaction with DMBGroup to acquire the assets sold under the trade name DATAEXPRESS.®. These amounts were fully paid as of May 2022.

During the three months ended March 31, 2022, we repaid $43 to our Chief Executive Officer.

During the six months ended June 30, 2022, we received cash from our Chief Executive Officer of $116,238 and repaid $86,571 to our Chief Executive Officer.

As of June 30, 2022 and December 31, 2021, we owed $277,033 and $247,366, respectively, to related parties.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval, or ratification of transactions with our executive officers, directors, and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval, or ratification of our board of directors, or an appropriate committee thereof. Going forward, our directors will continue to approve any related-party transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of November 2, 2022, certain information with regard to the record and beneficial ownership of our common stock by (i) each person known to us to be the record or beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) each of the named executive officers, and (iv) all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or exercisable within 60-days of the date of this table. In determining the percent of common stock owned by a person or entity as of the date of this Prospectus (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding as of the date of this Prospectus, which is 1,097,721 shares, and (ii) the total number of shares of common stock that the beneficial owner may acquire upon exercise of the derivative securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

Name of Beneficial Owner(1)	Number of Shares of Beneficially Owned(2)	Percentage Beneficially Owned(2)
5% Beneficial Stockholders
Jason Remillard– Series A - Preferred	149,892
	-
	-	-
All current executive officers and directors as a group (3 people)	149,892
	-
	-
Officers and Directors
Jason Remillard	149,892

(1)	The mailing address for each officer and director is c/o Data443 Risk Mitigation, Inc., 4000 Park Drive, Suite 400, Research Triangle Park, North Carolina 27709.

(2)	Includes (i) 149,892,000 shares which would be issued to Mr. Remillard upon conversion of his Series A Shares; (ii) three options to purchase shares of common stock; and (iii) 379 shares of common stock currently owned by Mr. Remillard.

59

SELLING STOCKHOLDERS

Selling Stockholder Sales

This prospectus covers the possible resale by the Selling Stockholders identified in the table below of up to 931,000 shares of our Common Stock, which were issued to 37 Selling Stockholders. The Selling Stockholders acquired the Selling Stockholder Shares pursuant to a private placement of securities.

The Selling Stockholders may sell some, all or none of their Selling Stockholder Shares. We currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the Selling Stockholder Shares. Unless otherwise indicated in the footnotes to the below table, no Selling Stockholder has had any material relationship with us or any of our affiliates within the past three years other than as a securityholder of our company.

We have prepared the following table based on written representations and information furnished to us by or on behalf of the Selling Stockholders. Since the date on which the Selling Stockholders provided this information, the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of the Selling Stockholder Shares in a transaction exempt from the registration requirements of the Securities Act. Unless otherwise indicated in the footnotes below, we believe that: (i) none of the Selling Stockholders are broker-dealers or affiliates of broker-dealers, and (ii) no Selling Stockholder has direct or indirect agreements or understandings with any person to distribute their Selling Stockholder Shares. To the extent any Selling Stockholder identified below is, or is affiliated with, a broker-dealer, it could be deemed to be an “underwriter” within the meaning of the Securities Act. Information about the Selling Stockholders may change over time.

The following table presents information regarding the Selling Stockholders and the Selling Stockholder Shares that each may offer and sell from time to time under this Prospectus. The table is prepared based on information supplied to us by the Selling Stockholders, and reflects their respective holdings as of                  , 2022, unless otherwise noted in the footnotes to the table. Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table. To our knowledge and subject to applicable community property rules, the persons and entities named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned. The percentage of shares beneficially owned before and after the Offering is based on                   shares of our Common Stock issued and outstanding on                  , 2022, and                   shares to be issued and outstanding after the Offering, which excludes (i)                   shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price per share in the range of about $ 0.93 to $20.00 (ii) 149,892 shares of common stock issuable upon conversion of our outstanding Series A Preferred Stock; (iii) exercise of the Underwriter’s Warrants; and, (iv) exercise of the underwriter’s option to purchase additional shares and/or Warrants from us in this offering.

Selling Stockholder	Number of shares of Common Stock owned by Selling Stockholder	Number of shares being registered	Number of shares owned after the Offering(1)	Percentage owned after the Offering(1)
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.
13.
14.
15.
16.
17.
18.
19.
20.
21.
22.
23.
24.
25.
26.
27.
28.
29.
30.
31.
32.
33.
34.
35.
36.
37.

* Represents ownership of less than 1.0% of the total shares of Common Stock outstanding after the Offering.

60

(1)	Assumes all shares offered by the Selling Stockholders hereby are sold and that the Selling Stockholders buy or sell no additional shares of Common Stock prior to the completion of this offering. The registration of these shares does not necessarily mean that the Selling Stockholders will sell all or any portion of the shares covered by this Prospectus.
(2)
(3)
(4)
(5)
(6)
(7)
(8)
(9)
(10)
(11)
(12)
(13)
(14)
(15)
(16)
(17)
(18)
(19)
(20)
(21)
(22)
(23)
(24)
(25)
(26)
(27)
(28)
(29)
(30)
(31)
(32)
(33)
(34)
(35)
(36)
(37)

61

Plan of Distribution

We are registering the Selling Stockholder Shares issued to permit the resale of the Selling Stockholder Shares by the Selling Stockholders from time to time after the date of this Prospectus. We will not receive any of the proceeds from the sale of the Selling Stockholder Shares. We will bear all fees and expenses incident to the registration of the Selling Stockholder Shares in the registration statement of which this Prospectus forms a part. The Selling Stockholder Shares will not be sold through Dawson in this public offering.

The Selling Stockholders may sell all or a portion of the Selling Stockholder Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Selling Stockholder Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Selling Stockholder Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this Prospectus. However, the Selling Stockholders will not sell any Selling Stockholder Shares until after the closing of this offering.

62

If the Selling Stockholders effect such transactions by Selling Stockholder Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the Selling Stockholder Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Selling Stockholder Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Selling Stockholder Shares in the course of hedging in positions they assume. The Selling Stockholders may also sell Selling Stockholder Shares short and deliver Selling Stockholder Shares covered by this Prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge Selling Stockholder Shares to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the Selling Stockholder Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Selling Stockholder Shares from time to time pursuant to this Prospectus or any amendment to this Prospectus under the applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this Prospectus. The Selling Stockholders also may transfer and donate the Selling Stockholder Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus.

The Selling Stockholders and any broker-dealer participating in the distribution of the Selling Stockholder Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Selling Stockholder Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Selling Stockholder Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Selling Stockholder Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Selling Stockholder Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the Selling Stockholder Shares registered pursuant to the registration statement, of which this Prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Selling Stockholder Shares by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Selling Stockholder Shares to engage in market-making activities with respect to the Selling Stockholder Shares. All of the foregoing may affect the marketability of the Selling Stockholder Shares and the ability of any person or entity to engage in market-making activities with respect to the Selling Stockholder Shares.

Once sold under the registration statement, of which this Prospectus forms a part, the Selling Stockholder Shares will be freely tradeable in the hands of persons other than our affiliates.

SHARES ELIGIBLE FOR FUTURE SALE

The sale of a substantial number of shares of our common stock, including sales by the Selling Stockholders, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock. In addition, any such sale or perception could make it more difficult for us to sell equity, or equity related, securities in the future at a time and price that we deem appropriate. If and when this Registration Statement, of which this Prospectus is a part, becomes effective, we might elect to adopt a stock option plan and file a Registration Statement under the Securities Act registering the shares of common stock reserved for issuance thereunder. Following the effectiveness of any such Registration Statement, the shares of common stock issued under such plan, other than shares held by affiliates, if any, would be immediately eligible for resale in the public market without restriction.

63

The sale of shares of our common stock which are not registered under the Securities Act, known as “restricted” shares, typically are effected under Rule 144. As of November 2, 2022, we had outstanding an aggregate of 1,097,721 shares of common stock, of which approximately 552,985 shares are restricted common stock. All our shares of common stock might be sold under Rule 144 after having been held for six months. No prediction can be made as to the effect, if any, that future sales of “restricted” shares of our common stock, or the availability of such shares for future sale, will have on the market price of our common stock or our ability to raise capital through an offering of our equity securities.

All of the shares of our common stock sold under this Prospectus will be freely tradable without restriction or further registration under the Securities Act, unless the shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. Any shares purchased by an affiliate or held by our current stockholders, or issued by us in connection with the conversion or exercise of the preferred stock, warrants and options described above, may not be resold except pursuant to an effective registration statement or an exemption from registration, including the exemption under Rule 144 of the Securities Act described below. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the current public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144 as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

●	1.0% of the then outstanding shares of our common stock; or

●	the average weekly trading volume during the four calendar weeks preceding the date on which notice of the sale is filed on Form 144.

Such sales by affiliates under Rule 144 are also subject to restrictions relating to the manner of sale, notice requirements, and the availability of current public information about us, and to the holding period requirements set forth above if the shares are restricted securities.

Rule 701

Rule 701 of the Securities Act, as currently in effect, permits each of our employees, officers, directors, and consultants, to the extent such persons are not “affiliates” as that term is defined in Rule 144, who purchased or received our shares pursuant to a written compensatory plan or contract, to resell such shares in reliance upon Rule 144, but without compliance with the specific requirements regarding the availability of public information or holding periods thereunder. Rule 701 provides that affiliates who purchased or received shares pursuant to a written compensatory plan or contract are eligible to resell their Rule 701 shares under Rule 144 without complying with the holding period requirement of Rule 144.

64

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 78.7502 and 78.751 of the Nevada Revised Statutes authorize a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act. In addition, our Amended and Restated Bylaws provide that we have the authority to indemnify our directors and officers and may indemnify our employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by Nevada law. We are also empowered under our bylaws to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF SECURITIES

We are offering Units in this offering at an assumed initial offering price of $                  per unit. Each Unit consists of one share of our common stock and one Warrant to purchase one share of our common stock at an exercise price equal to $                 , which is 100% of the assumed public offering price of the Units (each a “Warrant” and together, the “Warrants”). Our Units will not be certificated and the shares of our common stock and the Warrants part of such Units are immediately separable and will be issued separately in this offering. We are also registering the shares of common stock issuable upon exercise of the Warrants. These securities are being issued pursuant to an underwriting agreement between us and the underwriter. You should review the underwriting agreement and the form of Warrant, each filed as exhibits to the Registration Statement, of which this Prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants.

As of November 2, 2022, we are authorized to issue 125,000,000 shares of common stock, par value $0.001 per share, of which 1,097,721 shares of common stock were issued and outstanding. We are also authorized to issue 337,500 shares of preferred stock, par value $0.001 per share, of which (a) 150,000 shares are designated Series A Preferred Stock, of which 149,892 shares of Series A Preferred Stock were issued and outstanding; and (b) 80,000 shares are designated Series B Preferred Stock of which none are issued or outstanding.

This description is intended as a summary and is qualified in its entirety by reference to our amended and restated articles of incorporation and amended and restated bylaws, which are filed, or incorporated by reference, as exhibits to the Registration Statement of which this Prospectus forms a part.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our board of directors. Holders of common stock are also entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of the affairs.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and in such event, the holders of the remaining shares will not be able to elect any of our directors. The holders of 50% percent of the outstanding common stock constitute a quorum at any meeting of stockholders, and the vote by the holders of a majority of the outstanding shares or a majority of the stockholders at a meeting at which quorum exists are required to effect certain fundamental corporate changes, such as liquidation, merger or amendment of our articles of incorporation.

The authorized but unissued shares of our common stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued shares of common stock may enable our board of directors to issue shares of stock to persons friendly to existing management, which may deter or frustrate a takeover of us.

Series A Preferred Stock

All issued and outstanding shares of Series A Preferred Stock are held by our Jason Remillard, our Chief Executive Officer and sole director on our Board of Directors. The terms of the Series A Preferred Stock are set forth below:

Seniority. The shares of Series A Preferred Stock rank senior to the common stock.

Dividends. The shares of Series A Preferred Stock are not entitled to receive any dividends in any amount.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, a holder of Series A Preferred Stock is entitled to receive, prior and in preference to any distribution of any of our assets or surplus funds to the holders of common stock, an amount equal to $0.125 per share. If upon our liquidation, dissolution, or winding up, our assets available for distribution to the holders of our Series A Preferred Stock are insufficient to permit payment in full to holders of our Series A Preferred Stock, then all of our assets shall be distributed ratably among the holders of the Series A Preferred Stock. Neither our consolidation or merger nor the sale, lease or transfer of all or a part of our assets shall be deemed a liquidation, dissolution, or winding up for these purposes.

65

Voting. Except as required by law, each holder of outstanding shares of Series A Preferred Stock shall be entitled to vote on any and all matters considered and voted upon by the holders of common stock. A holder of shares of Series A Preferred Stock is entitled to 15,000 votes per share of Series A Preferred Stock.

Optional Conversion. Each share of Series A Preferred Stock is convertible, at the option of the holder thereof, at any time, into 1,000 shares of common stock, subject to customary adjustments in the event of reclassifications, consolidations and mergers.

Series B Preferred Stock

As of November 2, 2022, there were no shares of Series B Preferred Stock issued or outstanding. The terms of the Series B Preferred Stock are set forth below:

Seniority. The shares of Series B Preferred Stock rank senior to the common stock, and junior to the Series A Preferred Stock.

Dividends. The shares of Series B Preferred Stock are entitled to receive an annual dividend in the amount of 9% of the stated value, which percentage shall be increased to 22% in the event of an event of default in regard to the Series B Preferred Stock.

Stated Value. Each share of Series B Preferred Stock has a stated value of $10.00.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, a holder of Series B Preferred Stock is entitled to receive, prior and in preference to any distribution of any of our assets or surplus funds to the holders of common stock but after the holders of Series A Preferred Stock, an amount equal to $10.00 per share. If upon our liquidation, dissolution, or winding up, our assets available for distribution to the holders of our Series B Preferred Stock are insufficient to permit payment in full to holders of our Series B Preferred Stock, then all of our assets shall be distributed ratably among the holders of the Series B Preferred Stock. Neither our consolidation or merger nor the sale, lease or transfer by us of all or a part of our assets shall be deemed a liquidation, dissolution, or winding up for these purposes.

Voting. Except as required by law, each holder of outstanding shares of Series B Preferred Stock shall have no voting rights, except that any action altering any rights of the Series B Preferred Stock shall require the consent of the holders of a majority of the issued Series B Preferred Stock.

Optional Redemption. We have the right, at our option, to redeem all or any portion of the shares of Series B Preferred Stock, as follows:

(i) beginning on the date of the issuance of shares of Series B Preferred Stock (the “Issuance Date”) and ending on the date which is 30 days following the Issuance Date, 115% of the stated value;

(ii) beginning on the date 31 days after the Issuance Date and ending on the date which is 60 days following the Issuance Date, 120% of the stated value;

(iii) beginning on the date 61 days after the Issuance Date and ending on the date which is 90 days following the Issuance Date, 125% of the Stated Value;

(iv) beginning on the date 91 days after the Issuance Date and ending on the date which is 120 days following the Issuance Date, 130% of the stated value;

(v) beginning on the date 121 days after the Issuance Date and ending on the date which is one 150 days following the Issuance Date, 135% of the stated value; and

66

(vi) beginning on the date 151 days after the Issuance Date and ending on the date which is 180 days following the Issuance Date, 140% of the stated value;

After the expiration of 180 days following the Issuance Date of the applicable shares of Series B Preferred Stock, we shall have no right of redemption.

Optional Conversion. Each share of Series B Preferred Stock is convertible, at the option of the holder thereof, at any time after 180 days following the Issuance Date, in whole or in part, into fully paid and non-assessable shares of common stock, as such common stock exists on the Issuance Date, or any shares of our capital stock or our other securities into which such common stock shall hereafter be changed or reclassified at the conversion price. The conversion price shall be 61% multiplied by the lowest trading price for our common stock during the 20 days of trading ending on the latest complete trading day prior to the conversion date.

Convertible Notes

We have issued and outstanding thirteen notes which are convertible into shares of our common stock (collectively, the “Convertible Notes”). Three of the Convertible Notes have a total original principal amount of $100,000 and have identical terms, including a conversion price of $0.01. The remaining ten Convertible Notes have a total original principal amount of $2,224,025, with conversion prices ranging from $1.00 to $4.50 per share; and 61% to 80% of the trading price with a lookback for the common stock with a floor price of $0.01.

Warrants Offered in this Offering

Overview. The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and the Warrant Agent, and the form of Warrant, both of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of Warrant.

The Warrants issued in this offering entitle the registered holder to purchase one share of our common stock at a price equal to $                  per share (based on the public offering price of $                  per Unit), subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five years after the closing of this offering. As described herein, we have applied to list the Warrants on The Nasdaq Capital Market under the symbol “ATDSW”.

The exercise price and number of shares of common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at prices below its exercise price.

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five (5) years after their original issuance. The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the Registration Statement and current Prospectus relating to common stock issuable upon exercise of the Warrants until the expiration of the Warrants. If we fail to maintain the effectiveness of the Registration Statement and current Prospectus relating to the common stock issuable upon exercise of the Warrants, the holders of the Warrants shall have the right to exercise the Warrants solely via a cashless exercise feature provided for in the Warrants, until such time as there is an effective registration statement and current prospectus.

Exercise Limitation. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

67

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the Warrants is $                  per share (based on the public offering price of $                  per Unit) or 100% of the public offering price of the common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional shares of common stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price. If multiple Warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We have applied to list our Warrants on The Nasdaq Capital Market under the symbol “ATDSW”. No assurance can be given that our listing application will be approved. The approval of such listing on The Nasdaq Capital Market is a condition of closing this offering.

Warrant Agent; Global Certificate. The Warrants will be issued in registered form under a warrant agent agreement between the Warrant Agent and us. The warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The Warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The Warrants and the warrant agent agreement are governed by New York law.

Underwriter’s Warrants. The Registration Statement of which this Prospectus is a part also registers for sale the Underwriter’s Warrants, as a portion of the underwriting compensation in connection with this offering. The Underwriter’s Warrants will be exercisable for a four-and-one-half-year period commencing 180 days from the effective date of the offering (i.e., following the effective date of the Registration Statement of which this Prospectus is a part) at a per share exercise price of $                  (125% of the assumed public offering price of the Units). Please see “Underwriting—Underwriter’s Warrants” for a description of the Underwriter’s Warrants we have agreed to issue to the underwriter in this offering, subject to the completion of the offering.

68

Other Warrants and Options

We have additional warrants issued and outstanding in favor of: (i) Auctus Fund, LLC (as described elsewhere herein) issued in connection with the financing closed April 23, 2021 in the total amount of 6,934 shares, and 15,666 shares issued in connection with the financing closed July 30, 2021 ; (ii) Triton Fund, LP (as described elsewhere herein) issued in connection with the financing transaction entered into on December 11, 2020 in the total amount of 6,250 shares; (iii) Jefferson Street Capital, LLC (as described elsewhere herein) issued in connection with the financing closed September 28, 2021 in the total amount of 2,778 shares; (iv) Moody Capital Solutions, LLC (as described elsewhere herein) issued in connection with the financing closed September 28, 2021 in the total amount of 139 shares; (v) Mast Hill Fund, L.P. (as described elsewhere herein) issued in connection with the financing closed October 19, 2021 in the total amount of 32,837 shares; (vi) Westland Properties, LLC (as described elsewhere herein) issued in connection with the financing closed December 21, 2021 in the total amount of 74,671 shares; (vii) Jefferson Street Capital LLC (as described elsewhere herein) issued in connection with the financing closed May 9, 2022 in the total amount of 19,166 shares; (viii) Moody Capital Solutions (as described elsewhere herein) issued in connection with the financing closed May 9, 2022 in the total amount of 1,533 shares; and (ix) in favor of certain employees and individuals who have rendered valuable services to us.

Combinations with Interested Stockholders Provisions of the Nevada Revised Statutes

Pursuant to provisions in our articles of incorporation, we have elected not to be governed by certain Nevada statutes that may have the effect of discouraging corporate takeovers.

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” Our articles of incorporation opt out of these provisions, as provided for in the NRS, and accordingly, the combinations with interested stockholders statutes are not applicable to us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Madison Stock Transfer, Inc. Our transfer agent will also be the Warrant Agent.

69

UNDERWRITING

Dawson is acting as the underwriter of the offering. We have entered into an underwriting agreement dated as of this Prospectus with the underwriter. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and such underwriter has agreed to purchase from us, at the public offering price per Unit less the underwriting discounts set forth on the cover page of this Prospectus, the number of Units listed next to its name in the following table:

Underwriter	Number of Units
Dawson James Securities, Inc.
Total

The underwriting agreement provides that the obligation of the underwriter to purchase all of the Units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates, and letters from us, our counsel and the independent auditors. The underwriting agreement also provides that if the underwriter defaults, the offering may be terminated. Subject to the terms of the underwriting agreement, the underwriter will purchase all of the Units being offered to the public, other than those covered by the over-allotment option described below, if any of these Units are purchased. The underwriter is not involved in the sale of the Selling Stockholder Shares.

The underwriter is offering the Units, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriter an option, exercisable one or more times in whole or in part, not later than 45-days after the date of this Prospectus, to purchase from us up to (i)                   additional shares of common stock (15% of the shares of common stock included in the Units sold in this offering) at a price of $                  per share and/or (ii)                   additional warrants to purchase shares of common stock (15% of the warrants included in the Units sold in this offering) at a price of $                  per warrant, in each case, less the underwriting discounts and commissions set forth on the cover of this Prospectus in any combination thereof to cover over-allotments, if any. The underwriters may exercise this option solely to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised, and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriter, and the underwriter will be obligated to purchase, these additional shares of common stock and/or warrants.

Discounts and Commissions; Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of the over-allotment option.

	Per Unit	Total Without Over- Allotment Option	Total With Full Over- Allotment Option
Public offering price	$	$	$
Underwriting discount (8%)	$	$	$
Proceeds, before expenses, to us	$	$	$

The underwriter proposes to offer the Units offered by us to the public at the public offering price of per $                  per Unit, set forth on the cover of this Prospectus. In addition, the underwriter may offer some of the Units to other securities dealers at such price less a concession of $                    per Unit. After the initial offering, the public offering price and concession to dealers may be changed.

70

We have also agreed to reimburse the underwriter for reasonable out-of-pocket expenses not to exceed $150,000 in the aggregate, plus payment of up to $25,000 for “blue sky” legal fees and expenses. We estimate that total expenses payable by us in connection with this offering, other than the underwriting discount and corporate finance fee, will be approximately $                    .

Discretionary Accounts

The underwriter does not intend to confirm sales of the Units offered hereby to any accounts over which it has discretionary authority.

Indemnification

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

Lock-Up Agreements

Our directors and executive officers, as of the effective date of the Registration Statement of which this Prospectus is a part, have agreed, subject to limited exceptions, for a period of six months after the closing of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of our common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the underwriter.

We have agreed that for a period of six months after the closing of this offering that we will not, without the prior written consent of the representative of the underwriters, which may be withheld or delayed in the representative’s sole discretion: (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, our common stock or any securities convertible into or exercisable or exchangeable for common stock; or (b) file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock.

 Pricing of this Offering

Prior to this offering, there has not been an active market for our common stock and there has been no public market for our warrants. The public offering price for our Units will be determined through negotiations between us and the underwriter. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriter believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the public offering price of our Units will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that an active trading market for our common stock and warrants will develop and continue after this offering.

Underwriter’s Warrants

We have agreed to issue to the underwriter (or its permitted assignees) warrants to purchase up to a total of                   shares of common stock (8% of the shares of common stock included in the Units, excluding the over-allotment, if any). The Underwriter’s Warrants will be exercisable at any time, and from time to time, in whole or in part, commencing from the closing of the offering and expiring five (5) years from the commencement of sales in the offering and will have a cashless exercise provision. The Underwriter’s Warrants are not exercisable or convertible for more than five years from the commencement of sales of the public offering. The Underwriter’s Warrants will also provide for customary anti-dilution provisions, a one-time demand registration right and unlimited piggyback registration rights with respect to the registration of the shares underlying the Warrants for a period of five years from commencement of sales of this offering. The Warrants are not redeemable by us. The Underwriter’s Warrants and the shares of common stock issuable upon exercise of the Underwriter’s Warrants have been included on the registration statement of which this prospectus forms a part.

The Underwriter’s Warrants and the underlying shares are deemed to be compensation by FINRA, and therefore will be subject to a 180-day lock-up period pursuant to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), neither the Underwriter’s Warrants nor any of our common stock issued upon exercise of the Underwriter’s Warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following commencement of sale of this offering subject to certain exceptions permitted by FINRA Rule 5110(e)(2).

71

Right of First Refusal and Certain Post-Offering Investments

Subject to the closing of this offering and certain conditions set forth in the underwriting agreement, for a period of seven months after the closing of this offering, the underwriter shall have a right of first refusal to act as lead managing underwriter and book-runner and/or placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during such period by us, or any of our successors or subsidiaries, on terms customary to each of the underwriter. The underwriter, in conjunction with us, shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

For a period of seven months after the closing of this offering, the underwriter shall be entitled to the compensation discussed above with respect to any public or private offering or other financing or capital-raising transaction of any kind to the extent that financing or capital is provided by investors that were contacted by Dawson James Securities, Inc. in connection with this offering during the term of its engagement for this offering or seven months following the completion thereof.

Trading; The Nasdaq Capital Market Listing

Our common stock is presently quoted on the OTC Pink under the symbol “ATDS.” We have applied to apply to list our common stock and the Warrants offered in the offering on The Nasdaq Capital Market under the symbols “ATDS” and “ATDSW”, respectively. No assurance can be given that our listing application will be approved by The Nasdaq Capital Market. The approval of such listing on The Nasdaq Capital Market is a condition of closing this offering.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum.

●	over-allotment involves sales by the underwriter of securities in excess of the number of securities the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option and/or purchasing securities in the open market.

●	syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. A naked short position occurs if the underwriter sells more securities than could be covered by the over-allotment option. This position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

72

●	penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our shares of common stock and warrants may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock and warrants. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Distribution

This Prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter, or by their affiliates. Other than this Prospectus in electronic format, the information on the underwriter’s website and any information contained in any other websites maintained by the underwriter is not part of this Prospectus or the Registration Statement of which this Prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time, the underwriter and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees. Except for the services provided in connection with this offering and other than as described below, the underwriter has not provided any investment banking or other financial services during the 180-day period preceding the date of this Prospectus.

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriter or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of common stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of common stock offered hereby. The underwriter and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this Prospectus in any jurisdiction where action for that purpose is required. The securities offered by this Prospectus may not be offered or sold, directly or indirectly, nor may this Prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this Prospectus. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this Prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

73

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Flangas Law Group. Certain legal matters in connection with this offering will be passed upon for us by Pryor Cashman LLP, New York, New York. ArentFox Schiff LLP, Washington, DC, is acting as counsel for the underwriter in this offering.

EXPERTS

Our audited consolidated financial statements as of December 31, 2021 and 2020 and for the years then ended appearing in this Prospectus have been so included in reliance on the reports of TPS Thayer, LLC, an independent public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly, and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). On our website, as listed under the ‘Investor Relations’ link – https://data443.com/investor-relations/ - you may find summaries of all our filings with the SEC. However, authoritatively the SEC website continues to be the primary source for all our information.

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, with respect to the securities being offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement or the exhibits and schedules filed with the Registration Statement. For further information about us and the securities offered hereby, we refer you to the Registration Statement and the exhibits filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement.

74

DATA443 RISK MITIGATION, INC.

Consolidated Financial Statements

F-1

DATA443 RISK MITIGATION, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2022	2021
Assets
Current assets
Cash	$-	$1,204,933
Accounts receivable, net	231,507	21,569
Advance payment for acquisition	2,726,188	-
Prepaid expense and other current assets	27,950	70,802
Total current assets	2,985,645	1,297,304

Property and equipment, net	305,196	288,406
Operating lease right-of-use assets, net	134,198	174,282
Intellectual property, net of accumulated amortization	809,275	1,269,819
Deposits	21,026	31,440
Total Assets	$4,255,340	$3,061,251

Liabilities and Stockholders’ Deficit
Current Liabilities
Bank overdraft	3,781	-
Accounts payable and accrued liabilities	417,466	115,673
Deferred revenue	1,510,827	1,035,185
Interest payable	309,180	204,915
Notes payable, net of unamortized discount	1,799,147	1,720,777
Convertible notes payable, net of unamortized discount	1,942,774	993,931
Due to a related party	277,033	247,366
Operating lease liability	118,848	112,322
Finance lease liability	41,914	72,768
Total Current Liabilities	6,420,970	4,502,937

Series B Preferred Stock, 80,000 shares designated; $0.001 par value; Stated value $10.00; 0 and 29,750 shares issued and outstanding, net of discount as of June 30, 2022 and December 31, 2021, respectively	-	278,811
Notes payable, net of unamortized discount - non-current	1,734,439	1,770,989
Convertible notes payable, net of unamortized discount - non-current	98,488	22,357
Deferred revenues - non-current	1,071,761	573,411
Operating lease liability - non-current	64,072	125,640
Finance lease liability - non-current	-	10,341
Total Liabilities	9,389,730	7,284,486

Stockholders’ Deficit
Preferred stock: 337,500 authorized; $0.001 par value Series A Preferred Stock, 150,000 shares designated; $0.001 par value; 149,892 and 150,000 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	150	150
Common stock: 125,000,000 authorized; $0.001 par value 954,561 and 122,044 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	954	122
Additional paid in capital	40,842,698	37,810,380
Accumulated deficit	(45,978,192)	(42,033,887)
Total Stockholders’ Deficit	(5,134,390)	(4,223,235)
Total Liabilities and Stockholders’ Deficit	$4,255,340	$3,061,251

See the accompanying notes, which are an integral part of these unaudited consolidated financial statements.

F-2

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Revenue	$750,989	$762,352	$1,363,505	$1,600,220
Cost of revenue	78,593	96,830	278,272	263,824
Gross profit	672,396	665,522	1,085,233	1,336,396

Operating expenses
General and administrative	2,116,220	1,311,396	3,089,782	2,744,961
Sales and marketing	59,635	49,220	180,030	144,644
Total operating expenses	2,175,855	1,360,616	3,269,812	2,889,605

Loss from operations	(1,503,459)	(695,094)	(2,184,579)	(1,553,209)

Other income (expense)
Interest expense	(942,753)	(671,862)	(2,037,069)	(1,577,288)
Gain (loss) on settlement of debt	-	-	-	(227,501)
Change in fair value of derivative liability	-	(178,398)	(57,883)	(363,654)
Total other expense	(942,753)	(850,260)	(2,094,952)	(2,168,443)

Loss before income taxes	(2,446,212)	(1,545,354)	(4,279,531)	(3,721,652)
Provision for income taxes	-	-	-	-
Net loss	$(2,446,212)	$(1,545,354)	$(4,279,531)	$(3,721,652)

Dividend on Series B Preferred Stock	-	(5,492)	(104,631)	(9,441)
Net loss attributable to common stockholders	$(2,446,212)	$(1,550,846)	$(4,384,162)	$(3,731,093)

Basic and diluted loss per Common Share	$(3.25)	$(16.90)	$(9.62)	$(44.33)
Basic and diluted weighted average number of common shares outstanding	753,561	91,430	444,824	83,948

See the accompanying notes, which are an integral part of these unaudited consolidated financial statements.

F-3

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(Unaudited)

Six months ended June 30, 2022

	Series A				Additional		Total
	Preferred Stock		Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance - December 31, 2021	150,000	$150	122,044	$122	$37,810,380	$(42,033,887)	$(4,223,235)

Cumulative-effect adjustment from adoption of ASU 2020-06	-	-	-	-	(517,500)	439,857	(77,643)
Common stock issued for acquisition of Centurion assets	-	-	380,952	381	2,475,807	-	2,476,188
Common stock issued for conversion of preferred stock	(108)	-	108,000	108	(108)		-
Common stock issued for conversion of debt	-	-	165,273	165	29,160	-	29,325
Common stock issued in conjunction with convertible notes	-	-	18,170	18	140,918	-	140,936
Common stock issued for exercised cashless warrant	-	-	6,631	7	(7)	-	-
Common stock issued for service	-	-	153,491	153	844,048	-	844,201
Resolution of derivative liability upon exercise of warrant	-	-		-	57,883	-	57,883
Warrant issued in conjunction with debts	-	-		-	47,628	-	47,628
Stock-based compensation	-	-		-	(45,511)	-	(45,511)
Net loss	-	-		-	-	(4,384,162)	(4,384,162)
Balance - June 30, 2022	149,892	$150	954,561	$954	$40,842,698	$(45,978,192)	$(5,134,390)

Three months ended June 30, 2022

	Series A				Additional		Total
	Preferred Stock		Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance - March 31, 2022	150,000	$150	148,367	$148	$37,353,357	$(43,531,980)	$(6,178,325)

Common stock issued for acquisition of Centurion assets	-	-	380,952	381	2,475,807	-	2,476,188
Common stock issued for conversion of preferred stock	(108)	-	108,000	108	(108)	-	-
Common stock issued for conversion of debt	-	-	151,200	151	1,361	-	1,512
Common stock issued for service	-	-	153,491	153	844,048	-	844,201
Common stock issued in conjunction with convertible notes	-	-	12,551	13	78,431	-	78,444
Warrant issued in conjunction with debts	-	-	-	-	47,628	-	47,628
Stock-based compensation	-	-	-	-	42,174	-	42,174
Adjustment of reverse stock split	-	-				-	-
Net loss	-	-				(2,446,212)	(2,446,212)
Balance - June 30, 2022	149,892	150	954,561	954	40,842,698	(45,978,192)	(5,134,390)

See the accompanying notes, which are an integral part of these unaudited consolidated financial statements.

F-4

Six Months Ended June 30, 2021

							Total
	Series A Preferred Stock		Common Stock		Additional Paid in	Accumulated	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance - December 31, 2020	150,000	$150	522,006	$522	$32,027,240	$(35,518,584)	$(3,490,672)

Common stock issued for cash	-	-	83,336	83	846,718	-	846,801
Common stock issued for conversion of preferred stock	-	-	14,533	15	312,908		312,923
Common stock issued for conversion of debt	-	-	101,748	102	1,523,156	-	1,523,258
Common stock issued in conjunction with convertible note	-	-	2,863	3	88,735	-	88,738
Common stock issued for exercised cashless warrant	-	-	8,923	9	(9)	-	-
Resolution of derivative liability upon exercise of warrant	-	-	-	-	139,067	-	139,067
Stock-based compensation	-	-	9,168	9	680,435	-	680,444
Adjustment of reverse stock split	-	-	669	-	-	-	-
Net loss attributable to common stockholders	-	-	-	-	-	(3,731,093)	(3,731,093)
Balance - June 30, 2021	150,000	$150	743,246	$743	$35,618,250	$(39,249,677)	$(3,630,534)

Three Months Ended June 30, 2021

	Series A				Additional		Total
	Preferred Stock		Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance - March 31, 2021	150,000	150	721,032	721	34,864,967	(37,698,831)	(2,832,993)
Cash received for issued stock	-	-	-	-	193,196	-	193,196
Common stock issued for conversion of preferred stock	-	-	8,934	9	144,707	-	144,716
Common stock issued for exercised cashless warrant			8,923	9	(9)	-	-
Resolution of derivative liability upon exercise of warrant			-	-	139,067	-	139,067
Stock-based compensation	-	-	3,688	4	276,322	-	276,326
Adjustment of reverse stock split	-	-	669	-	-	-	-
Net loss attributable to common stockholders	-	-		-	-	(1,550,846)	(1,550,846)
Balance - June 30, 2021	150,000	150	743,246	743	35,618,250	(39,249,677)	(3,630,534)

See the accompanying Notes, which are an integral part of these unaudited Consolidated Financial Statements

F-5

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	June 30,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(4,279,531)	$(3,721,652)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of derivative liability	57,883	363,654
(Gain) loss on settlement of debt	-	227,501
Stock-based compensation expense	798,690	680,444
Loss on impairment of intangible asset	-	-
Depreciation and amortization	540,714	554,557
Amortization of debt discount	1,549,752	1,448,308
Lease liability amortization	(14,958)	(13,107)
Changes in operating assets and liabilities:
Accounts receivable	(209,938)	22,233
Prepaid expenses and other assets	42,852	(24,425)
Accounts payable and accrued liabilities	308,642	3,616
Deferred revenue	973,992	(428,116)
Accrued interest	105,577	63,912
Deposit	10,414	-
Net Cash used in Operating Activities	(115,911)	(823,075)

CASH FLOWS FROM INVESTING ACTIVITIES:
Advance payment for acquisition	(250,000)	-
Purchase of property and equipment	(96,960)	(79,020)
Net Cash used in Investing Activities	(346,960)	(79,020)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank overdraft	3,781	-
Proceeds from issuance of convertible notes payable	1,207,800	100,000
Repayment of convertible notes payable	(758,346)	-
Proceeds from issuance of common stock	-	846,801
Proceeds from issuance of Series B Preferred Stock	75,000	250,000
Redemption of Series B Preferred Stock	(487,730)	-
Finance lease payments	(41,195)	(43,931)
Proceeds from issuance of notes payable	1,186,453	2,574,647
Repayment of notes payable	(1,957,492)	(2,734,275)
Proceeds from related parties	116,238	271,464
Repayment to related parties	(86,571)	(414,187)
Net Cash provided by (used in) Financing Activities	(742,062)	850,519

Net change in cash	(1,204,933)	(51,576)
Cash, beginning of period	1,204,933	58,783
Cash, end of period	$-	$7,207

See the accompanying notes, which are an integral part of these unaudited consolidated financial statements.

F-6

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Data443 Risk Mitigation, Inc. (the “Company”, “we”, “us” and “our”) was incorporated as a Nevada corporation on May 4, 1998. On October 15, 2019, the Company changed its name from LandStar, Inc. to Data443 Risk Mitigation, Inc. within the State of Nevada.

We deliver solutions and capabilities that businesses can use in conjunction with their use of established cloud vendors such as Microsoft® Azure, Google® Cloud Platform (GCP) and Amazon® Web Services (AWS), as well as with on-premises databases and database applications with virtualization platforms, such as those hosted or configured using VMWare®, Citrix® and Oracle® clouds/products).

On January 19, 2022, we entered into an Asset Purchase Agreement with Centurion Holdings I, LLC (“Centurion”) to acquire the intellectual property rights and certain assets collectively known as Centurion SmartShield Home and SmartShield Enterprise, patented technology that protects and recovers devices in the event of ransomware attacks. The total purchase price of $3,400,000 consists of: (i) a $250,000 cash payment at closing; (ii) a $2,900,000 promissory note issued by Data443 in favor of Centurion (“Centurion Note”); and (iii) $250,000 in the form of a contingent payment. The Centurion Note matures January 19, 2027 but provides that Data443’s repayment obligation would accelerate on the occurrence of events. One of those events was a financing event that did not occur within the originally anticipated timeframe. If that event had occurred, then Data443’s repayment obligation would have been to repay the balance of the outstanding principal and interest as follows: (i) $500,000 of the then-outstanding amount due in cash; and (ii) the remaining balance, at Data443’s option, in Common Stock or a combination of Common Stock and cash, with the number of shares of Common Stock to be determined according to a specified formula. In April 2022, Data443 and Centurion agreed that, even though the trigger for this acceleration event did not occur, Data443 would issue shares of Common Stock to Centurion in an amount then-equivalent to $2,400,000, as partial repayment of the obligation due under the Centurion Note. The number of shares of Common Stock Data443 issued to Centurion on April 20, 2022, was 380,952. Because Data443 still has some repayment obligations to fulfill under the Centurion Note, as of the filing date of these financial statements, the acquisition that is the subject of the Centurion Asset Purchase Agreement is still not completed.

Basis of Presentation

These unaudited consolidated financial statements have been prepared in accordance rules and regulations of the Securities and Exchange Commission (“SEC”) and generally accepted accounting principles in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, the unaudited consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, we have included all adjustments considered necessary for a fair presentation and such adjustments are of a normal recurring nature. These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2021 and notes thereto and other pertinent information contained in our Form 10-K as filed with the SEC on March 31, 2022. The results of operations for the six months ended June 30, 2022, are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2022.

Basis of Consolidation

The accompanying unaudited consolidated financial statements as of June 30, 2022 include our accounts and those of our wholly-owned subsidiary, Data 443 Risk Mitigation, Inc., a North Carolina operating company. These unaudited consolidated financial statements have been prepared on the accrual basis of accounting in accordance with GAAP.

F-7

Stock-Based Compensation

Employees – We account for share-based compensation under the fair value method which requires all such compensation to employees, including the grant of employee stock options, to be calculated based on its fair value at the measurement date (generally the grant date), and recognized in the consolidated statement of operations over the requisite service period.

Nonemployees - Under the requirements of the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), we account for share-based compensation to non-employees under the fair value method which requires all such compensation to be calculated based on the fair value at the measurement date (generally the grant date), and recognized in the statement of operations over the requisite service period.

We recorded approximately $798,690 in share-based compensation expense for the six months ended June 30, 2022, compared to $680,440 in share-based compensation expense for the six months ended June 30, 2021. Determining the appropriate fair value model and the related assumptions requires judgment. During the six months ended June 30, 2022, the fair value of each option grant was estimated using a Black-Scholes option-pricing model. The expected volatility represents the historical volatility of our publicly traded common stock. Due to limited historical data, we calculate the expected life based on the mid-point between the vesting date and the contractual term which is in accordance with the simplified method. The expected term for options granted to nonemployees is the contractual life. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of stock options. We have not paid and do not anticipate paying cash dividends on our shares of Common Stock; therefore, the expected dividend yield is assumed to be zero.

Basic and Diluted Net Loss Per Common Share

Basic earnings per share (“EPS”) is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted EPS is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method and as if converted method. Dilutive potential common shares include outstanding stock options, warrant and convertible notes.

For the six months ended June 30, 2022 and 2021, respectively, the following common stock equivalents were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive:

	Six Months Ended
	June 30,
	2022	2021
	(Shares)	(Shares)
Series A Preferred Stock	149,892,000	150,000,000
Stock options	1,029	1,559
Warrants	158,441	-
Convertible notes	-	13,183
Preferred B stock	-	2,517
Total	150,051,470	150,017,259

COVID-19

In March 2020, the World Health Organization (“WHO”) declared the novel coronavirus COVID-19 (“COVID-19”) a global pandemic. The pandemic adversely affected workforces, economies, and financial markets globally in 2020 and, until contained, is still expected to disrupt general business operations. The COVID-19 pandemic and the measures taken by many governments around the world in response could in the future meaningfully impact our business, results of operations and financial condition. We are currently unable to predict the duration of that impact but continue to monitor our accounting estimates of the carrying value of certain assets and liabilities relating to our leases and will continue to do so as additional information is obtained or new events occur. Actual results could differ from our estimates and judgments, and any such differences may be material to our financial statements.

F-8

Recently Adopted Accounting Guidance

In August 2020, the FASB issued ASU 2020-06, ASC Subtopic 470-20 “Debt—Debt with Conversion and Other Options” and ASC subtopic 815-40 “Hedging—Contracts in Entity’s Own Equity”. The standard reduced the number of accounting models for convertible debt instruments and convertible preferred stock. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting; and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Due to adoption of this accounting policy on January 1, 2022, we recognized a cumulative effect adjustment to increase the opening retained earnings as of January 1, 2022 by $439,857.

Recently Issued Accounting Pronouncements

We have considered all other recently issued accounting pronouncements and do not believe the adoption of such pronouncements will have a material impact on our consolidated financial statements.

NOTE 2: LIQUIDITY AND GOING CONCERN

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As reflected in the financial statements, we have incurred significant current period losses and negative cash flows from operating activities, and we have negative working capital and an accumulated deficit. We have relied upon loans and issuances of our equity to fund our operations. These conditions, among others, raise substantial doubt about our ability to continue as a going concern. Management’s plans regarding these matters, include raising additional debt or equity financing, the terms of which might not be acceptable. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3: PROPERTY AND EQUIPMENT

The following table summarizes the components of our property and equipment as of the dates presented:

	June 30,	December 31,
	2022	2021
Furniture and Fixtures	$2,991	$2,991
Computer Equipment	656,613	559,654
	659,604	562,645
Accumulated depreciation	(354,408)	(274,239)
Property and equipment, net of accumulated depreciation	$305,196	$288,406

Depreciation expense for the six months ended June 30, 2022 and 2021, was $80,170 and $71,513, respectively.

During the six months ended June 30, 2022 and 2021, we purchased property and equipment of $96,960 and $79,020, respectively.

F-9

NOTE 4: INTELLECTUAL PROPERTY

The following table summarizes the components of our intellectual property as of the dates presented:

	June 30, 2022	December 31, 2021
Intellectual property:
Word press GDPR rights	$46,800	$46,800
ARALOC®	1,850,000	1,850,000
ArcMail®	1,445,000	1,445,000
DataExpress®	1,388,051	1,388,051
FileFacets®	135,000	135,000
IntellyWP™	60,000	60,000
Resilient Network Systems	305,000	305,000
	5,229,851	5,229,851
Accumulated amortization	(4,420,576)	(3,960,032)
Intellectual property, net of accumulated amortization	$809,275	$1,269,819

We recognized amortization expense of $460,544 and $483,044 for the six months ended June 30, 2022, and 2021, respectively.

Based on the carrying value of definite-lived intangible assets as of June 30, 2022, we estimate our amortization expense for the next five years will be as follows:

Amortization
Year Ended December 31,	Expense
2022 (excluding the six months ended June 30, 2022)	$354,940
2023	411,585
2024	27,000
Thereafter	15,750
$809,275

NOTE 5: ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The following table summarizes the components of our accounts payable and accrued liabilities as of the dates presented:

	June 30,	December 31,
	2022	2021
Accounts payable	$264,105	$75,628
Credit cards	61,461	28,492
Accrued dividend - preferred stock	-	6,849
Accrued liabilities	91,900	4,704
	$417,466	$115,673

NOTE 6: DEFERRED REVENUE

For the six months ended June 30, 2022 and as of December 31, 2021, changes in deferred revenue were as follows:

	June 30,	December 31,
	2022	2021
Balance, beginning of period	$1,608,596	$1,518,163
Deferral of revenue	2,182,504	2,581,801
Recognition of deferred revenue	(1,208,512)	(2,491,368)
Balance, end of period	$2,582,588	$1,608,596

F-10

As of June 30, 2022 and December 31, 2021, deferred revenue is classified as follows:

	June 30,	December 31,
	2022	2021
Current	$1,510,827	$1,035,185
Non-current	1,071,761	573,411
	$2,582,588	$1,608,596

NOTE 7: LEASES

Operating lease

We have two noncancelable operating leases for office facilities, one that we entered into January 2019 and that expires April 10, 2024 and another that we entered into in April 2022 and that expires April 30, 2024. Each operating lease has a renewal option and a rent escalation clause. We relocated to the expanded square footage of the premises that are the subject of the April 2022 lease to support our growing operations, and entered into a commission agreement with the landlord of the building to sublet the premises that are the subject of the January 2019 lease.

We recognized total lease expense of approximately $83,339 and $24,000 for the six months ended June 30, 2022 and 2021, respectively, primarily related to operating lease costs paid to lessors from operating cash flows. As of June 30, 2022 and December 31, 2021, we recorded a security deposit of $10,000.

At June 30, 2022, future minimum lease payments under operating leases that have initial noncancelable lease terms in excess of one year were as follows:

Total
Year Ended December 31,
2022 (excluding the six months ended June 30, 2022)	63,650
2023	131,150
Thereafter	-
194,800
Less: Imputed interest	(11,880)
Operating lease liabilities	182,920

Operating lease liability - current	118,848
Operating lease liability - non-current	$64,072

The following summarizes other supplemental information about our operating leases as of June 30, 2022:

Weighted average discount rate	8%
Weighted average remaining lease term (years)	1.54

Financing leases

We lease computer and hardware under non-cancellable capital leases. The term of those capital leases is 3 years and annual interest rate is 12%. At June 30, 2022 and December 31, 2021, the capital lease obligations included in current liabilities were $41,914 and $72,768, respectively, and capital lease obligations included in long-term liabilities were $0 and $10,341, respectively. As of June 30, 2022 and December 31, 2021, we recorded a security deposit of $10,944.

F-11

At June 30, 2022, future minimum lease payments under the finance lease obligations, are as follows:

Total

2022 (excluding the six months ended June 30, 2022)	$33,285
2023	10,496
Thereafter	-
43,781
Less: Imputed interest	(1,867)
Finance lease liabilities	41,914

Finance lease liability	41,914
Finance lease liability - non-current	$-

As of June 30, 2022 and December 31 2021, finance lease assets are included in property and equipment as follows:

	June 30,	December 31,
	2022	2021
Finance lease assets	$267,284	$267,284
Accumulated depreciation	(231,156)	(192,928)
Finance lease assets, net of accumulated depreciation	$36,128	$74,356

NOTE 8: CONVERTIBLE NOTES PAYABLE

Convertible notes payable consists of the following:

	June 30,	December 31,
	2022	2021
Convertible Notes - Issued in fiscal year 2020	98,488	100,000
Convertible Notes - Issued in fiscal year 2021	851,851	1,607,857
Convertible Notes - Issued in fiscal year 2022	1,291,735	-
	2,242,074	1,707,857
Less debt discount and debt issuance cost	(200,812)	(691,569)
	2,041,262	1,016,288
Less current portion of convertible notes payable	1,942,774	993,931
Long-term convertible notes payable	$98,488	$22,357

During the six months ended June 30, 2022 and the year ended 2021, we recognized interest expense of $374,938 and $14,556, respectively, and amortization of debt discount, included in interest expense of $636,010 and $335,663, respectively.

Conversion

During the six months ended June 30, 2022, we converted notes with principal amounts and accrued interest of $29,325 into 165,273 shares of common stock. The corresponding derivative liability of $57,883 at the date of conversion was credited to additional paid in capital.

F-12

Convertible notes payable consists of the following:

Promissory Notes - Issued in fiscal year 2020

In 2020, we issued convertible promissory notes with principal amounts totaling $100,000. The 2020 Promissory Notes have the following key provisions:

●	Terms 60 months.

●	Annual interest rates of 5%.

●	Conversion price fixed at $0.01.

Promissory Notes - Issued in fiscal year 2021

In 2021, we issued convertible promissory notes with principal amounts totaling $1,696,999, which resulted in cash proceeds of $1,482,000 after financing fees of $214,999 were deducted. The 2021 Convertible Notes have the following key provisions:

●	Terms ranging from 90 days to 12 months.

●	Annual interest rates of 5% to 12%.

●	Convertible at the option of the holders after varying dates.

●	Conversion price based on a formula corresponding to a discount (39% discount) off the average closing price or lowest trading price of our Common Stock for the 20 prior trading days including the day on which a notice of conversion is received.

The 2021 Convertible Notes also were associated with the following:

●	The issuance of 1,414 shares of Common Stock valued at $133,663.

●	The issuance of 117,992 warrants to purchase shares of Common Stock with an exercise price a range from $7.44 to 36.00. The term in which the warrants can be exercised is 5 years from issue date. (Note 12)

During the six months ended June 30, 2022, in connection with the 2021 Convertible Notes, we repaid principal in the amount of $729,506 and interest expense of $319,743.

Promissory Notes - Issued in fiscal year 2022

During the six months ended June 30, 2022, we issued convertible promissory notes with principal amounts totaling $1,320,575, which resulted in cash proceeds of $1,207,800 after deducting financing fee of $57,313 were deducted. The 2022 Convertible Notes have the following key provisions:

●	Terms ranging from 9 to 12 months.

●	Annual interest rates of 9% to 12%.

●	Convertible at the option of the holders after varying dates.

●	Conversion price based on a formula corresponding to a discount (20% or 39% discount) off the lowest trading price of our Common Stock for the 20 prior trading days including the day on which a notice of conversion is received, although one of the 2022 Convertible Notes establishes a fixed conversion price of $4.50 per share.

During the six months ended June 30, 2022, the 2022 Convertible Notes also were associated with the following:

●	18,170 shares of common stock valued at $140,936 issued in conjunction with convertible notes.

In connection with the adoption of ASU 2020-06 on January 1, 2022, we reclassified $517,500, previously allocated to the conversion feature, from additional paid-in capital to convertible notes on our balance sheet. The reclassification was recorded to combine the two legacy units of account into a single instrument classified as a liability. As of January 1, 2022, we also recognized a cumulative effect adjustment of $439,857 to accumulated deficit on our balance sheet, that was primarily driven by the derecognition of interest expense related to the accretion of the debt discount as required under the legacy accounting guidance. Under ASU 2020-06, we will no longer incur non-cash interest expense related to the accretion of the debt discount associated with the embedded conversion option.

F-13

NOTE 9: DERIVATIVE LIABILITIES

We analyzed the conversion option for derivative accounting consideration under ASC 815, Derivatives and Hedging, and hedging, and determined that the instrument should be classified as a liability since the conversion option becomes effective at issuance resulting in there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.

ASC 815 requires we assess the fair market value of derivative liability at the end of each reporting period and recognize any change in the fair market value as other income or expense item.

We determined our derivative liabilities to be a Level 3 fair value measurement during the year based on management’s estimate of the expected future cash flows required to settle the liabilities, and used the Binomial pricing model to calculate the fair value as of June 30, 2022. As of the six months ended June 30, 2022, there were no derivative liabilities. The Binomial model requires six basic data inputs: the exercise or strike price, time to expiration, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each convertible note and warrant is estimated using the Binomial valuation model.

For the six months ended June 30, 2022 and year ended December 31, 2021, the estimated fair values of the liabilities measured on a recurring basis are as follows:

We valued the conversion feature using the Binomial pricing model. The fair value of the derivative liability for all the notes that became convertible, including the notes issued in prior years, during the six months ended June 30, 2022 amounted to $57,883 recognized as a derivative loss.

For the six months June 30, 2022 and year ended December 31, 2021, the estimated fair values of the liabilities measured on a recurring basis are as follows:

	Six months ended	Year ended
	June 30,	December 31,
	2022	2021
Expected term	0.51 years	0.48 - 5.00 years
Expected average volatility	134%	160%- 302%
Expected dividend yield	-	-
Risk-free interest rate	59%	0.04% - 1.24%

The aggregate loss on derivatives during the six months ended June 30, 2022 and 2021 was $57,883 and $363,654, respectively.

F-14

NOTE 10: NOTES PAYABLE

Notes payable consists of the following:

	June 30,	December 31,		Interest
	2022	2021	Maturity	Rate
Economic Injury Disaster Loan - originated in May 2020 (1, 3)	$500,000	$500,000	30 years	3.75%
Promissory note - originated in September 2020	35,319	50,456	$2,873.89 monthly payment for 36 months	14.0%
Promissory note - originated in December 2020	24,543	33,039	$1,854.41 monthly payment for 36 months	8.0%
Promissory note - originated in January 2021	35,413	48,583	$2,675.89 monthly payment for 36 months	18.0%
Promissory note - originated in February 2021 (2)	1,305,374	1,328,848	5 years	4.0%
Promissory note - originated in April 2021	693,333	832,000	1 year	12%
Promissory note - originated in July 2021	282,000	282,000	1 year	12%
Promissory note - originated in September 2021	49,621	55,576	$1,383.56 monthly payment for 60 months	28%
Promissory note - originated in December 2021	-	406,300	$20,050 weekly payment	49%
Promissory note - originated in December 2021	-	241,716	$10,071.45 weekly payment	4.94%
Promissory note - originated in December 2021	-	189,975	$2,793.75 daily payment	7%
Promissory note - originated in March 2022	233,980	-	$20,995 weekly payment	49%
Promissory note - originated in March 2022	62,357	-	$642.86 daily payment	15%
Promissory note - originated in April 2022	81,726	-	$1,695.41 monthly payment for 36 months	16.0%
Promissory note - originated in April 2022	127,395	-	$2,235 daily payment	15%
Promissory note - originated in April 2022	68,913	-	$1,862.50 daily payment	5%
Promissory note - originated in April 2022	284,088	-	$7,250 daily payment	25%
Promissory note - originated in June 2022	67,455	-	$1,873.75 daily payment	25%
	3,851,517	3,968,491
Less debt discount and debt issuance cost	(317,931)	(476,727)
	3,533,586	3,491,766
Less current portion of promissory notes payable	1,799,147	1,720,777
Long-term promissory notes payable	$1,734,439	$1,770,989

(1)	We received an advance under the Economic Injury Disaster Loan (EIDL) program.

(2)	We received a second advance under the EIDL program in fiscal year 2021.

(3)	On February 12, 2021, we issued notes payable of $1,404,000 to settle license fee payable of $1,094,691. As a result, we recorded loss on settlement of debt of $309,309 in fiscal year 2021.

During the six months ended June 30, 2022 and 2021, we recognized interest expense of $113,693 and $57,209, and amortization of debt discount, included in interest expense of $625,621 and $995,066, respectively.

During the six months ended June 30, 2022 and 2021, we issued a total of $1,840,518 and $3,641,037, less discount of $654,065 and $1,066,393, and repaid $1,957,492 and $2,734,275, respectively.

F-15

NOTE 11: COMMITMENTS AND CONTINGENCIES

We account for contingent liabilities in accordance with Accounting Standards Codification (“ASC”) Topic 450, Contingencies. This standard requires management to assess potential contingent liabilities that may exist as of the date of the financial statements to determine the probability and amount of loss that may have occurred, which inherently involves an exercise of judgment. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in our financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed in our financial statements. For loss contingencies considered remote, we generally would neither accrue any estimated liability nor disclose the nature of the contingent liability in our financial statements. Management has assessed potential contingent liabilities as of June 30, 2022, and based on that assessment, there are no probable loss contingencies requiring accrual or establishment of a reserve.

DMB Note Collection Action

On June 17, 2021, DMB Group, LLC (“DMB”) filed a lawsuit against our wholly-owned subsidiary, the North Carolina operating company Data443 Risk Mitigation, Inc., (the “Subsidiary”) in County Court in Denton County, Texas, naming the Subsidiary as defendant. The matter was settled September 2021 by mutual agreement of the involved parties. The Subsidiary has made all payments required pursuant to the settlement and the matter is now considered closed. The Court granted our motions for nonsuit and dismissal with prejudice on orders entered May 4 and May 5, 2022.

Employment Related Claims

We view most legal proceedings involving claims of former employees as routine litigation incidental to the business, and therefore not material.

Litigation

In the ordinary course of business, we are involved in a number of lawsuits incidental to our business, including litigation related to intellectual property, employees, and commercial matters. Although it is difficult to predict the ultimate outcome of these cases, management believes that any ultimate liability would not have a material adverse effect on our consolidated financial condition or results of operations. However, an unforeseen unfavorable development in any of these cases could have a material adverse effect on our consolidated financial condition, results of operations, or cash flows in the period in which it is recorded.

NOTE 12: CAPITAL STOCK AND REVERSE STOCK SPLIT

On March 7, 2022, we filed an amendment to our Articles of Incorporation to effect a 1-for-8 reverse stock split of our issued and outstanding shares of common and preferred shares, each with $0.001 par value. All per share amounts and number of shares, in the consolidated financial statements and related notes have been retroactively adjusted to reflect the reverse stock split.

Preferred Stock

As of June 30, 2022, we are authorized to issue 337,500 shares of preferred stock with a par value of $0.001, of which 150,000 shares have been designated as Series A, and 80,000 shares have been designated as Series B.

Series A Preferred Stock

Each share of Series A was (i) convertible into 1,000 shares of common stock, and (ii) entitled to vote 15,000 shares of common stock on all matters submitted to a vote by shareholders voting common stock. All issued and outstanding shares of Series A Preferred Stock are held by our Chief Executive Officer.

During the six months ended June 30, 2022, 108 shares of Series A preferred stock were converted into 108,000 shares of Common Stock.

As of June 30, 2022 and December 31, 2021, 149,892 and 150,000 shares of Series A were issued and outstanding, respectively.

F-16

Series B Preferred Stock

Each share of Series B (i) has a stated value of Ten Dollars ($10.00) per share; (ii) is convertible into Common Stock at a price per share equal to sixty one percent (61%) of the lowest price for our Common Stock during the twenty (20) days of trading preceding the date of the conversion; (iii) earns dividends at the rate of nine percent (9%) per annum; and, (iv) has no voting rights.

During the six months ended June 30, 2022, we issued 7,875 shares of Series B preferred stock for $78,750, less $3,750 financing fees.

During the six months ended June 30, 2022, we redeemed 37,625 shares of Series B preferred stock, representing all outstanding shares of Series B preferred stock, for $487,730.

During the six months ended June 30, 2022, we recorded an accrued dividend of $104,631, and amortization of debt discount, included in interest expense of $22,439.

As of June 30, 2022 and December 31, 2021, 0 and 29,750 shares of Series B were issued and outstanding, respectively.

Common Stock

As of June 30, 2022, we are authorized to issue 125,000,000 shares of Common Stock with a par value of $0.001. All shares have equal voting rights, are non-assessable, and have one vote per share.

During the six months ended June 30, 2022, we issued Common Stock as follows:

●	165,273 shares issued for conversion of debt;
●	6,631 shares issued upon the cash-less exercise of warrants;
●	380,952 shares issued for consideration under an asset purchase agreement;
●	108,000 shares issued for conversion of Series A preferred stock;
●	153,491 shares issued for services; and
●	18,170 shares issued as a loan fee in connection with the issuance of promissory notes.

As of June 30, 2022 and December 31, 2021, 954,561 and 122,044 shares of Common Stock were issued and outstanding, respectively.

Warrants

A summary of activity during the six months ended June 30, 2022 follows:

	Warrants Outstanding
		Weighted Average
	Shares	Exercise Price
Outstanding, December 31, 2021	146,842	$27.86
Granted	19,166	6.00
Exercised	(7,567)	-
Forfeited/canceled	-	-
Outstanding, June 30, 2022	158,441	$22.07

During the six months ended June 30, 2022, 7,567 warrants were exercised cashless and we issued 6,631 shares of Common Stock.

F-17

The following table summarizes information relating to outstanding and exercisable warrants as of June 30, 2022:

Exercisable Warrants Outstanding
	Weighted Average Remaining
Number of Shares	Contractual life (in years)	Weighted Average Exercise Price
6,250	3.45	$160.00
6,934	3.81	$120.00
15,666	4.08	$36.00
2,917	4.25	$36.00
32,837	4.31	$9.88
74,671	4.48	$7.44
19,166	4.86	$6.00
158,441	4.38	$22.07

NOTE 13: SHARE-BASED COMPENSATION

Stock Options

During the three months ended June 30, 2022, we granted options for the purchase of our Common Stock to certain employees as consideration for services rendered. The terms of the stock option grants are determined by our Board of Directors consistent our 2019 Omnibus Stock Incentive Plan which the Board adopted May 16, 2019. Our stock options generally vest upon the one-year anniversary date of the grant and have a maximum term of ten years.

The following summarizes the stock option activity for the six months ended June 30, 2022:

	Options Outstanding	Weighted-Average Exercise Price
Balance as of December 31, 2021	2,121	$467.76
Grants	-	-
Exercised	-	-
Cancelled	(1,092)	134.40
Balance as of June 30, 2022	1,029	$481.46

The following summarizes certain information about stock options vested and expected to vest as of June 30, 2022:

	Number of Options	Weighted-Average Remaining Contractual Life (In Years)	Weighted- Average Exercise Price
	Number of Options	Weighted-Average Remaining Contractual Life (In Years)	Weighted- Average Exercise Price
Outstanding	1,029	8.39	$481.46
Exercisable	585	8.23	$735.99
Expected to vest	444	8.51	$303.82

As of June 30, 2022 and December 31, 2021, there was $67,833 and $381,547, respectively, of total unrecognized compensation costs related to non-vested share-based compensation arrangements which we expect to recognized within the next 12 months.

F-18

Restricted Stock Awards

The following summarizes the restricted stock activity for the six months ended June 30, 2022:

		Weighted-Average
	Shares	Fair Value
Balance as of December 31, 2021	1,370	$639.22
Shares of restricted stock granted	-	-
Exercised	-	-
Cancelled	-	-
Balance as of June 30, 2022	1,370	$639.22

Number of Restricted Stock Awards	June 30, 2022	December 31, 2021
Vested	1,370	1,370
Non-vested	-	-

NOTE 14: RELATED PARTY TRANSACTIONS

Jason Remillard is our president and chief executive officer and the sole director. Through his ownership of Series A Preferred Shares, Mr. Remillard has voting control over all matters to be submitted to a vote of our shareholders.

On September 16, 2019, we entered into an Asset Purchase Agreement with DMB Group, LLC (“DMB Group”). A significant part of the purchase price was in the form of our Common Stock. As a direct result of this transaction and our Common Stock issued to DMB Group, we determined that DMB Group was a related party. Amounts owed to DMB Group, including the note payable of $940,000 and member loans of $97,689 were recorded as amounts due to a related party. During the three months ended June 30, 2022, we repaid a note payable of $124,985 including interest expense of $1,240. As of June 30, 2022 and December 31, 2021, we had recorded a liability to DMB Group totaling $0 and $123,745, respectively.

During the six months ended June 30, 2022, we received cash from our Chief Executive Officer of $116,238 and repaid $86,571 to our Chief Executive Officer.

As of June 30, 2022 and December 31, 2021, we had due to related party transactions in the amounts of $277,033 and $247,366, respectively.

NOTE 15: SUBSEQUENT EVENTS

In accordance with ASC 855-10, “Subsequent Events”, we analyzed our operations subsequent to June 30, 2022 to August 15, 2022, the date when these consolidated financial statements were issued. Our Management determined that there were no reportable events that occurred during that subsequent period to be disclosed or recorded.

F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder’s

Data443 Risk Mitigation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Data443 Risk Mitigation, Inc. (the Company) as of December 31, 2021 and 2020, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the period ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Assessment

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has working capital and stockholders’ deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

TPS Thayer, LLC

We have served as the Company’s auditor since 2020.

Sugar Land, Texas

March 31, 2022

F-20

DATA443 RISK MITIGATION, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2021	2020
Assets
Current assets
Cash	$1,204,933	$58,783
Accounts receivable, net	21,569	136,503
Prepaid expense and other current assets	70,802	-
Total current assets	1,297,304	195,286

Property and equipment, net	288,406	324,349
Operating lease right-of-use assets, net	174,282	248,237
Intellectual property, net of accumulated amortization	1,269,819	2,310,907
Deposits	31,440	31,440
Total Assets	$3,061,251	$3,110,219

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued liabilities	$115,673	$401,014
Deferred revenue	1,035,185	1,478,430
Interest payable	204,915	62,212
Notes payable, net of unamortized discount	1,720,777	585,310
Convertible notes payable, net of unamortized discount	993,931	1,241,412
Due to a related party	247,366	561,230
License fee payable	-	1,094,691
Operating lease liability	112,322	100,170
Finance lease liability	72,768	90,565
Total Current Liabilities	4,502,937	5,615,034

Series B Preferred Stock, 80,000 shares designated; $0.001 par value; Stated value $10.00; 29,750 and 5,300 shares issued and outstanding, net of discount, respectively	278,811	50,203
Notes payable, net of unamortized discount - non-current	1,770,989	572,495
Convertible notes payable, net of unamortized discount - non-current	22,357	2,356
Deferred revenues - non-current	573,411	39,733
Operating lease liability - non-current	125,640	237,961
Finance lease liability - non-current	10,341	83,109
Total Liabilities	7,284,486	6,600,891

Commitments and contingencies	-	-

Stockholders’ Deficit
Preferred stock: 337,500 authorized; $0.001 par value
Series A Preferred Stock, 150,000 shares designated; $0.001 par value; 150,000 shares issued and outstanding, respectively	150	150
Common stock: 125,000,000 authorized; $0.001 par value
122,044 and 65,308 shares issued and outstanding, respectively	122	66
Additional paid in capital	37,810,380	32,027,696
Accumulated deficit	(42,033,887)	(35,518,584)
Total Stockholders’ Deficit	(4,223,235)	(3,490,672)
Total Liabilities and Stockholders’ Deficit	$3,061,251	$3,110,219

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements

F-21

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended
	December 31,
	2021	2020

Revenue	$3,609,494	$2,474,627
Cost of revenue	546,888	303,515
Gross profit	3,062,606	2,171,112

Operating expenses
General and administrative	5,433,113	5,830,703
Sales and marketing	266,732	240,894
Total operating expenses	5,699,845	6,071,597

Net loss from operations	(2,637,239)	(3,900,485)

Other income (expense)
Interest expense	(3,334,413)	(2,517,947)
Loss on impairment of intangible asset	(75,000)	-
Gain (loss) on settlement of debt	186,156	(82,337)
Change in fair value of derivative liability	(614,658)	(7,406,416)
Total other expense	(3,837,915)	(10,006,700)

Loss before income taxes	(6,475,154)	(13,907,185)
Provision for income taxes	-	-
Net loss	$(6,475,154)	$(13,907,185)

Dividend on Series B Preferred Stock	(40,149)	(484)
Net loss attributable to common stockholders	$(6,515,303)	$(13,907,669)

Basic and diluted loss per Common Share	$(68.37)	$(663.41)
Basic and diluted weighted average number of common shares outstanding	94,708	20,964

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements

F-22

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Series A				Additional		Total Stockholders’
	Preferred Stock		Common Stock		Paid in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance - December 31, 2019	1,334	$1	604	$1	$15,214,462	$(21,610,915)	$(6,396,451)

Preferred stock issued for service - related party	4,666	5	-	-	158,639		158,644
Common stock issued for conversion of debt	-	-	50,847	51	14,359,395	-	14,359,446
Common stock issued for exercised cashless warrant	-	-	2,377	2	(2)	-	-
Common stock issued for asset purchase	-	-	8,802	9	179,991	-	180,000
Resolution of derivative liability upon exercise of warrant	-	-	-	-	406,856	-	406,856
Settlement of stock subscriptions	144,000	144	97	-	(144)	-	-
Stock-based compensation	-	-	2,581	3	1,190,999	-	1,191,002
Beneficial conversion feature	-	-	-	-	517,500	-	517,500
Net loss	-	-	-	-	-	(13,907,669)	(13,907,669)
Balance - December 31, 2020	150,000	$150	65,308	$66	$32,027,696	$(35,518,584)	$(3,490,672)

Common stock issued for cash	-	-	10,419	10	846,791	-	846,801
Common stock issued for conversion of Series B preferred stock	-	-	18,024	18	827,088		827,106
Common stock issued for conversion of debt	-	-	24,536	25	1,842,828	-	1,842,853
Common stock issued in conjunction with convertible notes	-	-	1,414	1	133,662	-	133,663
Common stock issued for exercised cashless warrant	-	-	1,116	1	(1)	-	-
Warrant issued in conjunction with debts	-	-	-	-	1,024,780	-	1,024,780
Resolution of derivative liability upon exercise of warrant	-	-	-	-	139,067	-	139,067
Stock-based compensation	-	-	1,227	1	968,469	-	968,470
Net loss	-	-	-	-	-	(6,515,303)	(6,515,303)
Balance - December 31, 2021	150,000	$150	122,044	$122	$37,810,380	$(42,033,887)	$(4,223,235)

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements

F-23

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended
	December 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,475,154)	$(13,907,185)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of derivative liability	614,658	7,406,416
(Gain) loss on settlement of debt	(186,156)	82,337
Stock-based compensation expense	968,470	1,349,646
Loss on impairment of intangible asset	75,000	-
Depreciation and amortization	1,140,362	1,487,305
Amortization of debt discount	2,906,645	2,110,645
Bad debt	36,456	50,800
Lease liability amortization	(26,214)	25,910
Penalty interest	60,133	25,000
Changes in operating assets and liabilities:
Accounts receivable	78,478	(123,747)
Inventory	-	8,301
Prepaid expenses and other assets	(70,802)	807
Accounts payable and accrued liabilities	(291,922)	(161,588)
Deferred revenue	90,433	564,617
Payroll liability	-	73,923
Accrued interest	224,073	258,830
Deposit	-	(10,496)
Net Cash (used in) Operating Activities	(855,540)	(758,479)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intellectual property	-	(315,000)
Purchase of property and equipment	(138,331)	(146,400)
Net Cash used in Investing Activities	(138,331)	(461,400)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes payable	1,482,000	1,502,250
Repayment of convertible notes payable	(45,000)	-
Proceeds from issuance of common stock	846,801	-
Proceeds from issuance of Series B Preferred Stock	525,000	50,000
Redemption of Series B Preferred Stock	(63,999)	-
Finance lease payments	(90,565)	(73,327)
Proceeds from issuance of notes payable	4,377,226	2,147,996
Repayment of notes payable	(4,577,578)	(1,689,846)
Proceeds from related parties	366,943	299,173
Repayment to related parties	(680,807)	(976,257)
Net Cash provided by Financing Activities	2,140,021	1,259,989

Net change in cash	1,146,150	40,110
Cash, beginning of year	58,783	18,673
Cash, end of year	$1,204,933	$58,783

Supplemental cash flow information
Cash paid for interest	$152,643	$83,347
Cash paid for taxes	$-	$-

Non-cash Investing and Financing transactions:
Settlement of stock subscriptions	$-	$1,640
Common stock issued for purchase of intangibles	$-	$180,000
Common stock issued for exercised cashless warrant	$1	$38,012
Settlement of series B preferred stock through issuance of common stock	$827,106	$-
Settlement of convertible notes payable through issuance of common stock	$1,842,853	$3,811,434
Common stock issued in conjunction with convertible note	$133,663	$-
Warrant issued in conjunction with debts	$1,024,780	$-
Resolution of derivative liability upon exercise of warrant	$139,067	$406,856
Resolution of derivative liability upon conversion of debt	$531,700	$10,548,012
Beneficial conversion feature	$-	$517,500
Equipment paid by capital lease	$-	$159,096
Derivative liability recognized as debt discount	$390,000	$947,175
Settlement of convertible notes payable through issuance of series B preferred stock	$65,600	$-
Accounts payable for purchase of intellectual property	$-	$80,000
Issuance of convertible notes for repayment of due to related party	$-	$150,000
Note payable issued for settlement of License fee payable	$1,004,880	$-

See the accompanying Notes, which are an integral part of these Consolidated Financial Statements

F-24

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1: BUSINESS DESCRIPTION

Data443 Risk Mitigation, Inc. (the “Company”) was incorporated as a Nevada corporation on May 4, 1998. On October 15, 2019, the Company changed its name from LandStar, Inc. to Data443 Risk Mitigation, Inc. within the state of Nevada.

Reverse Stock Splits

Effective March 7, 2022 and July 1, 2021, we effected an 8 for 1 and 2,000 for 1 reverse stock split, respectively, of our issued and outstanding common stock (the “Reverse Stock Splits”). All references to shares of our common stock in this Prospectus refers to the number of shares of common stock after giving retrospective effect to these Reverse Stock Splits (unless otherwise indicated).

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements as of December 31, 2021 include the accounts of the Company and its wholly-owned subsidiary, Data 443 Risk Mitigation, Inc., a North Carolina operating company, and the operations of Myriad Software Productions, LLC through September 2018 when it was liquidated. Prior to the acquisition of Data 443 Risk Mitigation, Inc. in North Carolina and the assets of Myriad Software Productions, LLC in 2018, these two entities were controlled by our current sole director and officer, Jason Remillard. On November 17, 2017, Mr. Remillard acquired control of LandStar, Inc. through his purchase of all the outstanding Series A preferred shares of the Company, and as a result, these two entities became common controlled entities that require consolidation of results with the reporting company, LandStar, Inc., from the time common control occurred. All intercompany accounts and activities have been eliminated. These consolidated financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current presentation. These reclassifications had no impact on net earnings (loss) or and financial position.

Revenue Recognition

The Company derives revenue primarily from contracts for subscription to access our SaaS platforms and, to a much lesser degree, ancillary services provided in connection with subscription services. The Company’s contracts include the performance obligations that require us to provide access to the platforms, usually on an annual subscription. The Company’s contracts are for subscriptions to our data classification, movement, governance, encryption, access control and distribution software and related services. We also perform professional services consulting with specific deliverables managed primarily by statements of work. Customers typically enter into our services subscription and various statements of work concurrently. Most of the Company’s performance obligations are not considered to be distinct from the subscriptions to our software or hosting platforms and related services and are combined into a single performance obligation. New statements of work and modifications of contracts are reviewed each reporting period and to assess the nature and characteristics of the new or modified performance obligations on a contract by contract basis.

Revenue related to contracts with customers is evaluated utilizing the following steps: (i) Identify the contract, or contracts, with a customer; (ii) Identify the performance obligations in the contract; (iii) Determine the transaction price; (iv) Allocate the transaction price to the performance obligations in the contract; (v) Recognize revenue when the Company satisfies a performance obligation.

F-25

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. The Company had no cash equivalents at December 31, 2021 and 2020.

Accounts Receivable

Accounts receivable are recorded in accordance with ASC 310, “Receivables.” Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable.

Deferred Revenue

Deferred revenue mostly consists of service subscriptions received from users in advance of revenue recognition. The increase in the deferred revenue balance for the year ended December 31, 2021 and 2020 was driven by cash payments from customers in advance of satisfying our performance obligations, offset by revenue recognized that was included in the deferred revenue balance at the beginning of the period.

Convertible Financial Instruments

The Company bifurcates conversion options from their host instruments and accounts for them as free-standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur, and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable U.S. GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the instrument.

Common stock purchase warrants and derivative financial instruments - Common stock purchase warrants and other derivative financial instruments are classified as equity if the contracts (1) require physical settlement or net-share settlement, or (2) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). Contracts which (1) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (3) that contain reset provisions that do not qualify for the scope exception are classified as liabilities. The Company assesses classification of its common stock purchase warrants and other derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

Beneficial Conversion Feature - The issuance of the convertible debt described in Note 9, below, generated a beneficial conversion feature (“BCF”), which arises when a debt or equity security is issued with an embedded conversion option that is beneficial to the investor or in the money at inception because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date. The Company recognized the BCF by allocating the intrinsic value of the conversion option, which is the number of shares of common stock available upon conversion multiplied by the difference between the effective conversion price per share and the fair value of common stock per share on the commitment date, resulting in a discount on the convertible debt (recorded as a component of additional paid-in capital). The discount is amortized to interest expense over the term of the convertible debt.

F-26

Share-Based Compensation

Employees - The Company accounts for share-based compensation under the fair value method which requires all such compensation to employees, including the grant of employee stock options, to be calculated based on its fair value at the measurement date (generally the grant date), and recognized in the consolidated statement of operations over the requisite service period.

Nonemployees - During June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”) to simplify the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees. The Company elected to adopt ASU 2018-07 early. Under the requirements of ASU 2018-07, the Company accounts for share-based compensation to non-employees under the fair value method which requires all such compensation to be calculated based on the fair value at the measurement date (generally the grant date), and recognized in the statement of operations over the requisite service period.

The Company recorded approximately $968,470 in share-based compensation expense for the year ended December 31, 2021, compared to approximately $1,349,646 in share-based compensation expense for the year ended December 31, 2020.

Determining the appropriate fair value model and the related assumptions requires judgment. During the year ended December 31, 2021 and 2020, the fair value of each option grant was estimated using a Black-Scholes option-pricing model.

The expected volatility represents the historical volatility of the Company’s publicly traded common stock. Due to limited historical data, the Company calculates the expected life based on the mid-point between the vesting date and the contractual term which is in accordance with the simplified method. The expected term for options granted to nonemployees is the contractual life. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of stock options. The Company has not paid and does not anticipate paying cash dividends on its shares of common stock; therefore, the expected dividend yield is assumed to be zero.

Income Taxes

The asset and liability method is used in the Company’s accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company adopted ASC 740 “Income Taxes,” which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits.

F-27

The determination of recording or releasing tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized.

Intellectual Property

The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits consumed on a straight-line basis over the estimated periods benefited. Patents, technology and other intangibles with contractual terms are generally amortized over their respective legal or contractual lives. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value.

Property and Equipment

Property and equipment, consisting mostly of computer equipment, is recorded at cost reduced by accumulated depreciation and impairment, if any. Depreciation expense is recognized over the assets’ estimated useful lives of three - seven years using the straight-line method. Major additions and improvements are capitalized as additions to the property and equipment accounts, while replacements, maintenance and repairs that do not improve or extend the life of the respective assets, are expensed as incurred. Estimated useful lives are periodically reviewed and, when appropriate, changes are made prospectively. When certain events or changes in operating conditions occur, asset lives may be adjusted and an impairment assessment may be performed on the recoverability of the carrying amounts.

Fair Value Measurements

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

●	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

●	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

●	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, note payable, due to related parties and accrued liabilities, are carried at historical cost. At December 31, 2021 and 2020, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments. Management determined that liabilities created by beneficial conversion features associated with the issuance of certain convertible notes payable (see Note 8), meet the criteria of derivatives and are required to be measured at fair value. The fair value of these derivative liabilities was determined during the year based on management’s estimate of the expected future cash flows required to settle the liabilities. As of the end of year, at December 31, 2021 and 2020, there were no derivative liabilities due to a combination of all convertible notes being either (i) converted into common stock; or, (ii) amended to have a fixed conversion price. This valuation technique involves management’s estimates and judgment based on unobservable inputs and is classified in level 3.

F-28

Basic and Diluted Net Loss Per Common Share

Basic earnings per share (“EPS”) is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted EPS is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method and as if converted method. Dilutive potential common shares include outstanding stock options, warrant and convertible notes.

For the year ended December 31, 2021 and 2020, respectively, the following common stock equivalents were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

	Years Ended
	December 31,
	2021	2020
	(Shares)	(Shares)
Series A Preferred Stock	150,000,000	150,000,000
Stock options	2,121	734
Warrants	146,842	-
Convertible notes	-	16,295
Preferred B stock	3,955	63
Total	150,152,918	150,017,092

Leases

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities - current, and operating lease liabilities - noncurrent on the balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in our balance sheets.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Segments

Operating segments are defined as components of an enterprise engaging in business activities for which discrete financial information is available and regularly reviewed by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company operates and manages its business as one operating segment and all of the Company’s revenues and operations are currently in the United States.

Recently Issued Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, ASC Subtopic 470-20 “Debt—Debt with “Conversion and Other Options” and ASC subtopic 815-40 “Hedging—Contracts in Entity’s Own Equity”. The standard reduced the number of accounting models for convertible debt instruments and convertible preferred stock. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting; and, (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently assessing the impact of the adoption of this standard on its consolidated financial statements.

F-29

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its consolidated financial statements.

NOTE 3: LIQUIDITY AND GOING CONCERN

The accompanying consolidated financial statements have been prepared (i) in accordance with accounting principles generally accepted in the Unitd States, and (ii) assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated significant income to date. The Company is subject to the risks and uncertainties associated with a business with no substantive revenue, as well as limitations on its operating capital resources. These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. In light of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise capital and generate revenue and profits in the future.

During 2018, the Company made two product acquisitions, ClassiDocs™, and ARALOC™, and completed the acquisition of one entity, Data443 Risk Mitigation, Inc. (“Data443”), the North Carolina operating company. During 2019, the Company completed the acquisition of selected assets of DataExpress™; and, completed a transaction under which the Company licensed the assets of ArcMail™. During the period ending September 30, 2020, the Company has completed the acquisition of selected assets of FileFacets™, and selected assets of Intelly WP™. The Company is actively seeking new products and entities to acquire, with several candidates identified. The Company has developed, and continues to develop, large scale relationships with cyber security, marketing and product organizations, and to market and promote ClassiDocs and other products the Company may develop or acquire. As of December 31, 2021, the Company had negative net working capital; an accumulated deficit; and, had reduced its operating losses.

We continue to monitor the effects COVID-19 could have on our operations and liquidity including our ability to collect account receivable timely from our customers due to the economic impacts COVID-19 could have on the general economy. COVID-19 has also impacted our ability to travel, meet distribution partners in their offices, present at tradeshows, and perform other enterprise-related sales functions. Many customers have still yet to return to their pre-pandemic “normal” office working conditions. These continued operating conditions have impacted our ability to execute and deploy some of our normal sales and marketing activities. While we are not unique in this position, these factors, among others, raise some doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4: PROPERTY AND EQUIPMENT

The following table summarizes the components of the Company’s property and equipment as of the dates presented:

	December 31,	December 31,
	2021	2020
Furniture and Fixtures	$2,991	$2,991
Computer Equipment	559,654	421,323
	562,645	424,314
Accumulated depreciation	(274,239)	(99,965)
Property and equipment, net of accumulated depreciation	$288,406	$324,349

F-30

Depreciation expense for the years ended December 31, 2021 and 2020, was $174,274 and $81,274, respectively, and recorded in general and administrative expenses.

During the years ended December 31, 2021 and 2020, the Company acquired property and equipment of $138,331 and $146,400, respectively.

NOTE 5: INTELLECTUAL PROPERTY

On August 13, 2020, the Company entered into an Asset Purchase Agreement to acquire certain assets collectively known as FileFacets™, a Software-as-a-Service (SaaS) platform that performs sophisticated data discovery and content search of structured and unstructured data within corporate networks, servers, content management systems, email, desktops and laptops. The total purchase price was $135,000, which amount was paid in full at the closing of the transaction.

On September 21, 2020, the Company entered into an Asset Purchase Agreement with the owners of a business known as IntellyWP™, to acquire the intellectual property rights and certain assets collectively known as IntellyWP™, an Italy-based developer that produces WordPress plug-ins that enhance the overall user experience for webmaster and end users. The total purchase price of $135,000 consists of: (i) a $55,000 cash payment at closing; (ii) a cash payment of $40,000 upon completion of certain training; and, (iii) a cash payment of $40,000 upon the Company collecting $25,000 from the assets acquired in the subject transaction.

On October 8, 2020, the Company entered into an Asset Purchase Agreement with Resilient Network Systems, Inc. (“RNS”) to acquire the intellectual property rights and certain assets collectively known as Resilient Networks™, a Silicon Valley based SaaS platform that performs SSO and adaptive access control “on the fly” with sophisticated and flexible policy workflows for authentication and authorization. The total purchase price of $305,000 consists of: (i) a $125,000 cash payment at closing; and, (ii) the issuance of 19,148,936 shares of our common stock to RNS.

The following table summarizes the components of the Company’s intellectual property as of the dates presented:

	December 31,	December 31,
	2021	2020
Intellectual property:
Word press GDPR rights	$46,800	$46,800
ARALOC®	1,850,000	1,850,000
ArcMail License	1,445,000	1,445,000
DataExpress®	1,388,051	1,388,051
FileFacetsTM	135,000	135,000
IntellyWP™	135,000	135,000
Resilient Network Systems	305,000	305,000
	5,304,851	5,304,851
Accumulated amortization	(3,960,032)	(2,993,944)
Impairment	(75,000)
Intellectual property, net of accumulated amortization	$1,269,819	$2,310,907

F-31

The Company recognized amortization expense of approximately $966,088 and $1,406,031 for the years ended December 31, 2021 and 2020, respectively, recorded as general and administrative expense.

During the years ended December 31, 2021 the Company determined that IntellyWPTM should be impaired because of the reduction in sales from this service. Accordingly, the Company estimated the undiscounted future cash flows to be generated by IntellyWPTM to be an immaterial amount, which was less than the carrying amount of IntellyWPTM of $75,000. This resulted in a $75,000 write-down of the assets, which was reflected as a separate line item in the income statement.

Based on the carrying value of definite-lived intangible assets as of December 31, 2021, we estimate our amortization expense for the next five years will be as follows:

Amortization
Year Ended December 31,	Expense
2022	815,484
2023	411,585
2024	27,000
Thereafter	15,750
1,269,819

NOTE 6: ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The following table summarizes the components of the Company’s accounts payable and accrued liabilities as of the dates presented:

	December 31,	December 31,
	2021	2020

Accounts payable	$75,628	$178,319
Payroll liabilities	-	102,793
Credit cards	28,492	31,918
Accrued dividend - preferred stock	6,849	484
Accrued liabilities	4,704	87,500
	$115,673	$401,014

NOTE 7: DEFERRED REVENUE

For the years ended December 31, 2021 and 2020, changes in deferred revenue were as follows:

	December 31,	December 31,
	2021	2020
Balance, beginning of year	$1,518,163	$953,546
Deferral of revenue	2,581,801	2,961,749
Recognition of deferred revenue	(2,491,368)	(2,397,132)
Balance, end of year	$1,608,596	$1,518,163

F-32

As of December 31, 2021 and 2020, is classified as follows:

	December 31,	December 31,
	2021	2020
Current	$1,035,185	$1,478,430
Non-current	573,411	39,733
	$1,608,596	$1,518,163

NOTE 8: LEASES

Operating lease

We have noncancelable operating leases for our office facility that expire in 2024. The operating lease has renewal options and rent escalation clauses. On July 1, 2020, the Company renegotiated the office lease to obtain rent expense relief for the months of April 2020 – December 2020.

Lease right-of-use assets represent the right to use an underlying asset pursuant to the lease for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. Lease right-of-use assets and lease liabilities are recognized at the commencement of an arrangement where it is determined at inception that a lease exists. These assets and liabilities are initially recognized based on the present value of lease payments over the lease term calculated using our estimated incremental borrowing rate generally applicable to the location of the lease right-of-use asset, unless an implicit rate is readily determinable. We combine lease and certain non-lease components in determining the lease payments subject to the initial present value calculation. Lease right-of-use assets include upfront lease payments and exclude lease incentives, if applicable. When lease terms include an option to extend the lease, we have not assumed the options will be exercised.

Lease expense for operating leases generally consist of both fixed and variable components. Expense related to fixed lease payments are recognized on a straight-line basis over the lease term. Variable lease payments are generally expensed as incurred, where applicable, and include agreed-upon changes in rent, certain non-lease components, such as maintenance and other services provided by the lessor, and other charges included in the lease. Leases with an initial term of twelve months or less are not recorded on the balance sheet. We recognized total lease expense of approximately $97,385 and $100,910 for the years ended December 31, 2021 and 2020, respectively, primarily related to operating lease costs paid to lessors from operating cash flows. As of December 31, 2021 and 2020, the Company recorded security deposit of $10,000. We entered into our operating lease in January 2019.

Future minimum lease payments under operating leases that have initial noncancelable lease terms in excess of one year at December 31, 2021 were as follows:

Total
Year Ended December 31,
2022	127,300
2023	131,150
Thereafter	-
258,450
Less: Imputed interest	(20,488)
Operating lease liabilities	237,962

Operating lease liability - current	112,322
Operating lease liability - non-current	$125,640

F-33

The following summarizes other supplemental information about the Company’s operating lease as of December 31, 2021:

Weighted average discount rate	8%
Weighted average remaining lease term (years)	2.04

Finance lease

The Company leases computer and hardware under non-cancellable capital lease arrangements. The term of those capital leases is 3 years and annual interest rate is 12%. At December 31, 2021 and 2020, capital lease obligations included in current liabilities were $72,768 and $90,565, respectively, and capital lease obligations included in long-term liabilities were $10,341 and $83,109, respectively. As of December 31, 2021 and 2020, the Company recorded security deposit of $10,944. During the years ended December 31, 2021 and 2020, the Company paid interest expense of $15,967 and $22,892, respectively.

At December 31, 2021, future minimum lease payments under the finance lease obligations, are as follows:

Total

2022	78,379
2023	10,496
Thereafter	-
88,875
Less: Imputed interest	(5,766)
Finance lease liabilities	83,109

Finance lease liability	72,768
Finance lease liability - non-current	$10,341

As of December 31, 2021 and 2020, finance lease assets are included in property and equipment as follows:

	December 31,	December 31,
	2021	2020
Finance lease assets	$267,284	$267,284
Accumulated depreciation	(192,928)	(87,337)
Finance lease assets, net of accumulated depreciation	$74,356	$179,947

NOTE 9: CONVERTIBLE NOTES PAYABLE

Convertible notes payable consists of the following:

	December 31,	December 31,
	2021	2020
Convertible Notes - Issued in fiscal year 2020	100,000	1,526,000
Convertible Notes - Issued in fiscal year 2021	1,607,857	-
	1,707,857	1,526,000
Less debt discount and debt issuance cost	(691,569)	(282,232)
	1,016,288	1,243,768
Less current portion of convertible notes payable	993,931	1,241,412
Long-term convertible notes payable	$22,357	$2,356

F-34

During the years ended December 31, 2021 and 2020, the Company recognized interest expense of $131,623 and $274,857, and amortization of debt discount, included in interest expense of $478,582 and $1,576,907, respectively.

Replacement of note

During the year ended December 31, 2020, the Company assigned a portion of note with outstanding principal amounts of $150,000 to a lender. Our CEO paid $135,000 to repay a principal amount of $81,000 on behalf of the company. As a result, the Company recorded due to related party of $135,000 and loss on settlement of debt of $54,000.

Effective September 30, 2020, the Company exchanged (i) its convertible promissory note originally issued on March 20, 2020 in the amount of $125,000 (referred to herein as the Granite Note); and, (ii) the Common Stock Purchase Warrant dated 18 March 2020 for the issuance of sixteen (16) shares of Company Common Stock (the “Granite Warrant”) for the issuance of a new convertible promissory note issued in favor of Blue Citi LLC in the amount of $325,000 (the “Exchange Note”). Both the Granite Note and the Granite Warrant were cancelled as a result of the exchange and the issuance of the Exchange Note. Terms of the Exchange Note include, without limitation, the following:

a.	Principal balance of $325,000, which includes all accrued and unpaid interest on the Granite Note;

b.	No further interest shall accrue so long as there is no event of default;

c.	Conversions into common stock under the Exchange Note shall be effected at the lowest closing stock price during the five (5) days preceding any conversion, with -0- discount and a conversion price not below $112;

d.	No prepayment premiums or penalties; and

e.	Maturity date of September 30, 2021. Notes were fully converted in February 2021

Effective November 17, 2020, the Company entered into a Settlement and Release Agreement (the “Settlement Agreement”) with an existing lender to, among things, settle all dispute regarding a convertible promissory note, and exchanged that note for a newly issued note. The disputed note, referred to herein as the “Smea2z Note”, was originally issued on October 23, 2018 in favor of Smea2z LLC in the original principal amount of Two Hundred Twenty Thousand Dollars ($220,000). Subsequent to the issuance of the Smea2z Note, a series of agreements were executed which amended various terms and conditions of the Smea2z Note, resulting in, among other things, a purported principal balance of Six Hundred Thousand Eight Hundred Fifty Dollars ($608,850). As a result of the Settlement Agreement, the Smea2z Note was cancelled, and a new note was issued (the “Exchange Note”) in exchange for the Smea2z Note. The Exchange Note was issued as of November 17, 2020 in the reduced original principal amount of Four Hundred Thousand Dollars ($400,000). The Exchange Note further provides as follows:

a.	No further interest shall accrue so long as there is no event of default;

b.	Maturity date remains the same: 30 June 2021;

c.	No right to prepay;

d.	Conversion price is fixed at $56;

e.	Typical events of default for such a note, as well as a default in the event the closing price for the Company’s common stock is less than $56 for at least 5-consecutive days; and

f.	Leak out provision:

F-35

1.	One conversion per week, for no more than forty million shares;

2.	If the trading volume for the Company’s common stock exceeds fifty million shares on any day, a second conversion may be exercised during that week, again for no more than forty million shares (a total of eighty million shares for that week). Notes were fully converted in February 2021

Effective November 18, 2020, the Company entered into an agreement with three existing investors in the Company

(the “Warrant Holders”), each of which was the holder of warrants issued the Company. The total number of warrants (collectively, the “Exchanged Warrants”) held by the Warrant Holders totaled 39. The Company and the Warrant Holders agreed to exchange the Exchanged Warrants for three newly issued promissory notes (the “Warrant Exchange Notes”). As a result of the exchange, the Exchanged Warrants were cancelled and of no further force and effect. The Warrants Exchange Notes were issued as of November 18, 2020, in the total original principal amount of One Hundred Thousand Dollars ($100,000). The Warrant Exchange Notes further provide as follows: (i) interest accrues at 5% per annum; (ii) maturity date of November 18, 2025; (iii) no right to prepay; (iv) fixed conversion price of $160; and, (v) typical events of default for such a note.

Settlement of note and accrued interest

Convertible note in the original principal amount of $25,000 issued on July 1, 2020 and accrued interest of replacement of notes of $56,808 were nullified in full and were to be deemed to be zero, and be of no further force and effect. As a result, the Company recorded a gain on settlement of debt of $81,808.

Conversion

During the year ended December 31, 2021, the Company converted notes with principal amounts and accrued interest of $1,450,150 into 24,536 shares of common stock. The corresponding derivative liability at the date of conversion of $392,703 was credited to additional paid in capital.

During the year ended December 31, 2020, the Company converted notes with principal amounts and accrued interest of $3,811,434 into 50,847 shares of common stock. The corresponding derivative liability at the date of conversion of $10,548,012 was credited to additional paid in capital.

Convertible notes payable consists of the following:

Promissory Notes - Issued in fiscal year 2020

During the twelve months ended December 31, 2020, the Company issued a total of $2,466,500 of notes with the following terms:

●	Terms ranging from 5 months to 60 months.

●	Annual interest rates of 0% - 25%.

●	Convertible at the option of the holders at issuance date, after maturity date or 6 months after issuance date.

●	Conversion prices are typically based on the discounted (25% to 50% discount) average closing prices or lowest trading prices of the Company’s shares during various periods prior to conversion. Certain note has a fixed conversion price ranging from $16 to $112. Certain note has a fixed conversion price of $0.5 for a first 5 months Certain note allows the principal amount will increase by $15,000 and the discount rate of conversion price will decrease by 18% if the conversion price is less than $160.

The Company determined that the conversion features, in the convertible notes, met the definition of a liability in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock and therefore bifurcated the embedded conversion options once the notes become convertible and accounted for it as a derivative liability. The fair value of the conversion feature was recorded as a debt discount and amortized to interest expense over the term of the note.

The Company valued the conversion feature using the Binomial pricing model. The fair value of the derivative liability for all the notes that became convertible, including the notes issued in prior years, during the twelve months ended December 31, 2020 amounted to $10,854,214, and $947,175 of the value assigned to the derivative liability was recognized as a debt discount to the notes, while the balance of $9,907,039 was recognized as a “day 1” derivative loss.

F-36

As of December 31, 2021, $100,000 notes that were issued in fiscal year 2020 were outstanding.

Promissory Notes - Issued in fiscal year 2021

During the year ended December 31, 2021, the Company issued convertible notes of $1,696,999 for cash proceeds of $1,482,000 after deducting financing fee of $214,999 with the following terms;

●	Terms ranging from 90 days to 12 months.

●	Annual interest rates of 5% to 12%.

●	Convertible at the option of the holders after varying dates.

●	Conversion prices are typically based on the discounted (39% discount) average closing prices or lowest trading prices of the Company’s shares during 20 periods prior to conversion.

●	1,414 shares of common stock valued at $133,663 issued in conjunction with convertible notes.

●	117,992 warrants to purchase shares of common stock with an exercise price a range from $7.44 to 36.00 granted in conjunction with convertible notes. The term of warrant is 5 years from issue date. (Note 12)

As of December 31, 2021, $1,607,857 notes that were issued in fiscal year 2021 were outstanding.

NOTE 10: DERIVATIVE LIABILITIES

The Company analyzed the conversion option for derivative accounting consideration under ASC 815, Derivatives and Hedging, and hedging, and determined that the instrument should be classified as a liability since the conversion option becomes effective at issuance resulting in there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.

ASC 815 requires we assess the fair market value of derivative liability at the end of each reporting period and recognize any change in the fair market value as other income or expense item.

The Company determined our derivative liabilities to be a Level 3 fair value measurement during the year based on management’s estimate of the expected future cash flows required to settle the liabilities, and used the Binomial pricing model to calculate the fair value as of December 31, 2021. As of the end of year, at December 31, 2021 there were no derivative liabilities. The Binomial model requires six basic data inputs: the exercise or strike price, time to expiration, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each convertible note and warrant is estimated using the Binomial valuation model.

For the years ended December 31, 2021 and, 2020, the estimated fair values of the liabilities measured on a recurring basis are as follows:

	Year ended	Year ended
	December 31,	December 31,
	2021	2020
Expected term	0.48 - 5.00 years	0.25 - 5.00 years
Expected average volatility	160%- 302%	187%- 464%
Expected dividend yield	-	-
Risk-free interest rate	0.04% - 1.24%	0.01% - 1.57%

The following table summarizes the changes in the derivative liabilities during the years ended December 31, 2021 and 2020:

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Derivative liability as of December 31, 2019	$2,601,277

Addition of new derivatives recognized as debt discounts	947,175
Addition of new derivatives recognized as day-one loss	9,907,039
Derivative liabilities settled upon conversion of convertible note	(10,954,868)
Change in derivative liabilities recognized as loss on derivative	(2,500,623)
Derivative liability as of December 31, 2020	$-

Addition of new derivatives recognized as debt discounts	390,000
Addition of new derivatives recognized as day-one loss	559,939
Derivative liabilities settled upon conversion of convertible note	(1,004,658)
Change in derivative liabilities recognized as loss on derivative	54,719
Derivative liability as of December 31, 2021	$-

The aggregate loss on derivatives during the years ended December 31, 2021 and 2020 was $614,658 and $7,406,416, respectively.

F-37

NOTE 11: NOTES PAYABLE

Notes payable consists of the following:

	December 31,	December 31,
	2021	2020	Maturity	Interest Rate
10% Promissory note - originated in October 2019	$-	$25,060	Due on demand	10.0%
Promissory note - originated in October 2019	-	25,060	Due on demand	10.0%
Promissory note - originated in April 2020	-	10,000	Due on demand	No interest
Paycheck Protection Program Promissory note - originated in April 2020 (1)	-	339,000	2 years	1.0%
Economic Injury Disaster Loan - originated in May 2020 (2)	500,000	150,000	30 years	3.75%
Promissory note - originated in June 2020	-	43,356	$3,942.86 daily payment	16.0%
Promissory note - originated in September 2020	50,456	80,730	$2,873.89 monthly payment for 36 months	14.0%
Promissory note - originated in October 2020	-	158,169	$2,293.31 daily payment	25.0%
Promissory note - originated in November 2020	-	170,886	$4,497.00 daily payment	25.0%
Promissory note - originated in November 2020	-	394,846	$6,999.00 daily payment	25.0%
Promissory note - originated in December 2020	33,039	50,031	$1,854.41 monthly payment for 36 months	8.0%
Promissory note - originated in January 2021	48,583	-	$2,675.89 monthly payment for 36 months	18.0%
Promissory note - originated in February 2021	1,328,848	-	5 years	4.0%
Promissory note - originated in April 2021	832,000	-	1 year	12%
Promissory note - originated in April 2021	-	-	$8,284.92 daily payment	24%
Promissory note - originated in July 2021	282,000	-	1 year	12%
Promissory note - originated in August 2021	-	-	$4,842.5 daily payment	49%
Promissory note - originated in September 2021	55,576	-	$1,383.56 monthly payment for 60 months	28%
Promissory note - originated in December 2021	406,300	-	$20,050 weekly payment	49%
Promissory note - originated in December 2021	241,714	-	$10,071.45 weekly payment	4.94%
Promissory note - originated in December 2021	189,975	-	$2,793.75 daily payment	7%
	3,968,491	1,447,137
Less debt discount and debt issuance cost	(476,727)	(289,332)
	3,491,764	1,157,805
Less current portion of promissory notes payable	1,720,777	585,310
Long-term promissory notes payable	$1,770,989	$572,495

(1)	In response to the Coronavirus (COVID-19) pandemic, the US Government passed the Coronavirus Aid, Relief, and Economic Security (CARES) Act on March 27, 2020. The CARES Act provides fast and direct economic assistance for entrepreneurs and small businesses through the US Small Business Administration (“SBA”).

During the year ended 2020, the Company received a loan issued under the CARES Act program - Paycheck Protection Program (“PPP”). This loan program provides small businesses with funds to pay up to eight (8) weeks of payroll costs including benefits. Funds can also be used to pay interest on mortgages, rent, and utilities.

F-38

Under the PPP, the Company may apply to have certain amounts forgiven under the direction of the Administrator of the SBA providing that the Company satisfies certain criteria. Repayment of the PPP loan will commence earlier of when the SBA remits the forgiveness amount to the lender or the Maturity Date.

During the year ended December 31, 2021, PPP loan was fully forgiven.

(2)	The Company received an advance under the Economic Injury Disaster Loan (EIDL) program.

As the Company received an EIDL advance and a PPP loan, the EIDL advance portion will be applied against the PPP forgiveness amount as repayment to the SBA upon approval of the PPP forgiveness application.

During the years ended December 31, 2021 and 2020, the Company recognized interest expense of $260,155 and $34,331, and amortization of debt discount, included in interest expense of $2,082,875 and $534,535, respectively.

During the years ended December 31, 2021 and 2020, the Company issued a total of $6,094,051 and $2,971,864, less discount of $1,716,825 and $823,868 and repaid $4,577,578 and $1,689,846, respectively.

During the year ended December 31, 2021, debts and accrued interest of $413,657 were forgiven and the Company recorded a gain on settlement of debt.

NOTE 12: CAPITAL STOCK AND REVERSE STOCK SPLIT

Changes in Authorized Shares

On March 5, 2020, the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 250,000,000.

On April 15, 2020, the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 750,000,000.

On August 17, 2020, the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 1,500,000,000.

On November 25, 2020 the Company filed a Certificate of Designation to authorize and create its Series B Preferred shares, consisting of 80,000 shares, $0.001 par value.

On December 15, 2020 the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 1,800,000,000.

On July 1, 2021, we effected a 1-for-2,000 reverse stock split of our issued and outstanding common stock.

On March 7, 2022, the Company filed an amendment to its Articles of Incorporation to effect a 1-for-8 reverse stock split of its issued and outstanding shares of common and preferred shares, each with $0.001 par value. All per share amounts and number of shares, in the consolidated financial statements and related notes have been retroactively adjusted to reflect the reverse stock split.

Preferred Stock

As of December 31, 2021, the Company is authorized to issue 337,500 shares of preferred stock with a par value of $0.001, of which 150,000 shares have been designated as Series A, and 80,000 shares have been designated as Series B.

As of December 31, 2021 and 2020, 150,000 shares of Series A were issued and outstanding. Each share of Series A was (i) convertible into 1,000 shares of common stock, and (ii) entitled to vote 15,000 shares of common stock on all matters submitted to a vote by shareholders voting common stock. All issued and outstanding shares of Series A Preferred Stock are held by Mr. Jason Remillard, sole director of the Company. During the year ended December 31, 2020, the Company issued a total of 148,666 shares of Series A preferred stock to Mr. Remillard.

As of December 31, 2021 and 2020, 29,750 and 5,300 shares of Series B were issued and outstanding, respectively. Each share of Series B (i) has a stated value of Ten Dollars ($10.00) per share; (ii) are convertible into common stock at a price per share equal to sixty one percent (61%) of the lowest price for the Company’s common stock during the twenty (20) day of trading preceding the date of the conversion; (iii) earn dividends at the rate of nine percent (9%) per annum; and, (iv) generally have no voting rights.

During the year ended December 31, 2021, the Company issued a total of 62,700 shares of Series B preferred stock as follows

●	56,400 shares for $525,000, less $39,000 financing fees.

●	6,560 shares in exchange for convertible note and accrued dividend of $65,600.

During the year ended December 31, 2020, the Company issued 5,300 shares of Series B preferred stock for $50,000, less $3,000 financing fee.

F-39

During the years ended December 31, 2021 and 2020, the Company recorded accrued dividend of $40,149 and $484, and amortization of debt discount, included in interest expense of $345,188 and $203, respectively.

During the year ended December 31, 2021, 33,875 shares of series B preferred stock were converted into 18,024 shares of our common stock and the Company redeemed 4,375 shares of series B preferred stock for $63,999.

Common Stock

As of December 31, 2021, the Company is authorized to issue 125,000,000 shares of common stock with a par value of $0.001. All shares have equal voting rights, are non-assessable, and have one vote per share. The total number of shares of Company common stock issued and outstanding as of December 31, 2021 and 2020, respectively, was 122,044 and 65,308 shares, respectively.

On January 6, 2022, the Company reduced the number of authorized shares of common stock to 125,000,000 shares of common stock.

During the year ended December 31, 2021, the Company issued common stock as follows:

●	24,536 shares issued for conversion of debt;
●	10,419 shares issued for cash of $1,000,000, less financing cost of $10,000, less an additional financing discount of $143,199;
●	1,227 shares issued for service;
●	1,116 shares issued upon the cash-less exercise of warrants;
●	18,024 shares issued for conversion of Series B preferred stock;
●	1,414 shares issued as a loan fee in connection with the issuance of promissory notes; and

During the year ended December 31, 2020, the Company issued common stock as follows,

●	50,847 shares issued for conversion of debt
●	97 shares issued for the settlement of stock subscription
●	753 shares issued pursuance to S-8, of which 375 shares were issued to Mr. Remillard, who has not sold any of his shares (common or preferred)
●	32 shares issued for compensation to our former CFO (who has since sold all of his shares)
●	2,377 shares issued for cashless warrant
●	7,605 shares issued for the settlement of stock payable of acquisition DataExpress™
●	1,197 shares issued for asset purchase
●	1,796 shares issued for service

Warrants

The Company identified conversion features embedded within warrants issued during the year ended December 31, 2020. The Company has determined that the conversion feature of the Warrants represents an embedded derivative since the conversion price includes a reset provision which could cause adjustments upon conversion. During the year ended December 31, 2020, 21 warrants were granted, for a period of five years from issuance, at price of $8,000 per share. However, as of September 30, 2020, 16 of these original warrants, as reset, were completely cancelled and are all null and void in all respects as part of the consideration for the issuance of the Exchange Note.

As a result of the reset features, the warrants increased by 22,919 for the year ended December 31, 2020, and the total warrants exercisable into 23,057 shares of common stock at a weighted average exercise price of $81.60 per share as of December 31, 2020. The reset feature of warrants was effective at the time that a separate convertible instrument with lower exercise price was issued. We accounted for the issuance of the Warrants as a derivative.

During the year ended December 31, 2020, the Company entered into an agreement with three existing investors in the Company (the “Holders”), each of which was the holder of warrants issued the Company. The total number of warrants (collectively, the “Warrants”) held by the Holders totaled 2. The Company and the Holders agreed to exchange the Warrants for three newly issued convertible promissory notes. As a result of the exchange, the Company recorded loss on settlement of $100,000.

F-40

On December 11, 2020, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Triton Funds LP, a Delaware limited partnership (“Triton”). Pursuant to the Purchase Agreement, subject to certain conditions set forth in the Purchase Agreement, Triton is obligated to purchase up to One Million Dollars ($1,000,000) of the Company’s common stock from time-to-time. The Company also granted to Triton warrants to purchase 6,250 shares of the Company’s Common Stock. The exercise price for the warrants is $160 per share, and may be exercised at any time, in whole or in part, prior to December 11, 2025. The Warrant Agreement provides for certain adjustments that may be made to the exercise price and the number of shares issuable upon exercise due to future corporate events. The Warrant Agreement also contains a limited cashless exercise feature, providing for the cashless exercise of 1,250 shares only upon the Company’s failure to secure the effectiveness of the Registration Statement, which is to include all shares under the Warrant Agreement.

During the year ended December 31, 2021, the Company issued the following warrants: (i) to acquire 6,933 shares of the Company’s common stock pursuant at an exercise price of $120, with a cashless exercise option; (ii) to acquire 6,933 shares of the Company’s common stock at an exercise price of $120, exercisable only in the event of a default under that certain Senior Secured Promissory Note issued on 23 April 2021 in the original principal amount of $832,000; (iii) to acquire 15,666 shares of the Company’s common stock at an exercise price of $36, exercisable only in the event of a default under that certain Senior Secured Promissory Note issued on July 27, 2021 in the original principal amount of $282,000; (iv) to acquire 2,917 shares of the Company’s common stock at an exercise price of $36, exercisable only in the event of a default under that certain Convertible Promissory Note issued on September 28, 2021 in the original principal amount of $282,000; (v) to acquire 40,404 shares of the Company’s common stock at an exercise price of $36, exercisable only in the event of a default under that certain Convertible Promissory Note issued on October 19, 2021 in the original principal amount of $444,444 and, (vi) to acquire 74,671 shares of the Company’s common stock at an exercise price of $7.44, exercisable only in the event of a default under that certain Convertible Promissory Note issued on December 21, 2021 in the original principal amount of $555,555.

A summary of activity during the period ended December 31, 2021 follows:

		Weighted Average
	Shares	Exercise Price
Outstanding, December 31, 2019	117	$7,862.34
Granted	6,271	227.20
Reset feature	22,919	81.60
Exercised	(2,416)	81.60
Forfeited/canceled	(20,641)	51.20
Outstanding, December 31, 2020	6,250	$20.00
Granted	141,721	22.18
Reset feature	-	-
Exercised	(1,129)	5.80
Forfeited/canceled	-	-
Outstanding, December 31, 2021	146,842	$27.86

The following table summarizes information relating to outstanding and exercisable warrants as of December 31, 2021:

Warrants Outstanding			Warrants Exercisable
Number of Shares	Weighted Average Remaining Contractual life (in years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
6,250	3.95	$160.00	-	$-
6,933	4.31	$120.00	-	$-
-	-	$46.40	-	$-
15,667	4.57	$36.00	-	$-
2,917	4.75	$36.00	-	$-
40,404	4.80	$25.60	-	$-
74,671	4.98	$7.44	-	$-

F-41

NOTE 13: INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and deferred tax liabilities are as follows as of December 31:

	December 31,	December 31,
	2021	2020

Non-operating loss carryforward	$4,685,000	$4,014,000
Valuation allowance	(4,685,000)	(4,014,000)
Net deferred tax asset	$-	$-

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets. During 2021 the valuation allowance increased by $671,000. The Company has net operating and economic loss carry-forwards of approximately $19,072,000 available to offset future federal and state taxable income.

A reconciliation between expected income taxes, computed at the federal income tax rate of 21% applied to the pretax accounting loss, and our blended state income tax rate of 2.0%, and the income tax net expense included in the consolidated statements of operations for the years ended December 31, 2021 and 2020 is as follows:

	Years Ended
	December 31,
	2021	2020

Loss for the year	$(6,475,154)	$(13,907,185)

Income tax (recovery) at statutory rate	$(1,360,000)	$(2,921,000)
State income tax expense, net of federal tax effect	(130,000)	(270,000)
Permanent difference and other	819,000	2,201,000
Change in valuation allowance	671,000	990,000
Income tax expense per books	$-	$-

The effective tax rate of 0% differs from our statutory rate of 21% primarily due to the effect of non-deductible income and expenses. Tax returns for the years ended 2013 – 2021, are subject to review by the tax authorities.

NOTE 14: SHARE-BASED COMPENSATION

Stock Options

During the years ended December 31, 2021 and 2020, the Company granted options for the purchase of the Company’s common stock to certain employees, consultants and advisors as consideration for services rendered. The terms of the stock option grants are determined by the Company’s Board of Directors. The Company’s stock options generally vest upon the one-year anniversary date of the grant and have a maximum term of ten years.

F-42

The following summarizes the stock option activity for the years ended December 31, 2021 and 2020:

		Weighted-Average
	Options Outstanding	Exercise Price
Balance as of December 31, 2019	24	$29,760.00
Grants	782	398.46
Exercised	(8)	33,833.25
Cancelled	(63)	1,824.72
Balance as of December 31, 2020	735	$775.93
Grants	1,386	304.44
Exercised	-	-
Cancelled	-	-
Balance as of December 31, 2021	2,121	$-

The weighted average grant date fair value of stock options granted during the years ended December 31, 2021 and 2020 was $299 and $320, respectively. The total fair value of stock options that granted during the year ended December 31, 2021 and 2020 was approximately $414,902 and $251,117, respectively. The fair value of each stock option is estimated on the date of grant using the Black-Scholes-Merton option pricing model with the following weighted average assumptions for stock options granted during the year ended December 31, 2021 and 2020:

	2021	2020
Expected term (years)	5.74	5.7
Expected stock price volatility	296.25%	316.43%
Weighted-average risk-free interest rate	0.62%	0.40%
Expected dividend	$0.00	$0.00

Volatility is a measure of the amount by which a financial variable such as share price has fluctuated (historical volatility) or is expected to fluctuate (expected volatility) during a period. The Company estimates expected volatility giving primary consideration to the historical volatility of its common stock. The risk-free interest rate is based on the published yield available on U.S. Treasury issues with an equivalent term remaining equal to the expected life of the stock option. The expected lives of the stock options represent the estimated period of time until exercise or forfeiture and are based on the simplified method of using the mid-point between the vesting term and the original contractual term.

The following summarizes certain information about stock options vested and expected to vest as of December 31, 2021:

		Weighted-Average
	Number of	Remaining Contractual Life	Weighted-Average
	Options	(In Years)	Exercise Price
Outstanding	2,121	8.90	$467.76
Exercisable	344	8.42	$1,368.32
Expected to vest	1,777	8.99	$293.51

As of December 31, 2021 and 2020, there was $381,547 and $211,661, respectively, of total unrecognized compensation cost related to non-vested stock-based compensation arrangements which is expected to be recognized within the next year.

F-43

Restricted Stock Awards

During the years ended December 31, 2021 and 2020, the Company issued restricted stock awards for shares of common stock which have been reserved for the holders of the awards. Restricted stock awards were issued to certain consultants and advisors as consideration for services rendered. The terms of the restricted stock units are determined by the Company’s Board of Directors. The Company’s restricted stock shares generally vest over a period of one year and have a maximum term of ten years.

The following summarizes the restricted stock activity for the years ended December 31, 2021 and 2020:

		Weighted-Average
	Shares	Fair Value
Balance as of December 31, 2019	32	15,449.60
Shares of restricted stock granted	892	253.15
Exercised	-	-
Cancelled	(1)	9,600.00
Balance as of December 31, 2020	923	748.89
Shares of restricted stock granted	447	413.33
Exercised	-	-
Cancelled	-	-
Balance as of December 31, 2021	1,370	639.22

	December 31,	December 31,
Number of Restricted Stock Awards	2021	2020
Vested	1,370	29
Non-vested	-	894

As of December 31, 2021 and 2020, there was $0 and $144,964, respectively, of total unrecognized compensation cost related to non-vested stock-based compensation, which is expected to be recognized over the next year.

NOTE 15: INTEREST EXPENSE

For the years ended December 31, 2021 and 2020, the Company recorded interest expense as follows:

	Year ended	Year ended
	December 31,	December 31,
	2021	2020
Interest expense - convertible notes	$131,623	$274,857
Interest expense - notes payable	260,155	34,331
Interest expense - notes payable - related party	9,992	35,096
Finance lease	15,967	22,892
Other	10,031	37,126
Amortization of debt discount	2,906,645	2,110,645
	$3,334,413	$2,514,947

NOTE 16: RELATED PARTY TRANSACTIONS

Jason Remillard is our Chief Executive Officer and sole director. Through his ownership of Series A Preferred Shares, Mr. Remillard has voting control over all matters to be submitted to a vote of our shareholders.

In January 2018 the Company acquired substantially all of the assets of Myriad Software Productions, LLC, which is owned 100% by Mr. Remillard. Those assets were comprised of the software program known as ClassiDocs, and all intellectual property associated therewith. This acquisition changed the Company’s status to no longer being a “shell” under applicable securities rules. In consideration for the acquisition, the Company agreed to a purchase price of $1,500,000 comprised of: (i) $50,000 paid at closing; (ii) $250,000 in the form of our promissory note; and (iii) $1,200,000 in shares of our common stock, valued as of the closing, which equated to 100 shares of our common stock. The shares were issued in the form of 144,000 shares of the Company’s Series A preferred stock as part of the consideration under the Share Settlement Agreement dated August 14, 2020.

On September 16, 2019, the Company entered into an Asset Purchase Agreement with DMBGroup, LLC. Amounts owed to DMBGroup, LLC including the note payable of $940,000 and member loans of $97,689 were recorded as amounts due to a related party. During the year ended December 31, 2021 and 2020, the Company repaid note payable of $281,638 and $458,275 including interest expense of $9,992 and $35,096, respectively. As of December 31, 2021 and 2020, the Company had recorded a liability to DMBGroup totaling $123,745 and $405,382, respectively.

During the year ended December 31, 2021, the Company borrowed $231,150 from our CEO, our CEO paid operating expenses of $135,793 on behalf of the Company and the Company repaid $399,169 to our CEO. During the year ended December 31, 2020, our CEO paid operating expenses of $299,173 on behalf of the Company and the Company repaid $303,079 to our CEO.

F-44

During the year ended December 31, 2020, our CEO repaid $135,000 to purchase convertible note of $81,000 and a prepayment penalty of $54,000. As a result, the Company recorded $54,000 as loss on settlement of debt.

During the year ended December 31, 2020 we issued to our CEO a total of 148,666 shares of Series A preferred stock.

As of December 31, 2021 and 2020, the Company had due to related party of $247,366 and $561,230, respectively, which arose from the DMB transaction to acquire DataExpress™.

NOTE 17: SUBSEQUENT EVENTS

Management evaluated all additional events subsequent to the balance sheet date through to March 31, 2022, the date the consolidated financial statements were available to be issued, and determined the following items:

●	The Company issued 7,875 shares of Series B Preferred stock for $75,000
●	The Company fully redeemed all outstanding 37,625 shares of Series B Preferred stock for $487,730 – leaving no outstanding Preferred B shares issued as of the time of this report
●	The Company issued convertible notes a total of $959,313 with 33,196 shares of common stock, which the term of notes is 1 year and annual interest rate is 9%. Notes are convertible at the option of the holders after 6 months of issuance date of the note and conversion price are Conversion prices are based on the discounted (39% or 20% discount) lowest trading prices of the Company’s shares during 20 periods prior to conversion. Certain note has a floor price of $0.01.
●	On January 19, 2022, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Centurion Holdings I, LLC, a Missouri limited liability company (“Centurion”) and certain other parties. Pursuant to the Purchase Agreement, Centurion sold, transferred, assigned, conveyed and delivered to the Company, and the Company purchased from Centurion, all right, title, and interest in and to certain assets in the Purchase Agreement (the “Assets”). In exchange for the Assets, the Company paid to Centurion (i) $250,000 payable in cash, (ii) $2,900,000 payable pursuant to a five year promissory note issued by the Company in favor of Centurion, which accrues interest at a rate of 8% per annum and (iii) $250,000 in the form of a contingent payment, as further described in the Purchase Agreement.

F-45

DATA443 RISK MITIGATION, INC.

                  Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

Prospectus

                   , 2022

Sole Book Running Manager

DATA443 RISK MITIGATION, INC.

DAWSON JAMES SECURITIES, INC.

Through and including                , 2022 (90-days after the date of this Prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses paid or payable by us in connection with the issuance and distribution of the securities being registered. We will bear all of the below fees and expenses, which are inclusive of the fees and expenses incidental to the registration of the Selling Stockholder Shares. All amounts shown are estimates, except for the SEC registration fee and the FINRA filing fee.

Amount Paid or to be Paid
SEC registration fee	$3,115.90
Nasdaq listing fees	50,000
FINRA filing fee	10,000
Legal fees expenses	250,000
Accounting fees and expenses	60,000
Transfer agent and Warrant Agent fees expenses	10,000
Miscellaneous expenses	5,000
Total	$388,115.90

Item 14. Indemnification of Directors and Officers

Under our Amended and Restated Bylaws, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

Without limiting the application of the foregoing, our board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Registrant to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Registrant would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

II-1

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of the Registrant or any of our affiliated enterprises. We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we have issued securities in the following transactions, each of which was exempt from the registration requirements of the Securities Act. Except for the shares of our common stock that were issued upon the conversion of convertible indebtedness, all of the below-referenced securities were issued pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and are deemed to be restricted securities for purposes of the Securities Act. There were no underwriters or placement agents employed in connection with any of these transactions. Use of the exemption provided in Section 4(a)(2) for transactions not involving a public offering is based on the following facts:

●	Neither we nor any person acting on our behalf solicited any offer to buy or sell securities by any form of general solicitation or advertising.

●	The recipients were either accredited or otherwise sophisticated individuals who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities.

●	The recipients had access to business and financial information concerning our company.

●	All securities issued were issued with a restrictive legend and may only be disposed of pursuant to an effective registration or exemption from registration in compliance with federal and state securities laws.

The shares of our common stock that were issued upon the conversion of our preferred stock and convertible indebtedness were issued pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act and are deemed to be restricted securities for purposes of the Securities Act.

On June 10, 2021, we effected a reverse stock split of its issued common stock in a ratio of 2000-for-1(the “First Reverse Stock Split”). On March 7, 2022, we effected a reverse stock split of its issued common stock in a ratio of 8-for-1 (the “Second Reverse Stock Split” and, together with the First Reverse Stock Split, the “Reverse Stock Splits”). The number of shares of common stock issued or issuable in each transaction, and the price per share of common stock in each transaction, has been adjusted to give effect to the Reverse Stock Splits.

II-2

●	On April 15, 2019, we issued a Convertible Promissory Note (the “Auctus Note”) in the aggregate principal amount of $600,000 (the “Principal Amount”) and received gross proceeds of $546,000 (excluded were legal fees and a transaction fee charged by the lender, Auctus Fund, LLC); the proceeds to be used for general corporate purposes. The Auctus Note may be converted into shares of our common stock in whole or in part at any time from time to time after the four (4) month anniversary of the issuance of the Auctus Note, at an initial conversion price per share equal to the lesser of: (a) $0.0015; or, (b) 50% multiplied by the lowest trading price for our common stock during the 25 days of trading ending on the latest complete trading day prior to the date of conversion. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar transactions and terms. We also granted to Auctus warrants to purchase 40 shares of common stock at $7,500 per share, with a cashless exercise feature.

●	On June 12, 2019, we issued a Convertible Promissory Note (the “Redstar Note”) in the aggregate principal amount of $63,00 and received gross proceeds of $60,000 (excluded were legal fees and a transaction fee charged by the lender, Redstart Holdings, LLC). We have redeemed the Redstar Note in full.

●	On December 19, 2019, we issued a Convertible Promissory Note (the “Geneva Note”) in the aggregate principal amount of $38,000, and received gross proceeds of $38,000 from the lender, Geneva Roth Remark Holdings, Inc;. the proceeds to be used for general corporate purposes. We have redeemed the Geneva Note in full.

●	On January 15, 2019, we converted $5,000 of a promissory note into 67 shares of our common stock.

●	On September 16, 2019, we entered into an Asset Purchase Agreement with DMBGroup, LLC to acquire certain assets collectively known under the trademark DATAEXPRESS®, a software platform for secure sensitive data transfer within the hybrid cloud. The total purchase price of approximately $2.8 million consisted of: (i) a $410,000 cash payment at closing; (ii) a promissory note in the amount of $940,000, paid in the amount of $41,661 over 24 monthly payments starting on October 15, 2019, accruing at a rate of 6% per annum; and (iii) approximately 1,233 shares of our common stock. We also assumed approximately $98,000 in liabilities at the time of this asset purchase.

●	Effective December 31, 2019, we entered into an agreement with Blue Citi to amend our earlier Consolidated Note with it; that agreement has since been satisfied in full.

●	Effective December 31, 2019, we entered into an agreement with Blue Citi to amend our earlier AFT Note: this agreement has since been satisfied in full.

●	Effective December 31, 2019, we entered into an agreement with Smea2z, LLC to amend our earlierSmea2z Note; that agreement has since been satisfied in full

●	On January 3, 2020, we completed a settlement with Hubai Chuguan Industry Co. Ltd. under which we cancelled 1,000 shares of our common stock and returned those shares to authorized and unissued status.

●	On January 6, 2020, we issued a total of 1,233 shares of our common stock to three individuals in connection with the transaction closed on September 16, 2019, in which we acquired certain assets collectively known under the trademark DATAEXPRESS® from DMBGroup, LLC.

●	On January 13, 2020, we converted $20,000 of a promissory note into 41 shares of our common stock.

●	On January 17, 2020, we converted $84,000 of a promissory note into 200 shares of our common stock.

●	On January 21, 2020, we converted $23,000 of a promissory note into 48 shares of our common stock.

●	On January 27, 2020, we converted $15,000 of a promissory note into 56 shares of our common stock.

II-3

●	On January 29, 2020, we converted $8,150 of a promissory note into 32 shares of our common stock.

●	On February 3, 2020, we converted $36,000 of a promissory note into 250 shares of our common stock.

●	On February 11, 2020, we converted $36,000 of a promissory note into 250 shares of our common stock.

●	On February 12, 2020, we issued 250 shares of its common stock to a former officer as additional compensation. The issuance was effected under our Form S-8 filed with the SEC on May 20, 2019.

●	On February 21, 2020, we converted $44,000 of a promissory note into 306 shares of our common stock.

●	On March 02, 2020, we converted $38,250 of a promissory note into 375 shares of our common stock.

●	On March 05, 2020, we issued a Convertible Promissory Note (the “GS Capital Note”) in the aggregate principal amount of $136,250, and received gross proceeds of $129,750 from the lender, GS Capital Partners, LLC. We redeemed the GS Capital Note in full.

●	On March 10, 2020, we issued a Convertible Promissory Note (the “Adar Note”) in the aggregate principal amount of $78,750, and received gross proceeds of $75,000 from the lender, Adar Alef, LLC. Note: this agreement has since been satisfied in full.

●	On March 16, 2020, we converted $33,247.80 of a promissory note into 393 shares of our common stock.

●	On March 18, 2020, we converted $42,075 of a promissory note into 413 shares of our common stock.

●	On March 19, 2020, we converted $15,000 of a promissory note into 178 shares of our common stock.

●	On March 20, 2020, we issued a Convertible Promissory Note in the aggregate principal amount of $1,000,000. Of that amount, $125,000 was loaned immediately by the lender, Granite Global Value Investments Ltd. (the “Granite Note”), from which we received gross proceeds of $102,500. Note: this agreement has since been satisfied in full.

●	On March 26, 2020, we converted $19,675 of a promissory note into 432 shares of our common stock.

●	On March 27, 2020, we converted $13,273.50 of a promissory note into 443 shares of our common stock.

●	On April 01, 2020, we issued 4,666 shares of its Series A Preferred Stock to our president and chief executive officer, Jason Remillard, as additional compensation.

●	On April 02, 2020, we converted $20,000 of a promissory note into 667 shares of our common stock.

●	On April 02, 2020, we converted $4,521.33 of a promissory note into 151 shares of our common stock.

●	On April 03, 2020, we converted $17,460 of a promissory note into 485 shares of our common stock.

●	On April 14, 2020, we converted $6,471.33 of a promissory note into 216 shares of our common stock.

●	On April 16, 2020, we converted $6,793.83 of a promissory note into 227 shares of our common stock.

●	On April 17, 2020, we issued a total of 5,968 shares of our common stock to twelve (12) individuals, each of whom was either an employee or service provider to us. The shares were issued under our Form S-8 filed with the SEC on May 20, 2019.

●	On April 22, 2020, we converted $20,000 of a promissory note into 695 shares of our common stock.

II-4

●	On April 27, 2020, we converted $19,922.10 of a promissory note into 906 shares of our common stock.

●	On April 28, 2020, we issued a total of 750 shares of its common stock to three persons who had previously invested $1,775,000 in us though we had not previously issued them their respective shares.

●	On April 28, 2020, we converted $24,540 of a promissory note into 903 shares of our common stock.

●	On May 02, 2020, we converted $15,600 of a promissory note into 1,000 shares of our common stock.

●	On May 06, 2020, we converted $10,080 of a promissory note into 840 shares of our common stock.

●	On May 06, 2020, we converted $8,490.72 of a promissory note into 1,083 shares of our common stock.

●	On May 07, 2020, we converted $11,494.90 of a promissory note into 1,179 shares of our common stock.

●	On May 12, 2020, we converted $14,700 of a promissory note into 1,225 shares of our common stock.

●	On May 14, 2020, we converted $15,000 of a promissory note into 1,250 shares of our common stock.

●	On May 19, 2020, we converted $16,620 of a promissory note into 1,385 shares of our common stock.

●	On May 21, 2020, we converted $16,800 of a promissory note into 1,400 shares of our common stock.

●	On May 26, 2020, we converted $18,000 of a promissory note into 1,500 shares of our common stock.

●	On May 26, 2020, we converted $14,627.62 of a promissory note into 1,501 shares of our common stock.

●	On May 26, 2020, we converted $11,761.96 of a promissory note into 1,501 shares of our common stock.

●	On May 28, 2020, we converted $20,700 of a promissory note into 1,725 shares of our common stock.

●	On May 29, 2020, we converted $13,522.42 of a promissory note into 1,725 shares of our common stock.

●	On June 02, 2020, we converted $21,600 of a promissory note into 1,800 shares of our common stock.

●	On June 04, 2020, we converted $23,400 of a promissory note into 1,950 shares of our common stock.

●	On June 05, 2020, we converted $15,576.50 of a promissory note into 1,987 shares of our common stock.

●	On June 09, 2020, we converted $26,100 of a promissory note into 2,175 shares of our common stock.

●	On June 10, 2020, we converted $20,000 of a promissory note into 2,000 shares of our common stock.

●	On June 10, 2020, we issued a Convertible Promissory Note (the “JSJ Note”) in the aggregate principal amount of $84,500, and received gross proceeds of $75,000 from the lender, JSJ Investment Inc. Note: this agreement has since been satisfied in full.

●	On June 11, 2020, we issued a Convertible Promissory Note (the “June 11 Geneva Note”) in the aggregate principal amount of $43,000, and received gross proceeds of $40,000 from the lender, Geneva Roth Remark Holdings, Inc. Note: this agreement has since been satisfied in full.

●	On June 12, 2020, we converted $27,000 of a promissory note into 2,250 shares of our common stock.

●	On June 12, 2020, we converted $15,000 of a promissory note into 1,172 shares of our common stock.

II-5

●	On June 16, 2020, we converted $24,900 of a promissory note into 1,977 shares of our common stock.

●	On June 16, 2020, we converted $29,100 of a promissory note into 2,500 shares of our common stock.

●	On June 17, 2020, we converted $21,617.03 of a promissory note into 2,786 shares of our common stock.

●	On June 19, 2020, we converted $34,920 of a promissory note into 3,000 shares of our common stock.

●	On June 23, 2020, we converted $15,000 of a promissory note into 1,210 shares of our common stock.

●	On June 23, 2020, we converted $23,424 of a promissory note into 3,050 shares of our common stock.

●	On June 24, 2020, we converted $24,980.82 of a promissory note into 3,287 shares of our common stock.

●	On June 24, 2020, we converted $24,900 of a promissory note into 2,042 shares of our common stock.

●	On June 25, 2020, we converted $20,000 of a promissory note into 2,106 shares of our common stock.

●	On June 25, 2020, we issued a Convertible Promissory Note (the “June 25 Geneva Note”) in the aggregate principal amount of $43,000, and received gross proceeds of $40,000 from the lender, Geneva Roth Remark Holdings, Inc. Note: this agreement has since been satisfied in full.

●	On June 26, 2020, we converted $24,700 of a promissory note into 3,250 shares of our common stock.

●	On June 29, 2020, we converted $26,600 of a promissory note into 3,500 shares of our common stock.

●	On July 01, 2020, we converted $29,032.38 of a promissory note into 3,821 shares of our common stock.

●

Effective July 01, 2020, we entered into an agreement with Blue Citi under which Blue Citi agreed to forbear enforcing its rights under their Consolidated Note with us with regard certain possible events of default under the Consolidated Note. Note: this agreement has since been satisfied in full.

●	Effective July 01, 2020, we entered into an agreement with Smea2z LLC (“Smea2z”) under which Smea2z agreed to forbear from enforcing its rights with regard certain possible events of default under that certain 8% Convertible Redeemable Note in the original principal amount of Two Hundred Twenty Thousand Dollars ($220,000) on 23 October 2018, with a maturity date of 23 July 2019 (the “SME Note”). Note: this agreement has since been satisfied in full.

●	Effective July 01, 2020, we entered into an agreement with Blue Citi under which Blue Citi agreed to forbear from enforcing its rights with regard certain possible events of default under that certain 8% Convertible Redeemable Note in the original principal amount of One Hundred Ten Thousand Dollars ($110,000) on 16 October 2018, with a maturity date of 16 July 2019 (the “AFT Note”). Note: this agreement has since been satisfied in full.

●	Effective July 01, 2020, we entered into an agreement with Blue Citi under which Blue Citi agreed to forbear from enforcing its rights under the Credit Line Note with regard certain possible events of default under the Credit Line Note, and we agreed to amend the Credit Line Note. Note: this agreement has since been satisfied in full.

●	Effective July 01, 2020, we issued to Blue Citi a Convertible Promissory Note (the “Penalty Note”) in the aggregate principal amount of $25,000 as additional consideration for amendment and forbearance of the Credit Line Note. Note: this agreement has since been satisfied in full.

II-6

●	On July 01, 2020, we issued a Convertible Promissory Note (the “July Blue Citi Note”) in the aggregate principal amount of $150,000, and received gross proceeds of $140,000 from the lender, Blue Citi. This agreement has since been satisfied in full.

●	On July 06, 2020, we converted $28,500 of a promissory note into 3,750 shares of our common stock.

●	On July 10, 2020, we converted $33,230.62 of a promissory note into 4,373 shares of our common stock.

●	On July 10, 2020, we converted $20,000 of a promissory note into 2,106 shares of our common stock.

●	On July 16, 2020, we converted $33,060 of a promissory note into 4,350 shares of our common stock.

●	On July 17, 2020, we converted $37,336.90 of a promissory note into 4,913 shares of our common stock.

●	On July 20, 2020, we converted $34,200 of a promissory note into 4,500 shares of our common stock.

●	On July 21, 2020, we converted $3,800 of a promissory note into 500 shares of our common stock.

●	On July 22, 2020, we converted $40,906.62 of a promissory note into 5,383 shares of our common stock.

●	On July 23, 2020, we converted $39,900 of a promissory note into 5,250 shares of our common stock.

●	On July 23, 2020, we issued a Convertible Promissory Note (the “July 23 Geneva Note”) in the aggregate principal amount of $43,000, and received gross proceeds of $40,000 from the lender, Geneva Roth Remark Holdings, Inc. Note: this agreement has since been satisfied in full.

●	On July 27, 2020, we converted $14,469.19 of a promissory note into 1,508 shares of our common stock.

●	On July 27, 2020, we converted $43,700 of a promissory note into 5,750 shares of our common stock.

●	Effective July 28, 2020, we entered into an Advisory Board Agreement (the “Advisory Agreement”) with Omkharan Arasaratnam (the “Advisor”). Pursuant to the Advisory Agreement, the Advisor joined our Advisory Board We agreed to issue to the Advisor two thousand five hundred (2,500) shares of our common stock to the Advisor, which shares shall vest at the rate of 25% every 3-months under the Advisory Agreement.

●	On July 29, 2020, we converted $45,600 of a promissory note into 6,000 shares of our common stock.

●	On July 29, 2020, we converted $47,880.38 of a promissory note into 6,301 shares of our common stock.

●	On July 31, 2020, we converted $46,130 of a promissory note into 6,070 shares of our common stock.

●	On August 03, 2020, we issued a Convertible Promissory Note (the “August Blue Citi Note”) in the aggregate principal amount of $200,000 and received gross proceeds of $185,000. Note: this agreement has since been satisfied in full.

●	Effective August 03, 2020, we entered into an agreement with Blue Citi under which Blue Citi agreed to amend to outstanding convertible promissory notes. Note: this agreement has since been satisfied in full.

●	On August 14, 2020, we entered into a Share Settlement Agreement with Jason Remillard (the “Share Settlement Agreement”), pursuant to which we issued 144,000 shares of our Series A preferred stock in exchange for (i) the shares of our common stock owed to him for our acquisition of Myriad Software Productions, LLC and Data443 Risk Mitigation, Inc. (the North Carolina corporation); and (ii) releases of liability.

II-7

●	On August 19, 2020, we converted $48,000 of a promissory note into 5,000 shares of our common stock.

●	On August 21, 2020, we converted $56,678 of a promissory note into 5,904 shares of our common stock.

●	On August 21, 2020, we converted $56,678 of a promissory note into 5,904 shares of our common stock.

●	On August 21, 2020, we converted $56,678 of a promissory note into 5,904 shares of our common stock.

●	On August 24, 2020, we converted $116,976 of a promissory note into 9,748 shares of our common stock.

●	On August 24, 2020, we issued a Convertible Promissory Note (the “$300K Note”) in the aggregate principal amount of $300,000 to Blue Citi and received gross proceeds of $275,000. Note: this agreement has since been satisfied in full.

●	On August 27, 2020, we converted $41,600 of a promissory note into 5,000 shares of our common stock.

●	On August 31, 2020, we converted $86,100 of a promissory note into 10,500 shares of our common stock.

●	On September 01, 2020, we converted $40,696.47 of a promissory note into 3,990 shares of our common stock.

●	On September 02, 2020, we converted $94,300 of a promissory note into 11,500 shares of our common stock.

●	On September 09, 2020, we converted $143,368.15 of a promissory note into 11,714 shares of our common stock.

●	On September 10, 2020, we issued a Convertible Promissory Note (the “September 10 Geneva Note”) in the aggregate principal amount of $63,000, and received gross proceeds of $60,000 from the lender, Geneva Roth Remark Holdings, Inc. Note: this agreement has since been satisfied in full.

●	On September 14, 2020, we converted $13,750 of a promissory note into 1,037 shares of our common stock.

●	On September 15, 2020, we converted $20,000 of a promissory note into 1,509 shares of our common stock.

●	On September 17, 2020, we converted $25,000 of a promissory note into 1,886 shares of our common stock.

●	On September 18, 2020, we converted $57,400 of a promissory note into 7,000 shares of our common stock.

●	On September 22, 2020, we converted $24,131.94 of a promissory note into 1,895 shares of our common stock.

●	On September 29, 2020, we converted $75,000 of a promissory note into 12,500 shares of our common stock.

●	Effective September 30, 2020, we exchanged (i) its convertible promissory note originally issued on March 20, 2020 in the amount of $125,000 (referred to herein as the Granite Note); and, (ii) the common stock purchase warrant dated 18 March 2020 for the issuance of one hundred twenty five (125) shares of our common stock (the “Granite Warrant”) for the issuance of a new convertible promissory note issued in favor of Blue Citi LLC in the amount of $325,000 (the “Exchange Note”). Both the Granite Note and the Granite Warrant were cancelled as a result of the exchange and the issuance of the Exchange Note. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On October 02, 2020, we issued a total of 59,580 shares of our common stock to three individuals in connection with the transaction closed on September 16, 2019, in which we acquired certain assets collectively known under the trade name DATAEXPRESS® from DMBGroup, LLC.

II-8

●	On October 06, 2020, we issued 12,650 shares of our common stock upon the cashless exercise of a warrant.

●	On October 07, 2020, we converted $92,600 of a promissory note into 15,434 shares of our common stock.

●	On October 08, 2020, we entered into an Asset Purchase Agreement with Resilient Network Systems, Inc. (“RNS”) to acquire the intellectual property rights and certain assets collectively known under the trade name Resilient Networks™, a Silicon Valley-based SaaS platform that performs single sign on (SSO) and adaptive access control “on the fly” with sophisticated and flexible policy workflows for authentication and authorization. The total purchase price of $305,000 consisted of: (i) a $125,000 cash payment at closing; and (ii) the issuance of 9,575 shares of our common stock to RNS.

●	On October 21, 2020, we converted $131,250 of a promissory note into 18,750 shares of our common stock.

●	On November 04, 2020, we issued 6,536 shares of our common stock upon the cashless exercise of a warrant.

●	On November 16, 2020, we converted $118,000 of a promissory note into 20,000 shares of our common stock.

●	On November 17, 2020, we entered into an agreement to settle a dispute regarding a convertible promissory note (the “Smea2zNote”) and exchanged that note for a newly issued note. The “Smea2z Note”, was originally issued October 23, 2018 in the original principal amount of $220,000, with a variable conversion feature at discount to the market price, and a maturity date of July 23, 2019.The agreement has been satisfied. Note: this agreement has since been satisfied in full.

●	On November 18, 2020, we entered into an agreement with three of our existing investors (the “Warrant Holders”), each of which was the holder of warrants we issued. The total number of warrants (collectively, the “Exchanged Warrants”) held by the Warrant Holders totaled 309 (which were accounted for in our financial statements at approximately 149,000 warrants after resets and derivative liabilities). We and the Warrant Holders agreed to exchange the Exchanged Warrants for three newly issued promissory notes (the “Warrant Exchange Notes”). As a result of the exchange, the Exchanged Warrants were cancelled and of no further force and effect. The Warrants Exchange Notes were issued as of November 18, 2020 in the total original principal amount of $100,000. The Warrant Exchange Notes further provide as follows: (i) interest accrues at 5% per annum; (ii) maturity date of November 18, 2025; (iii) no right to prepay; (iv) fixed conversion price of $0.01; and (v) typical events of default for such a note.

●	On November 23, 2020, we converted $44,900 of a promissory note into 7,742 shares of our common stock.

II-9

●	On November 25, 2020, we issued 5,300 shares of its Series B Preferred Stock in exchange for $50,000 of net proceeds from an investor.

●	On December 02, 2020, we converted $140,000 of a promissory note into 20,000 shares of our common stock.

●	On December 08, 2020, we converted $140,000 of a promissory note into 20,000 shares of our common stock.

●	On December 11, 2020, we entered into a Common Stock Purchase Agreement (“CSPA”) with Triton Funds, LP, a Delaware limited partnership (“Triton”), an unrelated third party. Triton agreed to invest $1 million in us in the form of common stock purchases. The CSPA has been completed.

●	On December 15, 2020, we converted $30,000 of a promissory note into 4,688 shares of our common stock.

●	On December 15, 2020, we converted $15,150 of a promissory note into 2,368 shares of our common stock.

●	On December 17, 2020, we converted $45,000 of a promissory note into 6,186 shares of our common stock.

●	On December 29, 2020, we converted $45,150 of a promissory note into 7,055 shares of our common stock.

●	On January 04, 2021, we converted $45,390 of a promissory note into 5,934 shares of our common stock.

●	On January 06, 2021, we issued 3,800 shares of our Series B Preferred Stock in exchange for $35,000 of net proceeds from an investor.

●	On January 25, 2021, pursuant to the terms and conditions of a Note Purchase Agreement, we issued a Convertible Promissory Note (the “Quick Capital Note”) in the aggregate principal amount of $114,500, and received gross proceeds of $100,000. Note: this agreement has since been satisfied in full.

●	On January 27, 2021, we converted $45,150 of a promissory note into 6,271 shares of our common stock.

●	On January 28, 2021, we issued 1,000 shares of our common stock to a consultant pursuant to a consulting agreement.

●	On February 2, 2021, we issued 10,342 shares of our common stock to Maxim Partners LLC pursuant to an agreement to provide financial advisory services.

●	On February 03, 2021, we issued 625 shares of our common stock to an Advisor on our Company’s Advisory Board.

●	On February 03, 2021, we issued 625 shares of our common stock to an Advisor on our Advisory Board.

●	Effective February 08, 2021, we entered into a settlement agreement with (the “Notes Settlement”) to, among other things, settle all disputes regarding all convertible promissory notes issued in favor of Blue Citi (the “Blue Citi Notes”). Note: this agreement has since been satisfied in full.

●	On February 09, 2021, we converted $120,000 of a promissory note into 17,143 shares of our common stock.

II-10

●	On February 10, 2021, we converted $200,000 of a promissory note into 20,000 shares of our common stock.

●	Effective February 12, 2021, we finalized and closed with Geneva Roth Remark Holdings, Inc. (“Geneva Roth”) a Securities Exchange Agreement (the “Geneva Exchange Agreement”) which resulted in cancellation of a September 10, 2020 Convertible Promissory Note the “Geneva Roth Note”). Note: this agreement has since been satisfied in full.

●	On February 19, 2021, we converted $200,000 of a promissory note into 10,000 shares of our common stock.

●	On February 19, 2021, we converted $150,000 of a promissory note into 7,500 shares of our common stock.

●	On February 19, 2021, we issued 7,800 shares of our Series B Preferred Stock in exchange for $75,000 of net proceeds from an investor.

●	On February 19, 2021, we converted $100,000 of a promissory note into 10,000 shares of our common stock.

●	On February 24, 2021, we converted $200,000 of a promissory note into 20,000 shares of our common stock.

●	On February 25, 2021, we converted $325,000 of a promissory note into 10,834 shares of our common stock.

●	On March 15, 2021, we converted 4,500 shares of its Series B Preferred Stock into 3,841 shares of our common stock.

●	On March 16, 2021, we converted 2,060 shares of its Series B Preferred Stock into 1,758 shares of our common stock.

●	On March 24, 2021, we issued 5,300 shares of our Series B Preferred Stock in exchange for $50,000 of net proceeds from an investor.

●	On April 22, 2021, we issued 8,923 shares of our common stock upon the cashless exercise of a warrant.

●	On April 23, 2021, we entered into and closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”). Pursuant to the Purchase Agreement, Auctus purchased from us a Senior Secured Promissory Note (the “Note”) in the aggregate principal amount of $832,000.00 (the “Principal Amount”) and delivered gross proceeds of $750,000.00 (excluded were legal fees for Auctus and a transaction fee charged by Auctus). The Note is secured by a security interest in our assets and subsidiaries, pursuant to the terms and conditions of a Security Agreement (the “Security Agreement”). Timely payment under the Note is further secured by the issuance of Common Stock Purchase Warrant (the “Second Warrant”) to Auctus for 55,467 shares of our common stock at an exercise price of $15.00, exercisable only in the event of a default under the Note. Interest on the Principal Amount of the Note accrues at the rate of 12% per annum, which amount is fully due and owing upon the issuance of the Note. Repayment of all amounts due under the Note shall be tendered on the 12-month anniversary of the Note. The Note may be prepaid in whole at any time without prepayment penalty or premium. If we fail to meet our obligations under the terms of the Note, the Note shall become immediately due and payable and subject to penalties provided for in the Note. We also granted to Auctus warrants to acquire 55,467 shares of our common stock pursuant to a Common Stock Purchase Warrant (the “First Warrant”). Exercise price for the warrants is $15.00, with a cashless exercise option. Both the First Warrant and the Second Warrant impose an obligation on us to reserve for issuance that number of shares of our common stock which is 5 times the number of shares issuable under both the First Warrant and the Second Warrant.

II-11

●	On May 13, 2021, we issued 5,375 shares of our Series B Preferred Stock in exchange for $50,000 of net proceeds from an investor.

●	On May 21, 2021, we issued 10,307 shares of our common stock to Maxim Partners LLC.

●	On June 01, 2021, we converted 5,300 shares of our Series B Preferred Stock into 8,934 shares of our common stock.

●	On July 07, 2021, we issued 4,375 shares of our Series B Preferred Stock in exchange for $40,000 of net proceeds from an investor.

●	On July 12, 2021, we converted 1,800 shares of our Series B Preferred Stock into 6,280 shares of our common stock.

●	On July 16, 2021, we converted 2,000 shares of our Series B Preferred Stock into 7,699 shares of our common stock.

●	On July 30, 2021, we closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”). Pursuant to the Purchase Agreement, Auctus purchased from us a Senior Secured Promissory Note (the “Note”) in the aggregate principal amount of $282,000.00 (the “Principal Amount”) and delivered gross proceeds of $250,000.00 (excluded were legal fees for Auctus and a transaction fee charged by Auctus). The Note is secured by a security interest in our assets and our subsidiaries, pursuant to the terms and conditions of a Security Agreement (the “Security Agreement”). Timely payment under the Note is further secured by the issuance of Common Stock Purchase Warrant (the “Second Warrant”) to Auctus for 62,667 shares of our common stock at an exercise price of $4.50, exercisable only in the event of a default under the Note. Interest on the Principal Amount of the Note accrues at the rate of 12% per annum, which amount is fully due and owing upon the issuance of the Note. Repayment of all amounts due under the Note shall be tendered on the 12-month anniversary of the Note. The Note may be prepaid in whole at any time without prepayment penalty or premium. If we fail to meet its obligations under the terms of the Note, the Note shall become immediately due and payable and subject to penalties provided for in the Note. We also granted to Auctus warrants to acquire 62,667 shares of our common stock pursuant to a Common Stock Purchase Warrant (the “First Warrant”). Exercise price for the warrants is $4.50, with a cashless exercise option. Both the First Warrant and the Second Warrant impose an obligation on us to reserve for issuance that number of shares of our common stock which is 5 times the number of shares issuable under both the First Warrant and the Second Warrant.

●	On August 05, 2021, we entered into and closed a financing transaction pursuant to the terms and conditions of a Purchase Agreement with Geneva. Pursuant to the Purchase Agreement, Geneva purchased from us 5,375 shares of our Series B Preferred stock at a total purchase price of $53,750. Geneva delivered gross proceeds of $50,000.00 to us (excluded were legal fees and a transaction fee charged by Geneva). Note: this agreement has since been satisfied in full.

●	On August 13, 2021, we closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “One44 Purchase Agreement”) with One44 Capital LLC (“One44”). Pursuant to the One44 Purchase Agreement, One44 purchased from us a Convertible Promissory Note (the “One44 Note”) in the aggregate principal amount of $157,500 (the “Principal Amount”) and delivered gross proceeds of $150,000.00 (excluded were legal fees and a transaction fee charged by One44). Note: this agreement has since been satisfied in full.

II-12

●	On August 13, 2021, we closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “GS Purchase Agreement”) with GS Capital Partners, LLC (“GS”). Pursuant to the GS Purchase Agreement, GS purchased from us a Convertible Promissory Note (the “GS Note”) in the aggregate principal amount of $157,500 (the “Principal Amount”) and delivered gross proceeds of $150,000.00 (excluded were legal fees and a transaction fee charged by GS). Interest on the Principal Amount of the GS Note accrues at the rate of 9% per annum. Repayment of all amounts due under the GS Note shall be tendered on the 12-month anniversary of the GS Note. The GS Note may be prepaid in whole at any time during the first 6-months with a prepayment penalty. No prepayment is allowed after 6-months. The GS Note can be converted by GS into shares of our common stock at any time following 180-days after issuance of the GS Note. The conversion price is equal to 61% of the lowest trading price during the 20 consecutive trading days immediately preceding the date of conversion. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. As additional consideration for the purchase of the GS Note we also issued to GS 2,642 shares of our common stock. Note: this agreement has since been satisfied in full.

●	On August 18, 2021, we closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “Fast Capital Purchase Agreement”) with Fast Capital, LLC (“Fast Capital”). Pursuant to the Fast Capital Purchase Agreement, Fast Capital purchased from us a Convertible Promissory Note (the “Fast Capital Note”) in the aggregate principal amount of $157,500 (the “Principal Amount”) and delivered gross proceeds of $150,000.00 (excluded were legal fees and a transaction fee charged by Fast Capital). Interest on the Principal Amount of the Fast Capital Note accrues at the rate of 9% per annum. Repayment of all amounts due under the Fast Capital Note shall be tendered on the 12-month anniversary of the Fast Capital Note. The Fast Capital Note may be prepaid in whole at any time during the first 6-months with a prepayment penalty. No prepayment is allowed after 6-months. The Fast Capital Note can be converted by Fast Capital into shares of our common stock at any time following 180-days after issuance of the Fast Capital Note. The conversion price is equal to 61% of the lowest trading price during the 20 consecutive trading days immediately preceding the date of conversion. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. As additional consideration for the purchase of the Fast Capital Note we also issued to Fast Capital 3,150 shares of our common stock. Note: this agreement has since been satisfied in full.

●	On August 23, 2021, we converted 2,500 shares of our Series B Preferred Stock into 10,446 shares of our common stock.

●	On August 24, 2021, we converted 3,000 shares of our Series B Preferred Stock into 12,535 shares of its common stock.

●	On August 30, 2021, we converted 2,300 shares of its Series B Preferred Stock into 9,802 shares of our common stock.

●	On September 10, 2021. we entered into and closed a financing transaction pursuant to the terms and conditions of a Purchase Agreement with Geneva. Pursuant to the Purchase Agreement, Geneva purchased 5,375 shares of our Series B Preferred stock at a total purchase price of $53,750. Geneva delivered gross proceeds of $50,000.00 to us (excluded were legal fees and a transaction fee charged by Geneva). Terms and conditions for our Series B Preferred Stock are summarized above.

●	On September 22, 2021, we converted $30,000 of a promissory note into 14,112 shares of our common stock.

●	On September 27, 2021, we converted 2,000 shares of our Series B Preferred Stock into 10,383 shares of our common stock.

II-13

●	On September 28, 2021, we closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “Jefferson Street Purchase Agreement”) with Jefferson Street Capital, LLC (“Jefferson Street”). Pursuant to the Jefferson Street Purchase Agreement, Jefferson Street purchased from us a Convertible Promissory Note (the “Jefferson Street Note”) in the aggregate principal amount of $110,000 (the “Principal Amount”) and delivered gross proceeds of $100,000.00 (excluded were legal fees and a transaction fee charged by Jefferson Street). Interest on the Principal Amount of the Jefferson Street Note accrues at the rate of 10% per annum. Repayment of all amounts due under the Jefferson Street Note shall be tendered on the 9-month anniversary of the Jefferson Street Note. The Jefferson Street Note may be prepaid in whole at any time during the first 6-months with a prepayment penalty. No prepayment is allowed after 6-months. The Jefferson Street Note can be converted by Jefferson Street into shares of our common stock at any time following issuance at a fixed price of $3.50 per share. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends, and other similar transactions and terms. As additional consideration for the purchase of the Jefferson Street Note, we also issued to Jefferson Street a common stock purchase warrant for 22,222 shares of our common stock at an exercise price of $4.50 per share. In connection with this transaction, we also paid to Moody Capital Solutions, Inc., a FINRA registered broker-dealer, a fee comprised of (i) $8,000 in cash; and (ii) a common stock purchase warrant for 1,111 shares of our common stock at an exercise price of $4.50 per share. Note: this agreement has since been satisfied in full.

●	On October 04, 2021, we converted 3,300 shares of our Series B Preferred Stock into 18,535 shares of our common stock.

●	On October 19, 2021, we converted $30,000 of a promissory note into 20,281 shares of our common stock.

●	On October 19, 2021, we closed a financing transaction pursuant to the terms and conditions of a Securities Purchase Agreement (the “Purchase Agreement”) with Mast Hill Fund, L.P., a Delaware limited partnership (“Mast Hill”). Pursuant to the Purchase Agreement, Mast Hill purchased from us a Promissory Note (the “Note”) in the aggregate principal amount of $444,444.00 (the “Principal Amount”) and delivered gross proceeds of $365,000.00 (excluded were $40,000 in original issue discount; $28,000 as a fee paid to J.H. Darbie, a registered broker dealer; and, $7,000 in legal fees for Mast Hill). Timely payment under the Note is secured by the issuance of a Common Stock Purchase Warrant (the “Second Warrant”) to Mast Hill for 161,616 shares of our common stock at an exercise price of $3.20, exercisable only in the event of a default under the Note. Interest on the Principal Amount of the Note accrues at the rate of 12% per annum. Repayment of all amounts due under the Note shall be tendered on the 12-month anniversary of the Note, though certain amounts are due earlier upon the closing certain designated investments. The Note may be prepaid in whole at any time without prepayment penalty or premium. If we fail to meet its obligations under the terms of the Note, the Note shall become immediately due and payable and subject to penalties provided for in the Note. Upon an event of default under the Note, Mast Hill may also convert all amounts due thereunder into shares of our common stock at a price of $4.00 per share. We also granted to Mast Hill warrants to acquire 161,616 shares of our common stock pursuant to a Common Stock Purchase Warrant (the “First Warrant”). Exercise price for the warrants is $3.20, with a cashless exercise option. The Note, the First Warrant, and the Second Warrant impose an obligation on us to reserve for issuance that number of shares of our common stock which is 2 times the number of shares issuable under each of the respective three documents.

●	On October 27, 2021, we entered into and closed a financing transaction pursuant to the terms and conditions of a Purchase Agreement with Geneva. Pursuant to the Purchase Agreement, Geneva purchased from us5,375 shares of our Series B Preferred stock at a total purchase price of $53,750. Geneva delivered gross proceeds of $50,000.00 to us (excluded were legal fees and a transaction fee charged by Geneva). Terms and conditions for our Series B Preferred Stock are summarized above. Note: this agreement has since been satisfied in full.

●	On November 08, 2021, we converted $30,000 of a promissory note into 24,287 shares of our common stock.

●	On November 15, 2021, we converted 2,000 shares of our Series B Preferred Stock into 18,033 shares of its common stock.

●	On November 18, 2021, we converted 3,375 shares of our Series B Preferred Stock into 35,912 shares of its common stock.

●	On December 01, 2021, we entered into and closed a financing transaction pursuant to the terms and conditions of a Purchase Agreement with Geneva. Pursuant to the Purchase Agreement, Geneva purchased from we 4,875 shares of our Series B Preferred stock at a total purchase price of $48,750. Geneva delivered gross proceeds of $45,000.00 to us (excluded were legal fees and a transaction fee charged by Geneva). Terms and conditions for our Series B Preferred Stock are summarized above. Note: this agreement has since been satisfied in full.

II-14

●	On February 8, 2022, a noteholder converted $27,812 of convertible debt into 6,091 shares of the Company’s common stock due to a conversion of promissory notes.

●	On February 11, 2022, noteholders converted $47,997 of convertible debt into 4,150 shares of the Company’s common stock due to a conversion of promissory notes.

●	On February 28, 2022, a noteholder converted 6,631 of warrants into 6,631 shares of the Company’s common stock.

●	On March 1, 2022, a noteholder converted $14,496 of convertible debt into 1,469 shares of the Company’s common stock due to a conversion of promissory notes.

●	On April 7, 2022, we issued 2,402 shares of our common stock to Root Ventures, LLC pursuant to an agreement with Root Ventures, LLC. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 7, 2022, we issued 1,852 shares of our common stock to One44 Capital, LLC pursuant to an agreement with One44 Capital, LLC. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 7, 2022, we issued 933 shares of our common stock to GS Capital Partners, LLC pursuant to an agreement with GS Capital Partners, LLC. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 7, 2022, we issued 6,431 shares of our common stock to Westland Properties, LLC pursuant to an agreement with Westland Properties, LLC. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 7, 2022, we issued 2,402 shares of our common stock to Fast Capital, LLC pursuant to an agreement with Fast Capital, LLC. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 20, 2022, we issued 380,952 shares of our common stock to Centurion Holdings I, LLC pursuant to an agreement with Centurion Holdings I, LLC. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On May 3, 2022, we issued 75,200 shares of our common stock to SJSS Investments pursuant to an agreement with SJSS Investments. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On May 3, 2022, we issued 76,000 shares of our common stock to Allan S. Brantley pursuant to an agreement with Allan S. Brantley. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On July 26, 2022, we issued 31,019 shares of our common stock to One44 Capital, LLC pursuant to an agreement with One44 Capital, LLC. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On August 18, 2022, we issued 27,322 shares of our common stock to Fast Capital, LLC pursuant to an agreement with Fast Capital, LLC. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On August 19, 2022, we issued 23,460 shares of our common stock to Allan S. Brantley pursuant to an agreement with Allan S. Brantley. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On September 14, 2022, we issued 11,111 shares of our common stock to Red Road Holdings Corporation pursuant to an agreement with Red Road Holdings Corporation. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On September 21, 2022, we issued 30,700 shares of our common stock to SJSS Investments pursuant to an agreement with SJSS Investments. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On October 9, 2022, we issued 26,748 shares of our common stock to Red Road Holdings Corporation pursuant to an agreement with Red Road Holdings Corporation. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	Between August 29, 2022, and November 3, 2022, we issued 906,000 shares of our common stock to certain accredited investors pursuant to a private placement offering. The issuance was exempt under Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D.

II-15

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

The following documents are filed as exhibits to this registration statement:

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date/ Period End Date

1.1+	Form of Underwriting Agreement.

2.1	Share Exchange Agreement dated December 31, 1998, by and between the Company and Rebound Corp.,	10-SB/A	10.7	1/7/2000

3.1	Amended and Restated Articles of Incorporation of the Company, dated May 1, 2018.	10-12G	3.2	1/11/2019

3.2	Certificate of Designation for Preferred Series A Stock of the Company, dated May 28, 2008.	10-12G	3.4	1/11/2019

3.3	Amendment to Certificate of Designation for Preferred Series A Stock of the Company, dated April 27, 2018.	10-12G	3.4	1/11/2019

3.4	Bylaws of the Company.	10-SB	I	1/4/2000

3.5	Certificate of Amendment to the Company’s Articles of Incorporation dated October 29, 2019.	8-K	3.1	10/15/2019

3.6	Certificate of Amendment to the Company’s Articles of Incorporation dated August 17, 2020.	8-K	3.1	8/21/2020

3.7	Certificate of Designation for Preferred Series B Stock of the Company, dated November 25, 2020.	8-K	3.1	12/2/2020

3.8	Certificate of Amendment to the Company’s Articles of Incorporation dated December 15, 2020, increasing the number of authorized shares of Common Stock to 1.8 billion.	8-K	3.1	12/17/2020

3.9	Certificate of Amendment to the Company’s Articles of Incorporation dated April 21, 2021.	8-K	3.1	4/27/2021

3.10	Certificate of Amendment to the Company’s Articles of Incorporation dated January 10, 2021.	8-K	3.1	6/21/2021

3.11	Certificate of Change to the Company’s Articles of Incorporation dated January 6, 2022.	8-K	3.1	3/11/2022

4.1	Warrant Exchange Notes issued as of 17 November 2020 in the total original principal amount of $100,000.	10-K	4.7	3/23/2021

4.2	Common Stock Purchase Warrant issued in favor of Triton Funds LP on December 11, 2020.	8-K	4.1	12/17/2020

II-15

4.3	Common Stock Purchase Warrant (the “First Warrant”) issued in favor of Auctus Fund, LLC on 23 April 2021.	8-K	4.1	4/27/2021

4.4	Common Stock Purchase Warrant (the “Second Warrant”) issued in favor of Auctus Fund, LLC on April 22, 2021.	8-K	4.2	4/27/2021

4.5	Common Stock Purchase Warrant (the “First Warrant”) issued in favor of Auctus Fund, LLC on 30 July 2021 for the purchase of 62,667 shares of Common Stock at $4.50 per share.	10-Q	4.11	8/03/2021

4.6	Common Stock Purchase Warrant (the “Second Warrant”) issued in favor of Auctus Fund, LLC on 30 July 2021 for the purchase of 62,667 shares of Common Stock at $4.50 per share.	10-Q	4.12	8/03/2021

4.7	Common Stock Purchase Warrant (the “First Warrant”) issued in favor of Jefferson Street Capital LLC on 28 September 2021.	10-K	4.8	03/31/2022

4.8	Common Stock Purchase Warrant (the “Second Warrant”) issued in favor of Jefferson Street Capital LLC on 28 September 2021.	10-K	4.9	03/31/2022

4.9	Convertible Promissory Note issued the Company in favor of Jefferson Street Capital LLC on 28 September 2021 in the original principal amount of $110,000.	10-K	4.10	03/31/2022

4.10	Common Stock Purchase Warrant (the “First Warrant”) issued in favor of Mast Hill Fund, LP on 19 October 2021.	10-Q	4.13	10/26/2021

4.11	Common Stock Purchase Warrant (the “Second Warrant”) issued in favor of Mast Hill Fund, LP on 19 October 2021.	10-Q	4.14	10/26/2021

4.12	Common Stock Purchase Warrant issued in favor of Westland Properties, LLC on 21 December 2021.	10-K	4.13	03/31/2022

4.13	Convertible Promissory Note issued the Company in favor of Westland Properties, LLC on 21 December 2021 in the original principal amount of $555,555.	10-K	4.14	03/31/2022

4.14	Convertible Promissory Note issued the Company in favor of GS Capital Partners, LLC on 11 February 2022 in the original principal amount of $207,500.	10-K	4.15	03/31/2022

4.15	Convertible Promissory Note issued the Company in favor of One44 Capital LLC on 11 February 2022 in the original principal amount of $160,000.	10-K	4.16	03/31/2022

4.16	Convertible Promissory Note issued the Company in favor of Fast Capital, LLC on 14 February 2022 in the original principal amount of $207,500.	10-K	4.17	03/31/2022

4.17	Convertible Promissory Note issued the Company in favor of Root Ventures, LLC on 1 March 2022 in the original principal amount of $207,500.	10-K	4.18	03/31/2022

4.18	Convertible Promissory Note issued the Company in favor of Red Road Holdings Corporation on 9 March 2022 in the original principal amount of $176,813.	10-K	4.19	03/31/2022

4.19+	Form of Warrant Agent Agreement

4.20+	Form of Warrant

4.21+	Form of Underwriter’s Warrant

II-16

5.1+	Opinion of Flangas Law Group

10.1	Asset Purchase Agreement dated January 26, 2018 by and between Myriad Software Productions, LLC and Data443 Risk Management, Inc.	10-12G	10.1	1/11/2019

10.2	Secured Promissory Note dated January 26, 2018 issued by Data443 Risk Management, Inc. in favor of Myriad Software Productions, LLC in the original principal amount of $250,000.	10-12G	10.2	1/11/2019

10.3	Security Agreement dated January 26, 2018 executed by Data443 Risk Management, Inc. in favor of Myriad Software Productions, LLC.	10-12G	10.3	1/11/2019

10.4†	2019 Omnibus Stock Incentive Plan dated May 16, 2019	8-K	10.1	5/19/2019

10.5†	Advisory Board Agreement, effective July 28, 2020, between the Company and Omkharan Arasaratnam.	10-Q	10.19	8/6/2020

10.6	Letter Agreement effective August 26, 2020, between the Company and Maxim Group, LLC.	10-Q	10.23	11/16/2020

10.7	Asset Sale Agreement effective January 31, 2021, between the Company and the secured creditors of Wala, Inc.	10-K	10.28	3/23/2021

10.8	Three Secured Promissory Notes, each effective January 31, 2021 and issued by the Company in favor of the secured creditors of Wala, Inc.	10-K	10.29	3/23/2021

10.9	Security Agreement effective January 31, 2021, between the Company and the secured creditors of Wala, Inc.	10-K	4.6	3/23/2021

10.10	Form of Securities Purchase Agreement entered into with Auctus Fund, LLC on April 23, 2021.	8-K	10.1	4/27/2021

10.11	Form of Senior Secured Promissory Note issued in favor of Auctus Fund, LLC on April 23, 2021.	8-K	10.2	4/27/2021

10.12	Form of Security Agreement entered into with Auctus Fund, LLC on April 23, 2021.	8-K	10.3	4/27/2021

10.13†	Employment Agreement, Effective March 1, 2019 between the Company and Jason Remillard	10-K	10.13	03/31/2022

10.14†	Employment Agreement, effective December 1, 2021 between the Company and Nanuk Warman	10-K	10.14	03/31/2022

10.15	Form of Securities Purchase Agreement entered into with Auctus Fund, LLC on 29 July 2021.	10-Q	10.34	8/3/2021

II-17

10.16	Form of Senior Secured Promissory Note issued in favor of Auctus Fund, LLC on 29 July 2021.	10-Q	10.35	8/3/2021

10.17	Form of Security Agreement entered into with Auctus Fund, LLC on 29 July 2021.	10-Q	10.36	8/3/2021

10.18	Form of Securities Purchase Agreement entered into with Jefferson Street Capital LLC on 28 September 2021.	10-K	10.18	03/31/2022

10.19	Form of Securities Purchase Agreement entered into with Mast Hill Fund, LP on 19 October 2021.	10-Q	10.37	10/26/2021

10.20	Form of Promissory Note issued in favor of Mast Hill Fund, LP on 19 October 2021.	10-Q	10.38	10/26/2021

10.21	Form of Securities Purchase Agreement entered into with Westland Properties, LLC on 21 December 2021.	10-K	10.21	03/31/2022

10.22	Centurion Holdings I, LLC asset purchase agreement dated January 19, 2022	8-K	10.1	1/19/2022

10.23	Form of Securities Purchase Agreement entered into with GS Capital Partners, LLC on 11 February 2022.	10-K	10.23	03/31/2022

10.24	Form of Securities Purchase Agreement entered into with One44 Capital LLC on 11 February 2022.	10-K	10.24	03/31/2022

10.25	Form of Securities Purchase Agreement entered into with Fast Capital, LLC on 14 February 2022.	10-K	10.25	03/31/2022

10.26	Form of Securities Purchase Agreement entered into with Root Ventures, LLC on 1 March 2022.	10-K	10.26	03/31/2022

10.27	Form of Securities Purchase Agreement entered into with Red Road Holdings Corporation on 9 March 2022.	10-K	10.27	03/31/2022

14.1+	Code of Conduct and Business Ethics

21.1	List of subsidiaries of Registrant.	S-1	23.1	12/07/2021

23.1*	Consent of TPS Thayer, LLC.

23.2+	Consent of Flangas Law Group (included in Exhibit 5.1).

99.1	Consent of Director Nominee (Arasaratnam)	S-1	99.1	12/07/2021

99.2	Consent of Director Nominee (Jaffe)	S-1	99.2	12/07/2021

99.3*	Consent of Director Nominee (Favish)

99.4+	Audit Committee Charter

99.5+	Compensation Committee Charter

99.6+	Nominating and Corporate Governance Committee Charter

101*	Inline XBRL Document Set for the consolidated financial statements and accompanying notes in Part II, Item 8, “Financial Statements and Supplementary Data” of this Prospectus.

104*	Inline XBRL for the cover page of this Prospectus, included in the Exhibit 101 Inline XBRL Document Set.

107*	Filing Fee Table

*	Filed herewith.
†	Indicates management contract or compensatory plan or arrangement
+	To be filed by amendment.

(b)	Financial Statement Schedules

All schedules have been omitted because the information required to be set forth in the schedules is either not applicable or is shown in the financial statements or notes thereto.

II-18

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-19

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on the 7th day of November 2022.

DATA443 RISK MITIGATION, INC.

By:	/s/ Jason Remillard
Jason Remillard
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jason Remillard	President, Chief Executive Officer and Director	November 7, 2022
Jason Remillard	(principal executive officer)

/s/ Greg McCraw	Vice President and Chief Financial Officer	November 7, 2022
Greg McCraw	(principal financial and accounting officer)

II-20